                                                        Pursuant to Rule 424B(3)
                                                      Registration No. 333-81305
                  PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT
[LOGO OF SUNGARD DATA SYSTEMS]          [LOGO OF PENTAMATION ENTERPRISES, INC.]

   The boards of directors of SunGard Data Systems Inc. and Pentamation Enterprises, Inc. have approved the acquisition of Pentamation by SunGard through a merger by which Pentamation will become a wholly-owned subsidiary of SunGard.

   In the merger, shareholders of Pentamation will receive a range of approximately 1.0405122 to 1.1536120 shares of SunGard common stock in exchange for each share of Pentamation common stock. An aggregate of approximately 950,000 to 1,100,000 shares of SunGard common stock will be issued in the merger. SunGard's common stock is traded on the New York Stock Exchange under the symbol "SDS."

   The merger cannot be completed unless Pentamation shareholders approve the merger. Pentamation has scheduled a special meeting for Pentamation shareholders to vote on the merger. Your vote is very important.

   Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to Pentamation. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal submitted at the special meeting.

   Only shareholders of record of Pentamation common stock as of June 21, 1999 are entitled to attend and vote at the special meeting. The date, time and place of the special meeting is as follows:

     August 6, 1999
     9:00 a.m., local time
     The Corporate Offices of Pentamation
     The Marketplace, 1st Floor
     Five Bethlehem Plaza
     Bethlehem, Pennsylvania 18018

   This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. Please pay particular attention to the matters referred to under "Risk Factors" beginning on page 11.

   In addition, you may obtain information about SunGard from documents that SunGard has filed with the Securities and Exchange Commission. See "Where To Find More Information" on page 44.

    Neither the Securities and Exchange Commission nor any state securities regulator has approved the SunGard common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.


Proxy statement/prospectus dated July 6, 1999, and first mailed to shareholders on or about July 7, 1999.

                         PENTAMATION ENTERPRISES, INC.
                              One Bethlehem Plaza
                              Bethlehem, PA 18018

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 6, 1999

TO THE SHAREHOLDERS OF PENTAMATION ENTERPRISES, INC.:

   You are cordially invited to attend a special meeting of shareholders of Pentamation Enterprises, Inc. to be held at 9:00 a.m., local time, on August 6, 1999 at the corporate offices of Pentamation, located at The Marketplace, 1st Floor, Five Bethlehem Plaza, Bethlehem, Pennsylvania 18018 for the following purposes.

   To consider and vote upon a proposal to (i) approve the agreement and plan of reorganization and related agreement and plan of merger, dated as of May 6, 1999, among Pentamation, the principal shareholders of Pentamation, SunGard Data Systems Inc., a Delaware corporation, and PEI Acquisition, Inc., a Pennsylvania corporation and wholly-owned subsidiary of SunGard, and (ii) approve the merger of PEI Acquisition, Inc. with and into Pentamation pursuant to which Pentamation will become a wholly-owned subsidiary of SunGard and each outstanding share of Pentamation common stock will be converted into the right to receive a number of shares of SunGard common stock determined pursuant to the share exchange formulas in the agreement and plan of merger; all on and subject to the terms and conditions contained in the merger documents.

   To transact such other business as may properly be brought before the Pentamation special meeting, or any adjournments or postponements to the Pentamation special meeting.

   Information relating to the above proposal is set forth in the attached proxy statement/prospectus. Shareholders of record at the close of business on June 21, 1999 are entitled to notice of, and to vote at, the Pentamation special meeting and any adjournments or postponements of the special meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter at the meeting will constitute a quorum. Approval of the merger will require the affirmative vote of a majority of the votes cast by Pentamation shareholders. All shareholders are cordially invited to attend the Pentamation special meeting in person.

                                          By order of the Board of Directors

                                          David P. Bloys
                                          Secretary

Bethlehem, Pennsylvania
July 6, 1999

   Whether or not you expect to attend the Pentamation special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage needs to be affixed if the proxy card is mailed in the United States.

                               TABLE OF CONTENTS

                                                                           Page
QUESTIONS AND ANSWERS ABOUT THE SUNGARD/PENTAMATION MERGER...............     1
SUMMARY..................................................................     2
 Selected Historical Financial Information...............................     6
 Market Price Information................................................     8
 Comparative Per Share Data..............................................    10
RISK FACTORS.............................................................    11
 Risks Relating to the Merger............................................    11
 Risks Relating to SunGard...............................................    12
RECENT DEVELOPMENTS......................................................    15
THE PENTAMATION SPECIAL MEETING..........................................    16
 General.................................................................    16
 Record Date.............................................................    16
 Stock Entitled to Vote..................................................    16
 Quorum; Required Vote...................................................    16
 Voting and Revocation of Proxies........................................    16
 Board Recommendation....................................................    17
 Solicitation of Proxies.................................................    17
 Rights of Dissenting Pentamation Shareholders...........................    17
THE MERGER AND RELATED TRANSACTIONS......................................    18
 Background of the Merger................................................    18
 SunGard's Reasons for the Merger........................................    18
 Pentamation's Reasons for the Merger....................................    19
 Interests of Pentamation's Directors and Executive Officers in the
  Merger.................................................................    20
 Voting Agreements.......................................................    20
 Escrow Agreement........................................................    21
 Resale Restrictions.....................................................    21
 Rights of Dissenting Pentamation Shareholders...........................    21
 Dissenters Rights Procedures............................................    22
 Material Federal Income Tax Consequences................................    24
 Anticipated Accounting Treatment........................................    25
 Regulatory Matters......................................................    25
 New York Stock Exchange Listing.........................................    25
THE MERGER DOCUMENTS.....................................................    26
 General.................................................................    26
 Merger Consideration....................................................    26
 Stock Options...........................................................    27
 Stock Ownership Following the Merger....................................    28
 Exchange Procedures for Pentamation Stock...............................    28
 Escrow Agreement and Indemnification Claims.............................    28

                                                                            Page
 Representations and Warranties...........................................    29
 Covenants................................................................    30
 Non-Solicitation.........................................................    32
 Conditions to the Merger.................................................    32
 Termination..............................................................    33
 Expenses.................................................................    33
 Amendment; Waiver........................................................    33
 Nondisclosure and Noncompetition Restrictions............................    33
INFORMATION CONCERNING PENTAMATION........................................    34
 Business of Pentamation..................................................    34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF PENTAMATION................................................    35
 General..................................................................    35
 Results of Operations....................................................    35
 Liquidity and Capital Resources..........................................    36
PRINCIPAL SHAREHOLDERS OF PENTAMATION.....................................    37
COMPARISON OF CAPITAL STOCK...............................................    37
 Description of SunGard Capital Stock.....................................    37
 Description of Pentamation Capital Stock.................................    38
COMPARISON OF RIGHTS OF HOLDERS OF SUNGARD COMMON STOCK AND HOLDERS OF
 PENTAMATION COMMON STOCK.................................................    39
 Percentage of Voting Stock; Influence Over Affairs.......................    39
 Dividends................................................................    39
 Directors................................................................    40
 Cumulative Voting........................................................    40
 Limitation on Directors' Liability; Indemnification of Officers and
  Directors...............................................................    40
 Call of Special Meetings of Shareholders.................................    41
 Action of Shareholders Without a Meeting.................................    41
 Amendments to Certificate of Incorporation...............................    41
 Amendments to Bylaws.....................................................    42
 Certain Business Combinations............................................    42
EXPERTS...................................................................    43
LEGAL MATTERS.............................................................    43
WHERE TO FIND MORE INFORMATION............................................    44
UNAUDITED PRO FORMA FINANCIAL INFORMATION.................................    44
Appendix A Reorganization Agreement
Appendix B Merger Agreement
Appendix C Escrow Agreement
Appendix D Dissenters Rights Statute

   This document incorporates important business and financial information about SunGard that is not included in or delivered with this document. Copies of this information are available to any person to whom this document is delivered, upon written or oral request. Written requests for documents relating to SunGard should be directed to Lawrence A. Gross, Vice President and General Counsel of SunGard, SunGard Data Systems Inc., 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and oral requests should be directed to Mr. Gross at 610-341-8700. In order to ensure timely delivery of the documents requests should be made by July 30, 1999.

            QUESTIONS AND ANSWERS ABOUT THE SUNGARD/PENTAMATION MERGER

 Q: Why is Pentamation agreeing to the merger with SunGard?

 A: The Pentamation board of directors believes that the merger is in the best interests of Pentamation and its shareholders. To review Pentamation's reasons for the merger, see pages 19 and 20.

 Q: What will happen to the shares of Pentamation in the merger?

 A: In the merger, Pentamation shareholders will receive shares of SunGard common stock in exchange for each for their shares of Pentamation common stock. No fractional shares of SunGard common stock will be issued. In lieu of fractional shares, the number of shares of stock to be issued to each shareholder shall be rounded up or down to the nearest whole number of shares of SunGard common stock.

 Q: When will the merger be completed?

 A: Pentamation and SunGard expect that the merger will become effective promptly after shareholders of Pentamation approve the merger; provided that the other conditions to the merger have been satisfied. A special meeting of Pentamation Shareholders is scheduled for August 6, 1999.

 Q: What should I do now?

 A: You should mail your completed and signed proxy card in the enclosed postage paid envelope as soon as possible so that your shares will be represented at the special meeting.

 Q: Can I change my vote after I have mailed in a signed proxy card?

 A: Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the special meeting. You can revoke your proxy by submitting a later dated signed proxy with respect to the same shares orby delivering a written revocation to Pentamation's Secretary. Alternatively, you can attend the special meeting in person, revoke your proxy and vote your shares at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

Q: What other matters will be voted on at the special meeting?

A: We do not expect to ask Pentamation shareholders to vote on any matter other than approval of the merger.

Q: Should I send in my share certificates now?

A: No. After the merger is completed, you will be sent written instructions for sending in your share certificates and receiving the SunGard common stock to which you are entitled.

Q: When will I receive shares of SunGard common stock in the merger?

A: If the merger is completed, SunGard will issue common stock to Pentamation shareholders who have returned their Pentamation share certificates together with a completed letter of transmittal supplied by SunGard's exchange agent, Norwest Bank N.A. Pentamation shareholders will receive stock certificates representing 90% of their shares of SunGard common stock to be issued in the merger. The remaining 10% of their shares of SunGard common stock will be held in escrow and released to Pentamation shareholders one year after the merger is completed, less the number of shares, if any, that may be returned to SunGard to satisfy claims SunGard may have against Pentamation under the merger documents. Pentamation and the principal shareholders of Pentamation made statements or promises about Pentamation, called representations and warranties, in the merger documents. If these statements or promises turn out to be incorrect, SunGard may have a claim against Pentamation, which would be satisfied solely out of the escrowed shares.

Q: Whom should I call with questions and to obtain additional copies of this document?

A: You should call David P. Bloys, Secretary of Pentamation at (610) 691-3616.

                                    SUMMARY

   This summary highlights selected information from this document and does not contain all of the information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where To Find More Information" on page 44. We have included page references parenthetically to direct you to a more complete discussion of the topics presented in this summary. Unless the context otherwise requires, all references to SunGard mean SunGard and its subsidiaries and all references to Pentamation mean Pentamation and its subsidiaries.

The Companies

SunGard Data Systems Inc.
1285 Drummers Lane
Wayne, Pennsylvania 19807
610-341-8700

   SunGard provides computer services, principally proprietary processing services and software to the financial services industry, and computer disaster recovery services.

Pentamation Enterprises, Inc.
One Bethlehem Plaza
Bethlehem, PA 18018
610-691-3616

   Pentamation develops, markets and sells information systems for school districts and local governments.

The Merger (page 18)

   We have entered into an agreement and plan of reorganization, which is attached as Appendix A, and a related agreement and plan of merger, which is attached as Appendix B. We encourage you to read these merger documents because they are the legal documents that govern the merger.

   As a result of the merger, Pentamation will become a wholly-owned subsidiary of SunGard and Pentamation common stock will be converted into SunGard common stock as described below.

The Pentamation Special Meeting (page 16)

   A special meeting of Pentamation shareholders will be held at the corporate offices of Pentamation, located at The Marketplace, 1st Floor, Five Bethlehem Plaza, Bethlehem, Pennsylvania 18018 on August 6, 1999 at 9 a.m, local time. The purpose of the Pentamation special meeting is to vote upon the proposal to approve the merger.

Who is Entitled to Vote; What Vote is Required (page 16)

   You are entitled to vote any shares of Pentamation common stock held by you at the close of business on June 21, 1999, the record date, at the Pentamation special meeting. On the record date, there were 817,734 outstanding Pentamation shares, each of which will be entitled to one vote.

   The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter at the meeting will constitute a quorum. Approval of the merger will require the affirmative vote of a majority of the votes cast by Pentamation shareholders.

   Pentamation shareholders who own approximately 75% of the Pentamation shares outstanding on the record date have entered into voting agreements with SunGard in which these shareholders have agreed to vote their Pentamation shares in favor of the merger.

Escrow Agreement (page 28)

   In connection with the merger, Pentamation shareholders will be asked to sign an escrow agreement with SunGard, a copy of which is attached as Appendix
C. Under the escrow agreement, the escrow agent will maintain an account for each Pentamation shareholder containing the shareholder's stock being held in escrow in accordance with the terms of the escrow agreement. The escrowed stock, representing 10% of the stock to be issued in the merger, will be held by the escrow agent in escrow for one year after completion of the merger and used to satisfy any claims for indemnification by SunGard under the reorganization agreement. See "The Merger Documents-Escrow Agreement and Indemnification Claims."

Merger Consideration (page 26)

   If the shareholders of Pentamation approve the merger and SunGard and Pentamation complete the merger, you will receive SunGard common stock in exchange for your shares of Pentamation common stock. The exact number of shares of SunGard common stock you will receive will be based upon an exchange ratio that will not be fixed until the effective date of the merger. The exchange ratio represents the number of shares of SunGard common stock that Pentamation shareholders will receive for each share of Pentamation common stock. The exchange ratio will be based on the average of the closing sale prices of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger and upon the number of Pentamation shares outstanding when the merger is completed.

   Listed below is the approximate exchange ratio which would apply if the 20-day average closing price of SunGard common stock was equal to the price listed next to that ratio:

                              Then each share of
                              Pentamation common
                           stock would be converted
                              into the following
                              approximate number
  If the SunGard 20-day          of shares of
average closing price is:   SunGard common stock:
-------------------------  ------------------------
         $30.00                   1.1536120
          31.00                   1.1536120
          32.00                   1.1536120
          33.00                   1.1186531
     34.00 to 46.00               1.0857520
          47.00                   1.0626508
          48.00                   1.0405122
          49.00                   1.0405122

   Please note that because the exchange ratio will be based upon the average closing price of SunGard's common stock and because the market price of the shares of SunGard common stock may fluctuate, Pentamation shareholders cannot be sure as of the date of the special meeting of the market value of the shares of SunGard common stock they will receive.

   It is a condition to Pentamation's obligation to complete the merger that the average price of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger is greater than or equal to $32 per share.

   No fractional shares of SunGard common stock will be issued in connection with the merger. In lieu of fractional shares, the number of shares of SunGard common stock to be issued to each shareholder will be rounded up or down to the nearest whole number of shares.

Federal Income Tax Consequences (page 24)

   SunGard received an opinion from its outside counsel that the merger will constitute a "reorganization" within the meaning of the Internal Revenue Code of 1986. This means that, as a general matter, Pentamation shareholders will not be subject to tax as a result of the exchange of Pentamation shares solely for SunGard common stock in the merger. Pentamation shareholders also will not be able to take into account any losses on their Pentamation shares.

Dissenters Rights (page 22)

   Pennsylvania corporate law grants Pentamation shareholders dissenters rights. Pentamation shareholders have the right to dissent from the merger and obtain payment of the fair value of their Pentamation common stock if they follow the procedures set forth under the Pennsylvania dissenters rights statute, a copy of which is attached as Appendix D. These procedures generally require that a Pentamation shareholder who wishes to dissent file with Pentamation a written notice of intention to dissent prior to the vote on the merger proposal, make no change in the beneficial ownership of their Pentamation shares from the date of filing until the effective time of the merger and refrain from voting for the approval of the merger proposal. Other requirements are set forth in the Pennsylvania dissenters rights statute. Dissenters rights will be forfeited if these requirements are not fully, precisely and timely satisfied. It is a condition to the closing of the merger that holders of less than 10% of Pentamation's outstanding stock exercise their dissenters rights. See "The Merger and Related Transactions--Dissenters Rights" and a copy of the text of Subchapter D attached as Appendix D to this proxy statement/prospectus.

Reasons for the Merger (page 18)

   In reaching its decision to approve the merger, the Pentamation board of directors considered a number of factors, including:

 . The value of the consideration to be received by the shareholders of Pentamation, including the fact that the merger is expected to be treated as a tax-free reorganization;

 .  Publicly available financial information regarding SunGard; and

 . The opportunity for holders of Pentamation Stock to continue participating in the potential for the future growth of Pentamation through the ownership of SunGard common stock following the merger.

Recommendation of the Pentamation Board of Directors (page 17)

   The board of directors of Pentamation has determined that the merger is fair to and in the best interests of Pentamation and its shareholders. Therefore, the board of directors of Pentamation recommends that Pentamation shareholders vote to approve the merger.

Conditions to the Merger (page 32)

   SunGard and Pentamation will complete the merger only if the conditions to the merger that SunGard and Pentamation have agreed to are either satisfied or waived. These conditions include, among other things, that:

 .  the merger has been approved by the Pentamation shareholders;

 . the independent accountants for each of Pentamation and SunGard have delivered a letter to SunGard to the effect that the merger will qualify as a pooling of interests for accounting purposes;

 . the holders of at least 90% of Pentamation's outstanding stock execute the escrow agreement;

 . there is no material adverse change in the business, assets, financial condition or financial performance of Pentamation;

 . the average price of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger is greater than or equal to $32 per share; and

 . Pentamation has completed its purchases of (i) real estate and (ii) automobiles, each previously leased by Pentamation, from a partnership owned by the principal shareholders of Pentamation in consideration for Pentamation common stock.

Termination of the Merger (page 33)

   SunGard and Pentamation can agree to terminate the merger documents without completing the merger, and either of SunGard or Pentamation can terminate the merger documents under various circumstances, including if the merger is not completed by August 31, 1999, or if the conditions to the merger are not satisfied or waived by August 31, 1999.

Regulatory Matters (page 25)

   The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until after SunGard and Pentamation furnished information and materials to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and a required waiting period has ended. SunGard and Pentamation filed the required information and received early termination of the required waiting period. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed.

Accounting Treatment (page 25)

   SunGard and Pentamation expect that the merger will be accounted for as a pooling of interests, meaning that the companies will be treated as if they had always been combined for accounting and financial reporting purposes. It is a condition to the merger that SunGard obtains from both Pentamation's and SunGard's independent accountants letters addressing the qualification of the merger for pooling of interests accounting treatment.

Voting Agreements (page 20)

   Pentamation shareholders who own approximately 75% of the Pentamation shares outstanding on the record date have entered into voting agreements with SunGard in which these shareholders have agreed to vote their Pentamation shares in favor of the merger.

Share Ownership of Management (page 37)

   On the record date, directors and executive officers of Pentamation and their affiliates had voting control over 649,664 shares of Pentamation common stock, or approximately 79% of the shares outstanding on the record date. This number includes the shares covered by the voting agreements described above. In addition, a partnership owned by two directors of Pentamation will receive approximately 91,000 shares of Pentamation common stock in exchange for the sale of real estate and automobiles previously leased by Pentamation from that partnership.

Interests of Certain Persons in the Merger (page 20)

   There are directors and executive officers of Pentamation who may be deemed to have interests in the merger that are in addition to the interests of Pentamation shareholders generally. As a condition of the merger, prior to the completion of the merger, Pentamation has agreed to purchase real estate and automobiles leased by Pentamation from a partnership owned by Jeffrey P. Feather and David P. Bloys. The purchase of the real estate and the automobiles is required under applicable accounting rules in order for the merger to be accounted for as a pooling of interests. In addition, Donald V. Appleton, President of Pentamation will receive options for the purchase of SunGard common stock in consideration for the cancellation of his options to purchase Pentamation common stock outstanding as of the effective date of the merger.

Effects of the Merger on the Rights of Pentamation's Shareholders (page 39)

   When the merger is completed, Pentamation's shareholders will become stockholders of SunGard. SunGard is a company governed by Delaware law and SunGard's existing charter and bylaws. As a result, the rights of Pentamation's shareholders will change.

              Selected Historical Financial Information of SunGard

   The following selected historical consolidated financial data of SunGard should be read in conjunction with the consolidated financial statements of SunGard that are incorporated by reference in this document. All of the selected historical consolidated financial data of SunGard has been restated for three pooling-of-interests transactions completed during the first four months of 1999. One of the pooling-of-interests transactions was with Automated Securities Clearance, Ltd. (ASC). ASC was an "S" corporation prior to the merger with SunGard; therefore, all income passed through directly to and all income taxes were paid directly by the shareholder of ASC. Pro forma net income is presented because generally accepted accounting principles require that pro forma income taxes be reflected on the Statement of Income for all periods presented, thereby reflecting income taxes which would have been paid by ASC if ASC had been a "C" corporation.

                           As of or for the
                          Three Months Ended
                               March 31,          As of or for the Year Ended December 31,
                          -------------------- ----------------------------------------------
                             1999       1998      1998      1997     1996     1995     1994
                          ----------  -------- ---------- -------- -------- -------- --------
                                       (In thousands, except per share amounts)
Historical Income
 Statement Data:
 Revenues...............  $  331,788  $285,493 $1,252,591 $996,242 $765,979 $595,372 $480,562
 Income (loss) from
  operations............     (20,424)   40,918    216,200  153,745   77,965   91,190   75,559
 Pro forma net income
  (loss)................      (5,855)   22,930    128,574   92,022   47,433   55,117   47,022
 Pro forma net income
  (loss) per share:
 Basic..................  $    (0.05) $   0.20 $     1.12 $   0.84 $   0.45 $   0.57 $   0.50
 Diluted................  $    (0.05) $   0.19 $     1.08 $   0.80 $   0.43 $   0.54 $   0.47
Historical Balance Sheet
 Data:
 Total assets...........  $1,317,745  $952,446 $1,147,183 $906,165 $781,075 $624,654 $522,949
 Total short-term and
  long-term debt........  $   18,228  $ 20,144 $   17,582 $ 21,928 $ 41,594 $ 12,703 $ 12,545
 Stockholders' equity...  $  971,683  $678,255 $  809,935 $647,951 $536,664 $452,188 $382,738

                 Selected Financial Information of Pentamation

   The following selected financial data for the years ended September 30, 1998, 1997, 1996, 1995 and 1994 are derived from the audited financial statements of Pentamation. The financial data for the six months ended March 31, 1999 and 1998 is derived from reviewed financial statements but is unaudited. The financial data for the six months ended March 31, 1999 and 1998 include all adjustments, consisting of normal recurring accruals, which Pentamation considers necessary for a fair presentation of its financial position and the results of operations for these periods. Operating results for the six months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1999. The data should be read in conjunction with the financial statements, related notes, and other financial information concerning Pentamation included herein. See "Index to Financial Statements of Pentamation."

                          Six Months Ended
                              March 31,            Year Ended September 30,
                          ----------------- ---------------------------------------
                            1999     1998    1998    1997    1996    1995    1994
                          -------- -------- ------- ------- ------- ------- -------
                                      (In thousands, except share data)
Historical Income
 Statement Data:
Revenues................  $ 17,531 $ 12,682 $27,337 $21,959 $23,254 $21,300 $18,833
Income from operations..       549      747   1,134     807   1,708   1,532   1,218
Net income..............       300      472     636     478   1,033     883     682
Income per share:
 Basic..................  $   0.37 $   0.56 $  0.76 $  0.55 $  1.21 $  1.00 $  0.71
 Diluted................  $   0.36 $   0.55 $  0.75 $  0.55 $  1.21 $  1.00 $  0.71
                              March 31,                  September 30,
                          ----------------- ---------------------------------------
                            1999     1998    1998    1997    1996    1995    1994
                          -------- -------- ------- ------- ------- ------- -------
                                      (In thousands, except share data)
Historical Balance Sheet
 Data:
Total assets............  $ 20,720 $ 16,775 $20,823 $15,904 $13,089 $12,436 $10,308
Total short term and
 long term debt.........  $  3,310 $  5,491 $ 4,435 $ 3,349 $ 1,513 $ 1,250 $ 1,450
Stockholders' equity....  $  4,995 $  4,595 $ 4,605 $ 4,233 $ 3,708 $ 3,498 $ 3,153

                            Market Price Information

   Since June 4, 1997, SunGard common stock has been listed and traded on the New York Stock Exchange under the symbol "SDS." Previously, SunGard common stock was listed on the Nasdaq Stock Market and the London Stock Exchange under the symbol "SNDT." There is no established public trading market for Pentamation's common stock. As a result, the market value of shares of Pentamation common stock is not readily ascertainable.

   The following table sets forth, for the periods indicated, the reported high and low sale prices of SunGard common stock as reported on the New York Stock Exchange since June 4, 1997 and on the Nasdaq Stock Market prior to June 4, 1997. Neither SunGard nor Pentamation has paid any regular dividends.

                                                            High      Low
                                                            ----      ----
      SunGard
      Fiscal Year Ended December 31, 1997:
        First Quarter...................................... $25 3/8   $18 1/2
        Second Quarter.....................................  24 3/4    20 3/4
        Third Quarter......................................  27 1/8     23
        Fourth Quarter.....................................  31 7/16   22 1/2
      Fiscal Year Ended December 31, 1998:
        First Quarter......................................  37 3/8    28 1/16
        Second Quarter.....................................   40       31 7/16
        Third Quarter......................................   40       31 1/4
        Fourth Quarter.....................................  39 11/16  21 11/16
      Fiscal Year Ending December 31, 1999:
        First Quarter......................................  41 15/16  32 7/8
        Second Quarter.....................................  39 15/16  27 9/16
        Third Quarter (through July 2, 1999)...............  35 3/16    34

   On May 5, 1999, the last full trading day prior to the execution of the agreement, the reported high sale price on the New York Stock Exchange of SunGard common stock was $30.875 and the reported low sale price on the New York Stock Exchange of SunGard common stock was $29.6875. Also, on that date, the last reported sale price on the New York Stock Exchange of SunGard common stock was $30.125 per share.

   The following table sets forth:

  . the closing sale price per share of SunGard common stock as reported on the New York Stock Exchange;

  . the applicable exchange ratio that will be used in the merger if the average stock price on which the exchange ratio is based equals the closing sale prices reflected in the table; and

  . the equivalent per share price of one share of Pentamation common stock on May 5, 1999, the last trading day prior to the execution of the agreement, and on July 2, 1999, the most recent date for which prices were available prior to printing this document.

                                             SunGard  Applicable   Equivalent
                                              Common   Exchange    Pentamation
                                              Stock     Ratio    Per Share Price
                                             -------- ---------- ---------------
      May 5, 1999........................... $ 30.125 1.1536120      $34.753
      July 2, 1999.......................... $34.9375 1.0857520      $37.933

   The equivalent Pentamation per share price was calculated by multiplying the closing sale price per share of SunGard common stock reflected in the table by the applicable exchange ratio that would be used in the merger if the average stock price on which the exchange ratio is based equaled the closing sale prices reflected in the table. The equivalent Pentamation per share prices reflect the value of SunGard common stock that Pentamation shareholders would receive for each share of Pentamation common stock exchanged in the merger if the average stock price of SunGard common stock on which the exchange ratio is based equals the closing sale prices of SunGard common stock reflected in the table.

   Because the market price of SunGard common stock may fluctuate, the market price per share of the shares of SunGard common stock that holders of Pentamation common stock will receive in the merger may increase or decrease prior to the merger. See "Risk Factors" on page 11.

   Pentamation shareholders are urged to obtain a current market quotation for SunGard common stock. No assurance can be given as to the future prices of, or markets for, SunGard common stock.

                           Comparative Per Share Data

   The following table presents historical and pro forma per share data for SunGard and historical and equivalent pro forma per share data for Pentamation. This information is provided for illustrative purposes only and assumes that the merger had occurred as of the beginning of each of the periods presented. Estimated costs of the merger of approximately $600,000 are excluded from the pro forma information. The pro forma information should not be relied upon as necessarily indicative of the historical results that would have been obtained if the companies had been combined during those periods or the results that will be obtained in the future. The equivalent pro forma per share amounts for Pentamation are calculated by multiplying the SunGard combined pro forma per share amounts by an assumed exchange ratio of 1.1536120. The historical book value per share is computed by dividing total stockholders' equity by the number of shares outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares outstanding as of the end of each of the periods presented.

   This information should be read in conjunction with the historical financial statements and the related notes of SunGard and Pentamation, all of which are included elsewhere or are incorporated by reference in this document. See "Unaudited Pro Forma Financial Information" beginning on page 44.

                                           As of or for the   As of or for the
                                          Three Months Ended     Year Ended
                                              March 31,         December 31,
                                          -------------------------------------
                                            1999       1998   1998  1997  1996
                                          ---------  -------------- ----- -----
                                            (In thousands, except per share
                                                        amounts)
Historical--SunGard:
  Diluted pro forma net income (loss) per
   common share..........................    $(0.05) $   0.19 $1.08 $0.80 $0.43
  Book value per common share............      8.24      5.99  6.98  5.77  5.01
Historical--Pentamation:
  Diluted net income per common share....      0.48      0.38  0.75  0.55  1.21
  Book value per common share............      6.12      5.29  5.56  4.93  4.30
Pro Forma Combined Per SunGard Share:
  Diluted pro forma net income (loss) per
   common share..........................     (0.05)     0.20  1.07  0.80  0.44
  Book value per common share............      8.18      5.95  6.93  5.72  4.98
Pentamation Per Share Equivalents:
  Diluted net income (loss) per common
   share.................................     (0.06)     0.23  1.23  0.92  0.51
  Book value per common share............      9.44      6.86  7.99  6.60  5.74

                                  RISK FACTORS

   In determining whether you should vote in favor of the merger you should consider carefully the risks associated with the merger and with ownership of SunGard common stock following the merger. Some of these risks are described below.

Risks Relating to the Merger

   The exchange ratio in the merger is based on the market prices of SunGard common stock over a period of time prior to the effective date of the merger and will fluctuate within a specified range. Pentamation shareholders will not know the final value of the SunGard common stock they will receive until the effective date of the merger.

   The exchange ratio, which is the multiple of a share of SunGard common stock that Pentamation shareholders will receive for each share of Pentamation common stock, is based on the average of the closing prices of SunGard common stock over a period of time prior to the effective date of the merger.

   Pentamation shareholders will not know the final exchange ratio and the final value of the SunGard common stock they will receive until the effective date of the merger. The market prices of SunGard common stock as of various recent dates are set forth in the Summary under "Market Price Information." Pentamation shareholders should obtain recent market quotations for SunGard common stock. SunGard common stock historically has been subject to price volatility. No assurance can be given as to the market price of SunGard common stock at any time.

   Pentamation could lose customers due to the merger.

   Some of Pentamation's existing customers, particularly customers that are in the same business as SunGard, may take the opportunity following a change of control of Pentamation to review their contractual relationships. These reviews could result in delayed or lost sales to either SunGard or Pentamation.

   The merger is intended to qualify for pooling of interests accounting treatment. If the merger fails to qualify for pooling of interests accounting treatment, the combined financial results of SunGard and Pentamation could be adversely affected.

   The merger is intended to qualify for pooling of interests treatment under generally accepted accounting principles. It is a condition to closing that SunGard receive the opinion of PricewaterhouseCoopers LLP to this effect. However, if the merger at any time is determined to not qualify for pooling of interests treatment, the combined financial results of SunGard and Pentamation could be adversely affected.

   Under pooling of interests treatment, the accounts of SunGard will be combined with those of Pentamation at their historical carrying amounts and SunGard's financial statements for all prior periods will be restated, if material, to reflect the accounts of SunGard as if the two companies had been combined for all periods. If the merger does not qualify for pooling of interests treatment, the purchase method of accounting may be applied. Under the purchase method, the fair market value of the SunGard common stock issued in the merger would be recorded as the cost of acquiring Pentamation's business. That cost would be allocated to the individual assets of Pentamation that were acquired and liabilities of Pentamation's that were assumed according to their respective fair values. The fair market value of the SunGard common stock to be issued in the transaction is in excess of the amounts at which the net assets are carried in Pentamation's accounts. The excess would be allocated to intangible assets and amortized as an expense over the estimated useful life of each intangible asset.

   Future sales of shares issued in the merger could adversely affect SunGard's stock price.

   Depending upon the exchange ratio, an aggregate of approximately 950,000 to 1,100,000 shares of SunGard common stock will be issued in the merger. These shares will be immediately freely tradeable in the market except for shares issued to affiliates of Pentamation which will become freely tradeable after SunGard has published financial results covering at least 30 days of combined operations. Sales of a substantial number of shares of SunGard common stock could adversely affect the market price of SunGard common stock.

Risks Relating to SunGard

   SunGard's growth strategy depends in part on acquisitions. If SunGard is unable to acquire businesses on favorable terms or successfully integrate and manage the businesses acquired, SunGard's business and financial results may suffer.

   SunGard intends to grow by expanding its existing businesses and by acquiring similar or complementary businesses, including acquisitions that are intended to qualify for pooling of interests accounting treatment. This growth strategy is subject to a number of risks that could adversely affect SunGard's business and financial results, including:

  . SunGard may not be able to find suitable businesses to acquire on affordable terms;

  . competition from other acquirors and stock market fluctuations may make it more difficult for SunGard to find and complete acquisitions;

  . SunGard may have to raise money in the debt or equity markets to finance future acquisitions;

  . one or more acquisitions may not qualify for pooling of interests accounting treatment;

  . at any given time, a large number of shares of SunGard common stock issued to acquire businesses may become freely tradeable in the market; and

  . the Financial Accounting Standards Board, or FASB, recently voted unanimously to eliminate the use of pooling of interests accounting treatment beginning on January 1, 2001. In addition, FASB is considering a variety of proposals to change the treatment of purchase accounting. The resolution of these proposed changes may adversely affect SunGard's ability to continue to grow by acquiring similar or complementary businesses.

   The businesses acquired by SunGard may perform worse than expected or may be more difficult to integrate and manage than expected. If that happens, SunGard may suffer a number of adverse consequences, including:

  . SunGard may have to devote unanticipated financial and management resources to the acquired businesses;

  . SunGard may not be able to realize expected operating efficiencies; and

  . SunGard may have to write off goodwill or other intangible assets if the acquisition was accounted for as a purchase.

   SunGard's success depends in part on adapting its computer services and software to changes in technology and changes in its customers' businesses. If SunGard does not successfully update its services and software, or if its new products or services are not timely delivered or well received by customers, SunGard's business and financial results may suffer.

   SunGard's ability to successfully update its services and software and timely develop and deliver new products and services required by its customers is subject to a number of risks which could adversely affect SunGard's business and financial results, including:

  . SunGard may find it difficult to update its services and software and timely develop and deliver its new products and services in a cost-effective manner, especially when faced with rapid technological changes that are hard to predict; and

  . SunGard may find it difficult to update its services and software to keep pace with business, regulatory and other developments in the financial services industry in which most of SunGard's customers operate.

   SunGard's business is dependent largely on the financial services industry. If that industry does poorly, SunGard's business and financial results may suffer.

   SunGard sells most of its computer services and software to banks, mutual funds, brokers, insurance companies and other financial services firms. If the financial services industry or SunGard's customers in the financial services industry experience problems, SunGard's business and financial results could be adversely affected. For example, SunGard may suffer if securities trading activity declines, the number or value of managed portfolios decreases, or there is continued consolidation among firms in the financial services industry.

   The advent of year 2000, including any failure by SunGard to make its products year 2000 compliant or to fulfill year 2000 commitments to customers, may adversely affect SunGard's business and financial results.

   SunGard has made many of its products year 2000 compliant so that they can handle dates in the year 2000 and beyond. However, SunGard is still working on making some of its most important products year 2000 compliant. In addition, SunGard has made commitments to some customers that need to convert from non-year 2000 compliant systems, and as a result, SunGard must meet significant development obligations and complete conversions prior to the end of 1999. SunGard's year 2000 compliance efforts are subject to a number of risks which could adversely affect SunGard's business and financial results, including:

  . SunGard may not be able to make all of its important products year 2000 compliant;

  . SunGard may not be able to timely meet its year 2000 commitments to customers;

  . SunGard may have to add personnel and buy new software and hardware earlier than planned to complete its year 2000 compliance efforts, which could cause an unexpected increase in expenses;

  . SunGard's expenses may increase faster than expected because year 2000 issues are causing a shortage in the availability of experienced programmers; and

  . SunGard may encounter unanticipated year 2000 problems, like a problem with another company's software or hardware that interacts with SunGard's products or that is used by SunGard.

   SunGard believes that year 2000 compliance issues have caused some acceleration of software buying and conversion activity. As a result, SunGard's rate of internal growth may decline in the second half of 1999 or in the year 2000, which could adversely affect SunGard's business and financial results.

   Forward-looking Statements May Prove Inaccurate.

   This document contains or incorporates by reference forward-looking statements made by SunGard and Pentamation that are subject to risks and uncertainties and that may change at any time and differ from actual results. Forward-looking statements include information about possible or assumed future financial results of SunGard and Pentamation and usually contain words such as "believes," "expects," "anticipates," or similar expressions. SunGard and Pentamation derive most of their forward-looking statements from their operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard and Pentamation believe that their assumptions are reasonable, they caution that there are inherent difficulties in predicting certain important factors such as:

  .  the timing and magnitude of software sales and services;

  . the effect of year 2000 issues on software and services buying decisions;

  .  the timing and scope of technological advances and year 2000 compliance;

  .  the integration and performance of acquired businesses;

  .  the effects of competitive pressures;

  .  the prospects for future acquisitions; and

  .  the overall condition of the financial services industry.

These and other factors, some of which are discussed in this section or elsewhere in this document and some of which are discussed in the documents incorporated by reference, could affect the future financial results of SunGard and Pentamation and could cause those results to differ materially from those expressed in any forward-looking statements contained in or incorporated by reference in this document.

                              RECENT DEVELOPMENTS

SunGard

   On March 9, 1999, SunGard signed an agreement to acquire Oshap Technologies Ltd. Oshap is an Israeli-based technology company which has two principal majority-owned subsidiaries. One majority-owned subsidiary, MINT Software Technologies Ltd. is a leading provider to the financial services industry of software solutions that enable the integration of disparate applications and networks. The other majority-owned subsidiary, Decalog N.V., provides comprehensive software solutions that enable global asset management organizations to automate critical steps in the investment management process. The acquisition is expected to be accounted for as a pooling of interests. A maximum of approximately 5,750,000 shares of SunGard common stock will be issued in connection with the acquisition of Oshap. SunGard also will offer to acquire the minority interests in MINT and Decalog at a fixed price, which could result in an additional issuance of approximately 450,000 shares of SunGard common stock, plus a cash payment of between $25,000,000 and $35,000,000. Also, options to buy common stock of MINT and Decalog will be converted into approximately 500,000 options to buy shares of common stock of SunGard. Total merger costs in connection with this acquisition, consisting primarily of investment banking, legal, accounting, and printing fees, are estimated to be approximately $5,000,000. These merger costs, which generally are not deductible for income tax purposes, will be recorded as an operating expense during the quarter in which the acquisition is completed, which is expected to be the third quarter of 1999. The acquisition of the minority interests will result in recording intangible assets of approximately $51,000,000.

   During the year ended December 31, 1998, Oshap recorded total revenues of $32,319,000, and a net loss (before an extraordinary gain, which totaled $3,074,000 after-tax) of $1,902,000. During the three months ended March 31,1999, Oshap recorded total revenues of $10,599,000, and a net loss of $3,303,000. The net loss during the three months ended March 31, 1999 included a write-off of approximately $2,020,000 (both before and after-tax) for fees incurred in connection with the aborted initial public offerings of MINT and Decalog, which had been planned prior to SunGard signing the agreement to acquire Oshap, and $1,500,000 for Oshap's proportional share of one-time after-tax items incurred by Tecnomatix Technologies Ltd., a minority-owned investment. During the three months ended March 31, 1998, Oshap recorded total revenues of $6,426,000 and net income of $463,000.

                        THE PENTAMATION SPECIAL MEETING

General

   The Pentamation special meeting is scheduled to be held on August 6, 1999 at 9:00 a.m., local time, at the corporate offices of Pentamation located at The Marketplace, 1st Floor, Five Bethlehem Plaza, Bethlehem, Pennsylvania 18018. The purpose of the Pentamation special meeting is to consider and vote upon the proposed merger.

Record Date

   The close of business on June 21, 1999 has been fixed by the Pentamation board of directors as the Pentamation record date for the determination of holders of shares of Pentamation common stock entitled to notice of and to vote at the Pentamation special meeting. Only holders of record of Pentamation common stock as of June 21, 1999, are entitled to notice of, and to vote at, the Pentamation special meeting.

Stock Entitled to Vote

   As of the close of business on the record date, there were 817,734 shares of Pentamation common stock outstanding. Holders of Pentamation common stock will be entitled to one vote for each share of Pentamation common stock that they held on June 21, 1999. Accordingly, as of the record date, the holders of Pentamation common stock are entitled to cast, in the aggregate, 817,734 votes.

Quorum; Required Vote

   The presence, in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter at the meeting will constitute a quorum for purposes of conducting business at the Pentamation special meeting. Under Pennsylvania law and Pentamation's charter, the affirmative vote of a majority of the votes cast by Pentamation shareholders is necessary to approve the proposed merger.

Voting and Revocation of Proxies

   Shares of Pentamation common stock represented by a proxy properly signed and received at or prior to the Pentamation special meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If you sign and return your proxy without indicating any voting instructions, the shares of Pentamation common stock represented by the proxy will be voted "for" the proposed merger. You may revoke your proxy and reclaim your right to vote at any time by giving written notice of revocation to the Secretary of Pentamation at any time before it is voted, by submitting to Pentamation a duly executed, later-dated proxy or by voting the shares subject to the proxy by written ballot at the Pentamation special meeting. You should send all written notices of revocation and other communications with respect to revocation of Pentamation proxies to: Pentamation Enterprises, Inc., One Bethlehem Plaza, Bethlehem, PA 18018, Attention: David P. Bloys, Secretary. Attendance at the Pentamation special meeting will not, in and of itself, constitute a revocation of a proxy.

   The Pentamation board of directors is not aware of any business to be acted upon at the Pentamation special meeting other than as described in this proxy statement/prospectus. If, however, other matters are brought before the Pentamation special meeting, including, among other things, a motion to adjourn or postpone the Pentamation special meeting to another time or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act on the matters according to their best judgment. However, no proxy which is voted against the proposed merger will be voted in favor of any adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Pentamation special meeting.

   Abstentions will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the proposed merger. Abstentions also will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve the proposed merger. Accordingly, abstentions will have no effect on the outcome of the vote with respect to the proposed merger.

Board Recommendation

   On May 6, 1999, the Board of Directors of Pentamation, in an action by unanimous written consent, approved the reorganization agreement and merger agreement and the transactions necessary to complete the merger. Prior to reaching its decision, the Pentamation Board of Directors had received information from its financial advisors, legal counsel, and others regarding various aspects of SunGard, including its products, employees, suppliers and management. Based on this information and a description of the terms of the reorganization agreement and the merger agreement, the Board of Directors approved the reorganization agreement, the merger agreement and the merger and authorized the filing of a registration statement, the obtaining of all regulatory approvals, and the performance of all additional actions necessary, appropriate or advisable in order to complete the merger. The Board of Directors of Pentamation recommends that the shareholders of Pentamation vote FOR approval and adoption of the reorganization agreement and the merger agreement and the transactions contemplated by the merger documents.

Solicitation of Proxies

   The proxies are being solicited on behalf of the Pentamation board of directors. The solicitation of proxies may be made by directors, officers and regular employees of Pentamation in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. The cost of the solicitation will be borne by Pentamation.

Rights of Dissenting Pentamation Shareholders

   Except as otherwise described in this proxy statement/prospectus, each Pentamation shareholder who delivers to Pentamation a written demand for appraisal of the shareholder's shares before the Pentamation special meeting and who otherwise complies with the applicable procedures under Pennsylvania law will be entitled to receive the fair value of his or her shares of Pentamation stock in cash if the merger is completed. See "The Merger--Rights of Dissenting Pentamation Shareholders."

   It is a condition to the obligation of SunGard to complete the merger that the aggregate number of shares of stock owned by those shareholders of Pentamation who have exercised, or given notice of their intent to exercise, their dissenters' rights will be less than ten percent of the total number of outstanding shares of Pentamation stock.

                      THE MERGER AND RELATED TRANSACTIONS

Background of the Merger

   During 1998, SunGard concluded that the market for providing computer information software and services to nonprofit organizations, principally school districts and local governments, was a suitable complement to SunGard's existing business that provides software and services to nonprofit entities. After performing preliminary research on various providers of such software and services to nonprofit entities, SunGard made initial contact with Pentamation in the summer of 1998 to determine its potential interest in pursuing acquisition discussions with SunGard.

   In September 1998, senior officers of SunGard and Pentamation met to conduct a preliminary discussion of the potential business and financial benefits of combining the two companies.

   At a special meeting in December 1998, SunGard's management apprised SunGard's board of directors of these initial discussions, and SunGard's board authorized SunGard's management to continue to pursue discussions with Pentamation. In late December 1998, representatives of Janney Montgomery Scott, Pentamation's advisors, and SunGard conducted preliminary discussions regarding the financial terms of a transaction between SunGard and Pentamation. From January 1999 through mid-March 1999, SunGard and Pentamation and its financial advisors continued to have discussions regarding the financial terms of a potential transaction as well as to explore the potential benefits of a potential combination of the two companies. As a result of those discussions, in January 1999 the senior managements of both SunGard and Pentamation separately determined that an acquisition of Pentamation by SunGard was in the best interests of each company and its stockholders, and the parties signed a letter of intent dated January 25, 1999. A revised letter of intent was signed on March 25, 1999. Subsequent to that date, SunGard conducted a "due diligence" investigation of Pentamation, and the senior officers of SunGard and Pentamation conducted negotiations to establish the terms of the merger documents, which were signed on May 6, 1999. The merger was approved by the Board of Directors of SunGard on March 30, 1999 and by the Board of Directors of Pentamation on May 6, 1999.

SunGard's Reasons for the Merger's

   The SunGard Board of Directors has unanimously determined that the terms of the reorganization agreement and the merger agreement are fair to, and in the best interests of, SunGard and its stockholders. In reaching its determination, the SunGard Board of Directors consulted with SunGard's management, as well as its legal counsel and accountants, and gave significant consideration to a number of factors bearing on its decision. The following are the reasons the SunGard Board of Directors believes the merger will be beneficial to SunGard and its stockholders:

  . SunGard seeks to grow both internally and through the acquisition of complementary businesses. The products of Pentamation provide customers with leading-edge software solutions for K through 12 school districts and local governments. These products will complement and broaden SunGard's existing product lines in its business that provides software and services to nonprofit organizations.

  . The combination of the technologies and product development resources of SunGard and Pentamation should enable SunGard to respond more effectively to the rapid technological change and continuing emergence of systems for nonprofit organizations.

  . SunGard believes there is a significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by SunGard alone.

   In addition to the reasons set forth above, in the course of its deliberations concerning the merger, the SunGard Board of Directors consulted with SunGard's management, legal counsel and accountants and reviewed a number of other factors relevant to the merger, including:

  . Information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of SunGard and Pentamation;

  .  The expected tax and accounting treatment of the merger;

  . Reports from legal counsel on specific terms of the merger documents and the voting agreements executed by certain directors, officers and other affiliates of Pentamation; and

  . SunGard's belief that the management styles and corporate cultures of the two companies would be complementary.

   The SunGard Board of Directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

  . The possibility of management disruption associated with the merger and the risk that key technical and management personnel of Pentamation or SunGard might not continue with Pentamation or SunGard;

  . The possibility that the merger might adversely affect Pentamation's or SunGard's relationship with certain of their respective customers; and

  . The risk that the potential benefits of the merger might not be realized.

   The SunGard Board of Directors concluded, however, that the benefits of the transaction to SunGard and its stockholders outweighed the risks associated with the foregoing factors.

   The foregoing discussion of the information and factors considered by the SunGard Board of Directors is not intended to be exhaustive, but is believed to include all material factors considered by the SunGard Board of Directors. In view of the wide variety of factors considered by the SunGard Board of Directors, the SunGard Board of Directors did not consider it practicable to quantify or otherwise assign relative weight to the specific factors.

Pentamation's Reasons for the Merger

   On May 6, 1999, the Board of Directors of Pentamation, in an action by unanimous written consent, approved the reorganization agreement and merger agreement and the transactions necessary to consummate the merger. Prior to reaching its decision, the Pentamation Board of Directors had received information from its financial advisors, legal counsel, and others regarding various aspects of SunGard, including its products, employees, suppliers and management. Based on this information and a description of the terms of the reorganization agreement and the merger agreement, the Board of Directors approved the reorganization agreement, the merger agreement and the merger and authorized the filing of a registration statement, the obtaining of all regulatory approvals, and the performance of all additional actions necessary, appropriate or advisable in order to consummate the merger. The Board of Directors of Pentamation recommends that the shareholders of Pentamation vote FOR approval and adoption of the reorganization agreement and the merger agreement and the transactions contemplated in those documents.

   In reaching its conclusion to enter into the reorganization agreement and the merger agreement and to recommend that the shareholders of Pentamation vote FOR the approval and adoption of those agreements, the directors of Pentamation considered a number of factors, including, without limitation, the following:

  . The value of the consideration to be received by the shareholders of Pentamation, including the fact that the merger was expected to be treated as a tax-free reorganization and that, with the merger, the shareholders of Pentamation are acquiring an interest in a larger, more diverse enterprise;

  . The publicly available financial information regarding SunGard, and the information regarding SunGard common stock, the relative financial performance of SunGard, the business reputation and capabilities of SunGard and its management, SunGard's financial strength, and the liquidity and the historical performance of the publicly traded SunGard common stock;

  . The opportunity for holders of Pentamation Stock to continue participating in the potential for the future growth of Pentamation through the ownership of SunGard common stock following the merger;

  . The perceived strengths of Pentamation and SunGard combined, including the potential developments and information that are expected to be shared between the two companies after the merger is consummated; and

  .  the likelihood that the merger will be consummated.

   In view of the wide variety of factors considered by the board of directors of Pentamation in connection with its evaluation of the terms of the proposed merger, the board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

Interests of Pentamation's Directors and Executive Officers in the Merger

   General. There are directors and executive officers of Pentamation who may be deemed to have interests in the merger that are in addition to the interests of Pentamation shareholders generally. These interests are discussed below. The Pentamation board of directors was aware of these interests at the time the merger was approved.

   Real Estate. David P. Bloys and Jeffrey P. Feather, who are directors, officers and principal shareholders of Pentamation, are partners of GLS, a Pennsylvania partnership that owns Five Bethlehem Plaza, Bethlehem, Pennsylvania, which is real estate that Pentamation presently leases for its operations. In connection with the merger, Pentamation will purchase the real estate for approximately 87,000 shares of Pentamation common stock, subject to adjustment so that the partnership receives the same number of SunGard shares upon completion of the merger as the partnership would have received if the real estate had been sold directly to SunGard in exchange for SunGard shares for a purchase price equal to the net fair market value of the real estate. The real estate has an appraised fair market value of $7,500,000. As of March 31, 1999, the mortgage balance on the real estate was $3,921,459. This purchase is required in order to account for the merger as a pooling of interests. See "The Merger and Related Transactions--Anticipated Accounting Treatment."

   Automobiles. GLS, a partnership of which David P. Bloys and Jeffrey P. Feather are partners, owns approximately 56 automobiles leased and utilized by Pentamation in its operations. In connection with the merger, Pentamation will purchase the automobiles for approximately 4,000 shares of Pentamation common stock, subject to adjustment so that the partnership receives the same number of SunGard shares upon completion of the merger as the partnership would have received if the automobiles had been sold directly to SunGard in exchange for SunGard shares for a purchase price equal to the net fair market value of the automobiles. The automobiles have an appraised fair market value of $917,475. As of March 31, 1999, the loan balance associated with the automobiles was $790,855. This purchase is required in order to account for the merger as a pooling of interests. See "The Merger and Related Transaction--Anticipated Accounting Treatment."

   Pentamation Options. Donald V. Appleton, the President of Pentamation, has options to purchase 25,000 shares of Pentamation common stock. All of these options are immediately exercisable. Upon completion of the merger, all such options, if not previously exercised, will be assumed by SunGard. These options will continue to have, and be subject to, the same terms and conditions set forth in the option agreement under which they were issued and evidenced (subject to the appropriate adjustments to the exercise price and number of shares subject to the options based upon the merger exchange ratio.)

Voting Agreements

   In connection with the merger, Pentamation shareholders who own 612,884 shares of Pentamation common stock, constituting approximately 75% of the Pentamation shares outstanding on the record date, have entered into voting agreements with SunGard in which these shareholders have agreed to vote their Pentamation shares in favor of the merger.

   Each Pentamation shareholder who executed a voting agreement also delivered to SunGard an irrevocable proxy to vote their shares in favor of the merger. In addition, each Pentamation shareholder who executed the voting agreement with respect to shares owned beneficially, but not of record, agreed to use their reasonable best efforts to cause the record owner of the shares they beneficially owned to execute and deliver to SunGard an irrevocable proxy to vote their shares in favor of the merger.

Escrow Agreement

   Under the escrow agreement, the escrow agent will maintain an account for each Pentamation stockholder containing the stockholder's stock being held in escrow in accordance with the terms of the escrow agreement. The escrowed stock, representing 10% of the stock to be issued in connection with the merger, will be held by the escrow agent in escrow for one year after completion of the merger and used to satisfy any claims for indemnification by SunGard under section 5.3 and section 14.1 of the reorganization agreement. See "The Merger Documents--Escrow Agreement and Indemnification Claims".

Resale Restrictions

   The SunGard common stock issued in connection with the merger will be freely transferable, except that shares issued to any Pentamation shareholder who is an affiliate of Pentamation or who becomes an affiliate of SunGard are subject to a number of restrictions on resale. An affiliate is defined generally as including directors, executive officers and other persons who control a company. Pentamation shareholders who may be deemed affiliates have executed affiliate agreements which:

  . prohibit the affiliate from selling or otherwise reducing his risk in any capital stock or options of Pentamation, and

  . prohibit the affiliate from selling or otherwise reducing his risk in any capital stock or options of SunGard during the period which begins 30 days prior to consummation of the merger and ends on the earlier of:

  . the date on which financial results covering at least 30 days of post-merger combined operations of SunGard and Pentamation have been published by SunGard, and

  .  the date the agreement is terminated.

   In addition, the affiliate agreements further prohibit the sale, transfer or other disposition of SunGard common stock received by the affiliates in the merger at any time after the restricted period referred to above unless the sale, transfer or other disposition complies with the requirements of the federal securities laws. The purpose of the affiliate agreements is to comply with the requirements of federal securities laws and pooling of interests accounting rules.

Rights of Dissenting Pentamation Shareholders

   The following discussion is not a complete statement of the law pertaining to dissenters rights under Pennsylvania Business Corporation Law, referred to as the PA BCL, and is qualified in its entirety by the full text of section 1930 and Subchapter D of Chapter 15 of the PA BCL, which is referred to as Subchapter D. Subchapter D is reprinted in its entirety as Appendix D to this proxy statement/prospectus. Any Pentamation shareholder who desires to exercise his or her dissenters rights should review carefully Subchapter D and is urged to consult a legal advisor before electing or attempting to exercise their rights. All references in Subchapter D to a "shareholder" and in this summary to a "Pentamation shareholder" or a "holder of Pentamation stock" are to the record holder of shares as to which dissenters rights are asserted.

   Subject to the exceptions stated below, holders of Pentamation stock who comply with the applicable procedures summarized below will be entitled to dissenters rights under Subchapter D. Voting against, abstaining from voting or failing to vote on approval and adoption of the proposed merger will not constitute a demand for appraisal within the meaning of Subchapter D.

   Pentamation shareholders electing to exercise dissenters rights under Subchapter D must not vote for approval of the proposed merger. A vote by a shareholder against the proposed merger is not required to exercise dissenters rights. However, if a shareholder returns a signed proxy but does not specify a vote against the proposed merger or a direction to abstain, the proxy, if not revoked prior to the special meeting of shareholders, will be voted for approval of the proposed merger, which will have the effect of waiving that shareholder's dissenters rights. It is a condition to the closing of the merger that holders of less than 10% of Pentamation's outstanding stock exercise their dissenters rights.

   What Are Dissenters Rights? Pentamation shareholders who follow the procedures of Subchapter D will be entitled to receive from Pentamation the fair value of their shares, immediately before the effective time of the Pentamation merger. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger. Pentamation shareholders who elect to exercise their dissenters rights must comply with all of the procedures to preserve those rights.

   Shares Eligible for Dissenters Rights. Generally, if you chose to assert your dissenters rights, you must dissent as to all of the shares you own. The PA BCL distinguishes between record holders and beneficial owners. You may assert dissenters rights as to fewer than all the shares registered in your name only if you are not the beneficial owner of the shares with respect to which you do not exercise dissenters rights.

   Record Holder Who is Not the Beneficial Owner. A record holder may assert dissenters rights on behalf of the beneficial owner. If you are a registered owner and you wish to exercise dissenters rights on behalf of the beneficial owner, you must disclose the name and address of the person or persons on whose behalf you dissent. In that event, your rights shall be determined as if the dissenting shares and the other shares were registered in the names of the beneficial holders.

   Beneficial Owner Who is Not the Record Holder. A beneficial owner of Pentamation common stock who is not also the record holder, may assert dissenters rights. If you are a beneficial owner who is not the record holder and you wish to assert your dissenters rights you must submit a written consent of the record holder to the Secretary of Pentamation prior to the vote, but in no event later than the Pentamation special meeting. You may not dissent with respect to some but less than all shares you own.

Dissenters Rights Procedures

   Notice of Intention to Dissent. If you wish to exercise your dissenters rights, you must follow the procedures set forth in Appendix D. You must file a written notice of intention to demand the fair value of your shares with the Secretary of Pentamation prior to the vote, but in no event later than the Pentamation special meeting. You must not make any change in your beneficial ownership of Pentamation shares from the date you file the notice until the effective time of the merger. You must refrain from voting your shares for the adoption of the merger proposal.

   Notice of Approval. If the Pentamation shareholders approve the merger proposal, Pentamation will mail a notice to all dissenters who filed a notice of intention to dissent prior to the vote on the merger proposal and who refrained from voting for the adoption of the merger proposal. Pentamation expects to mail the notice of approval promptly after the merger. The notice of approval will state where and when a demand for payment must be sent and where the certificates for eligible shares must be deposited in order to obtain payment. The notice of approval will also supply a form for demanding payment which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares. The demand form will be accompanied by a copy of Subchapter D.

   If you assert your dissenters rights, you must ensure that Pentamation receives your demand form and your certificates on or before the demand deadline. All mailings to Pentamation are at your risk. Accordingly, Pentamation recommends that your notice of intention to dissent, demand form and stock certificates be sent by certified mail only, by overnight courier or by hand delivery.

   If you fail to file a notice of intention to dissent, fail to complete and return the demand form, or fail to deposit stock certificates with Pentamation, each within the specified time periods, you will lose your dissenters rights under Subchapter D. You will retain all rights of a shareholder, or beneficial owner, until those rights are modified by completion of the merger.

   Payment of Fair Value by Pentamation. Upon timely receipt of the completed demand form, the PA BCL requires Pentamation to either: remit to dissenters who complied with the procedures, the amount Pentamation estimates to be the fair value for such dissenting shares; or give written notice that no such remittance will be made.

   Pentamation will determine whether to make such a remittance or to defer payment for such shares until completion of the necessary appraisal proceedings. Pentamation may consider the number of shares, if any, with respect to which shareholders dissented and any objections that may be raised with respect to the standing of the dissenting shareholder.

   The remittance or notice will be accompanied by: (i) the closing balance sheet and statement of income of Pentamation for the fiscal year ended September 30, 1998 or the latest available interim financial statements; (ii) a statement of Pentamation's estimate of the fair value of the shares; and (iii) notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D.

   Return of Deposited Certificates. If Pentamation does not remit the amount of its estimate of the fair value of the shares, it will return any deposited certificates with a notation that a demand for payment in accordance with Subchapter D has been made. If shares carrying this notation are transferred after that, each new certificate issued may bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by this transfer any rights in Pentamation other than those which the original dissenter had after making demand for payment of their fair value.

   Dissenting Shareholders Estimate of Fair Value. If Pentamation gives notice of its estimate of the fair value of your shares, without remitting this amount, or remits payment of its estimate of the fair value of your shares and you believe that the amount remitted or stated is less than the fair value of such shares, you may send to Pentamation your own estimate of the fair value of the shares. Such estimate shall be deemed a demand for payment of the amount of the deficiency. If you do not file a holder's estimate within 30 days after the mailing by Pentamation of its remittance or notice, you will only be entitled to the amount stated in the notice or remitted to you by Pentamation.

   Resort to Court for Relief. If, after the later of, 60 days after the effective time of the merger or after the timely receipt of any holder's estimate, demands remain unpaid, Pentamation may file an application for relief, requesting the court determine the fair value of the shares. We cannot assure you that Pentamation will file this application.

   In the court proceeding all dissenters, wherever residing, whose demands have not been settled will be made parties to any such appraisal proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter made a party will be entitled to recover an amount equal to the fair value of the dissenter's shares, plus interest, or if Pentamation previously remitted any amount to the dissenter, any amount by which the fair value of the dissenter's shares is found to exceed the amount previously remitted, plus interest.

   If Pentamation fails to file an application for relief, any dissenter who made a demand and who has not already settled his or her claim against Pentamation may file an application for relief in the name of Pentamation at any time within 30 days after the expiration of the 60- day period after the merger or after the timely receipt of any holder's estimate. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid Pentamation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

   Costs and Expenses of Court Proceedings. The costs and expenses of the court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Pentamation. The court may, however, apportion and assess any part of the costs and expenses of court proceedings as it deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be in bad faith. If Pentamation fails to comply substantially with the requirements of Subchapter D, the court may assess fees and expenses of counsel and of experts for the parties as it deems appropriate against Pentamation and in favor of any or all dissenters. The court may assess fees and expenses of counsel and experts against either Pentamation or a dissenter, if the court finds that a party acted in bad faith. If the court finds that the services of counsel for any dissenter substantially benefitted other dissenters similarly situated and should not be assessed against Pentamation, it may award counsel reasonable fees to be paid out of the amounts awarded to the dissenters who benefitted.

   No Right to an Injunction. Under Pennsylvania corporate law, a Pentamation shareholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger proposal, nor any right to valuation and payment of the fair value of the holder's shares because of the merger proposal, except to the extent provided by the dissenters rights provisions of Subchapter D. Pennsylvania corporate law also provides that, absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter D are exclusive.

Material Federal Income Tax Consequences

   The following is a summary description of the material United States federal income tax consequences of the merger to Pentamation and the Pentamation shareholders who receive SunGard common stock in the merger or perfect dissenters' rights. This summary does not address tax considerations which may affect the treatment of special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of Pentamation shareholders who do not hold their Pentamation stock as a capital asset at the date the merger is completed or to the extent their Pentamation stock was received in connection with the sale of real estate and automobiles by the GLS partnership. In addition, no information is provided in this summary with respect to the tax consequences of the merger either under applicable foreign, state or local laws or to persons who acquired Pentamation common stock under employee stock options or otherwise as compensation.

   The following discussion is based on the Internal Revenue Code of 1986, as in effect on the date of this proxy statement/prospectus, without consideration of the particular facts or circumstances of any particular holder of Pentamation stock. Pentamation and SunGard have not sought and will not seek any rulings from the Internal Revenue Service, with respect to any of the matters discussed in this summary. It is a condition to the closing that Blank Rome Comisky & McCauley LLP, counsel to SunGard, render an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. Provided that the merger qualifies as a statutory merger under applicable state law:

  . the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986;

  . no gain or loss will be recognized by SunGard upon the exchange of Pentamation stock solely in exchange for SunGard common stock;

  . no gain or loss will be recognized by Pentamation shareholders upon the exchange of their Pentamation stock solely for SunGard common stock;

  . the basis of SunGard common stock received by Pentamation shareholders in the merger will be the same as the basis of their Pentamation stock surrendered in exchange therefor;

  . for capital gains purposes, the holding period of SunGard common stock received by Pentamation shareholders in the merger will include the period during which the Pentamation stock surrendered in exchange therefor was held, provided that the Pentamation stock is held as a capital asset at the date the merger is completed.

   This opinion will not address the federal income tax consequences with respect to the SunGard stock received by GLS or its partners in connection with the sale of real estate and automobiles by the GLS partnership to Pentamation prior to the completion of the merger.

   A Pentamation shareholder who perfects dissenters rights with respect to his or her shares of Pentamation stock, and who does not withdraw his or her rights, should, in general, treat the difference between the tax basis of the shares of Pentamation stock held by the Pentamation stockholder with respect to which dissenters rights are perfected and the amount received in payment therefor as capital gain or loss. However, depending on the Pentamation shareholder's particular circumstances, this amount might be treated for federal tax purposes as a dividend by SunGard.

   The foregoing is a general discussion of the material federal tax consequences of the merger for Pentamation and Pentamation shareholders and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of each Pentamation shareholder's tax status and attributes. Accordingly, each Pentamation shareholder should consult his or her own tax advisor regarding the specific tax consequences of the merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in these tax laws.

Anticipated Accounting Treatment

   The merger is intended to be accounted for as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. SunGard's obligation to complete the merger is conditioned upon its receipt of letters from PricewaterhouseCoopers LLP, SunGard's independent accountants, and Halbert, Katz & Co., P.C., Pentamation's independent accountants, that the merger may be accounted for as a pooling of interests.

   SunGard has the right to waive the condition that the merger be accounted for as a pooling of interests. If the merger is consummated but fails to qualify for pooling of interests accounting treatment, then the transaction may be accounted for as a purchase. Under that method, the fair market value of the SunGard common stock issued in the merger would be recorded as the cost of acquiring Pentamation's business. That cost would be allocated to the individual assets of Pentamation that were acquired and liabilities of Pentamation that were assumed according to their respective fair values. The fair market value of the SunGard common stock to be issued in the merger is in excess of the amounts at which the net assets are carried in Pentamation's accounts. The excess would be allocated to intangible assets and amortized as an expense over the estimated useful life of each intangible asset. As a result, if the merger fails to qualify for pooling of interests accounting treatment, and the transaction is accounted for under the purchase method, the combined financial results of SunGard and Pentamation could be adversely affected.

Regulatory Matters

   SunGard and Pentamation have filed notification and report forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice in connection with the merger as required by the HSR Act. These filings commenced a 30-day waiting period under the HSR Act which must elapse before Pentamation and SunGard may complete the merger. SunGard and Pentamation received early termination of the waiting period. The Department of Justice and the Federal Trade Commission will continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed even though the waiting period ended. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or if a challenge is made, that SunGard and Pentamation would prevail or would not be required to terminate the reorganization agreement, divest assets, license proprietary technology to third parties or accept conditions in order to complete the merger. SunGard does not have any obligation under the reorganization agreement to dispose of any assets or make any changes to its operations or make any commitments to any governmental agency even if these actions might facilitate the completion of the merger.

New York Stock Exchange Listing

   SunGard will cause the shares of SunGard common stock to be issued in connection with the merger to be listed on the New York Stock Exchange upon the effective date of the merger.

                              THE MERGER DOCUMENTS

General

   The following is a summary of the material provisions of the merger documents, consisting of the reorganization agreement and the merger agreement. A copy of the reorganization agreement is attached as Appendix A to this proxy statement/prospectus and a copy of the merger agreement is attached as Appendix B to this proxy statement/prospectus. The merger documents are incorporated into this proxy statement/prospectus by reference, and you are urged to read them carefully.

   The merger documents provide for the merger of a newly-formed, wholly-owned subsidiary of SunGard with and into Pentamation. As a result of the merger, the SunGard subsidiary will cease to exist, Pentamation will become a wholly owned subsidiary of SunGard and Pentamation shareholders will become stockholders of SunGard. Pentamation will continue as the surviving corporation of the merger and will retain all of its separate corporate existence, with all its rights and powers unaffected by the merger. The merger will become effective upon the filing of articles of merger with the Pennsylvania Secretary of the Commonwealth or at any later time that may be specified in the articles of merger. The filing of the articles of merger is anticipated to take place as soon as practicable after the adoption and approval of the merger by the Pentamation shareholders, if the other conditions to the merger are satisfied or waived. We currently anticipate that the merger will be completed, and the merger will be effective, shortly after the meeting of Pentamation shareholders to approve the merger. There can be no assurance, however, that the conditions to the merger will be satisfied by that time, or at all, or that the merger documents will not be terminated. See "--Conditions to the Merger" and "The Merger and Related Transactions--Regulatory Matters."

Merger Consideration

   Pentamation Common Stock. When the merger is completed, each outstanding share of Pentamation common stock will be converted into the right to receive SunGard common stock. The number of shares of SunGard common stock into which each share of Pentamation common stock will be converted will vary based upon:

  . the average of the closing sale prices of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger and

  . the fair market value of the real estate and automobiles purchased by Pentamation from GLS, a partnership owned by Jeffrey P. Feather and David P. Bloys, less the debt to which such assets are subject. This net amount will be payable as part of the merger consideration by dividing that amount by the SunGard average stock price as determined above. The number of shares resulting from this calculation is sometimes referred to as the additional shares. It is expected that the fair market value less debt of these assets will be approximately $3,700,000 when the merger is completed.

   The actual exchange ratios will be determined as follows:

  . if the average stock price is between $34 and $46, each share of Pentamation common stock will be converted into SunGard common stock determined by dividing (a) 915,000 shares of SunGard common stock plus the additional shares by (b) the number of Pentamation shares outstanding or issuable upon the exercise of stock options as of the date the merger is completed.

  . if the average stock price is less than $34, each share of Pentamation common stock will be converted into SunGard common stock determined by dividing (a) the number of shares of SunGard common stock resulting from dividing $31,110,000 by the average stock price, but in no event more than 972,188 shares, plus the additional shares by (b) the number of Pentamation shares outstanding or issuable upon the exercise of stock options as of the date the merger is completed.

  . if the average stock price is greater than $46, each share of Pentamation common stock will be converted into SunGard common stock determined by dividing (a) the number of shares of SunGard common stock resulting from dividing $42,090,000 by the average stock price, but in no event less than 876,875 shares, plus the additional shares by (b) the number of Pentamation shares outstanding or issuable upon the exercise of stock options as of the date the merger is completed.

   Listed below is the approximate exchange ratios which would apply if the 20-day average closing price of SunGard common stock was equal to the price listed next to that ratio:

                                                         Then each share of
                                                         Pentamation common
                                                      stock would be converted
                                                         into the following
                                                         approximate number
               If the SunGard 20-day                        of shares of
             average closing price is:                 SunGard common stock:
             -------------------------                ------------------------
                      $30.00                                 1.1536120
                       31.00                                 1.1536120
                       32.00                                 1.1536120
                       33.00                                 1.1186531
                  34.00 to 46.00                             1.0857520
                       47.00                                 1.0626508
                       48.00                                 1.0405122
                       49.00                                 1.0405122

   Please note that because the exchange ratio will be based upon the average closing price of SunGard common stock and because the market price of the shares of SunGard common stock may fluctuate, Pentamation shareholders cannot be sure as of the date of the special meeting of the market value of the shares of SunGard common stock they will receive.

   It is a condition to Pentamation's obligation to complete the merger that the average price of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger is greater than or equal to $32 per share.

   No Fractional Shares. No fractional shares of SunGard common stock will be issued in connection with the merger. In lieu of fractional shares, the number of shares of SunGard stock to be issued to each shareholder shall be rounded up on down to the nearest whole number of shares of SunGard common stock.

Stock Options

   Upon completion of the merger, all rights with respect to Pentamation common stock under each Pentamation option to acquire Pentamation common stock then outstanding will be converted into and become rights to acquire SunGard common stock, and SunGard will substitute a SunGard stock option in exchange for each Pentamation option. As of the record date, there were options outstanding to purchase a total of 25,000 shares of Pentamation common stock all of which were held by Donald V. Appleton, President of Pentamation. In the event such options have not been exercised by Mr. Appleton prior to the effective date of the merger:

  . the number of shares of SunGard common stock subject to each Pentamation option will be equal to the number of shares of Pentamation common stock subject to each Pentamation option immediately prior to the completion of the merger, multiplied by the merger exchange ratio, rounded to the nearest whole share; and

  . the exercise price per share under each Pentamation option will be adjusted by dividing the exercise price per share under the Pentamation option by the merger exchange ratio, rounded up to the nearest cent.

   The options will be subject to adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the completion of the merger.

Stock Ownership Following the Merger

   Based on the number of shares of Pentamation common stock issued and outstanding as of the record date and assuming an average SunGard stock price of $34.9375 during the 20 day measurement period, closing price per share of SunGard common stock on June 29, 1999, an aggregate of approximately 1,020,903 shares of SunGard common stock will be issued to Pentamation shareholders. Based on the number of shares of SunGard common stock issued and outstanding as of April 30, 1999, and after giving effect to the additional shares of SunGard common stock that are proposed to be issued in the merger, assuming no exercise of outstanding options to purchase SunGard common stock or Pentamation common stock, the former shareholders of Pentamation would hold approximately 0.9% of SunGard's total issued and outstanding shares.

Exchange Procedures for Pentamation Stock

   SunGard will designate its transfer agent, Norwest Bank, N.A., to act as the "exchange agent" under the merger documents and the escrow agreement. As soon as is practicable after the date the merger is completed, SunGard or the exchange agent will mail or deliver, to each Pentamation stockholder as of June 21, 1999, instructions for use in surrendering his or her Pentamation stock certificates to the exchange agent. Upon the surrender of a Pentamation stock certificate to the exchange agent in accordance with the instructions, the exchange agent will exchange the Pentamation stock certificate for:

  . new certificates representing 90% of the number of shares of SunGard common stock into which the shares of Pentamation stock represented by the Pentamation stock certificate have been converted in accordance with the merger documents, which will be promptly delivered as instructed by the holder, and

  . new certificates for the balance of the number of shares of SunGard common stock into which the shares of Pentamation stock represented by the Pentamation stock certificate have been converted in accordance with the merger documents, which will be held in escrow and distributed in accordance with the terms of the escrow agreement.

If applicable, the new certificates will be accompanied by any distributions due with respect to shares of SunGard common stock that were paid to SunGard's shareholders of record as of a date between the date the merger is completed and the date of distribution of the certificates. Until surrendered to the exchange agent, each outstanding Pentamation stock certificate will be deemed to evidence ownership of the number of shares of SunGard common stock into which the shares of Pentamation stock have been converted in accordance with the merger agreement, subject to the escrow requirement described above.

Escrow Agreement and Indemnification Claims

   In connection with the merger, Pentamation shareholders will be asked to sign an escrow agreement with SunGard, a copy of which is attached as Appendix
C. It is a condition to SunGard's obligation to complete the merger that the holders of at least 90% of Pentamation's outstanding stock execute the escrow agreement. However, the terms of the escrow agreement will be binding on each Pentamation shareholder by virtue of the merger and regardless of whether such Pentamation shareholder has executed the escrow agreement.

   Under the escrow agreement, the escrow agent will maintain an account for each Pentamation shareholder containing the shareholders' stock being held in escrow in accordance with the terms of the escrow agreement. The escrowed stock, representing 10% of the stock to be issued to in connection with the merger, will be held by the escrow agent in escrow and used to satisfy any claims for indemnification by SunGard under section 5.3 or section 14.1 of the reorganization agreement. The escrowed stock will be distributed to the Pentamation shareholders one year after the date the merger is completed, less the shares used to pay any claims made by SunGard for indemnification matters under section 5.3 or section 14.1 of the reorganization agreement. For purposes of paying indemnification claims, the shares will be valued based upon the average of the closing sale prices of SunGard common stock during the 20 trading days ending two trading days prior to the completion of the merger.

   The escrow agreement provides that each of the Pentamation shareholders will grant to Jeffrey P. Feather the full power and authority to represent them for the purpose of handling claims under the escrow agreement, including settling all related disputes, and agreeing to any waiver, consent or amendment under or to the escrow agreement; provided that no waiver, consent or amendment will affect the method of allocation of payments from the escrowed stock with respect to any Pentamation shareholder who does not expressly consent to such change.

   The escrow agreement provides for the indemnification of the exchange agent by SunGard and the Pentamation shareholders from any action, claim or proceeding, arising out of or relating in any way to the escrow agreement or any transaction to which the escrow agreement relates. This indemnification will not be available if the action, claim or proceeding is the result of the willful misconduct or gross negligence of the escrow agent.

   A copy of the escrow agreement is attached as Appendix C.

Representations and Warranties

   The reorganization agreement contains statements and promises, called representations and warranties, made by Pentamation and SunGard. Some of Pentamation's representations and warranties relate to the following:

  .  organization of Pentamation and its subsidiaries;
  .  effect of the reorganization agreement;
  .  capital stock and ownership;
  .  financial and corporate records;
  .  compliance with law;
  .  financial statements;
  .  assets;
  .  obligations;
  .  operations since latest balance sheet;
  .  accounts receivable;
  .  tangible property;
  .  real property;
  .  environmental matters;
  .  software and intangibles;
  .  contracts;
  .  employee and independent contractor matters;
  .  employee benefit plans;
  .  customers, prospects and suppliers;
  .  tax matters;
  .  proceedings and judgments;
  .  insurance;
  .  questionable payments;

  .  related party transactions;
  .  broker fees;
  .  acquisition proposals;
  .  matters concerning affiliates;
  .  accounting matters;
  .  vote required;
  .  anti-trust regulatory requirements; and
  .  full disclosure.

   Some of SunGard's representations and warranties relate to the following:

  .  organization;
  .  effect of reorganization agreement;
  .  capital stock and ownership
  .  filings with the SEC;
  .  investment matters.

   To review all of the representations and warranties contained in the reorganization agreement you should read the reorganization agreement, which is attached as Appendix A.

   The reorganization agreement provides that if the representations and warranties of Pentamation are determined to have been incorrect at the time the reorganization agreement was signed or at the time the merger is completed, SunGard may make claims against the Pentamation shareholders for any resulting losses suffered by SunGard. Pentamation shareholders will not have liability for any representation or warranty if a claim for indemnification is not made by April 30, 2000 with respect to matters expected to be encountered in the routine audit process of a wholly owned subsidiary of SunGard, or by 12 months after the completion of the merger with respect to all other matters, except that there is no time limit for losses suffered by SunGard with respect to any matter involving:

  . pending litigation disclosed by Pentamation in excess of disclosed amounts;

  .  intentional misrepresentation, fraud or a criminal matter;

  . title to or infringement caused by any software, technology, service or product which, at any time before the completion of the merger, was marketed, licensed, maintained, supported, owned, or claimed to have been owned by Pentamation;

  . record or beneficial ownership of any shares of capital stock or membership interests in Pentamation or its subsidiaries;

  .  taxes;

  .  environmental matters; or

  . covenants or other obligations to be performed after the completion of the merger.

Covenants

   The reorganization agreement includes several covenants and agreements of Pentamation and SunGard which govern their actions until the merger is completed. These covenants and agreements include the following which require that:

  . Pentamation conduct its business in a diligent manner and not make any material change in its business practices;

  . Pentamation preserve intact its current business organization, keep available the services of its current officers, employees, salesmen, agents and representatives and maintain the goodwill of its customers, suppliers, and other persons or entities having a business relationship with Pentamation;

  . Pentamation consult regularly with SunGard as to the management of its business and affairs;

  .  Pentamation shall:

    . maintain its real property and tangible property in good condition and repair,

    . maintain its insurance policies and permits in full force and effect,

    . repair, restore or replace any of its assets that are damaged, destroyed, lost or stolen,

    .  comply with all applicable contracts, permits and laws,

    . properly file all tax returns, annual reports and other returns and reports required to be filed by it, and

    .  fully pay when due all taxes and fees;

  . Pentamation maintain its corporate existence and good standing in its jurisdiction of incorporation and its good standing in each jurisdiction where it is currently qualified as a foreign corporation, and not amend its articles of incorporation or bylaws;

  .  without SunGard's prior written consent, Pentamation will not:

    . generally act other than in the ordinary course of its business consistent with its past practices;

    . even in the ordinary course of its business consistent with past practices, incur any obligation or enter into any contract or transaction, involving, in any single case, an amount exceeding $50,000 or, in the aggregate, an amount exceeding $100,000, except with respect to draws on its existing line of credit in the ordinary course of business;

    .  permit or cause a breach or default under any agreement;

    .  alter its capitalization; or

    . enter into any contract that commits it to take any action inconsistent with any of the provisions of the merger documents;

  . Pentamation shall submit to SunGard monthly financial statements prepared in accordance with generally accepted accounting principles;

  . Pentamation shall provide SunGard with reasonable access to its personnel, facilities, assets, existing books, records, tax returns, work papers and other documents and permit and assist SunGard to contact its customers, prospects and suppliers;

  . Pentamation and its principal shareholders shall use their best efforts to obtain all consents necessary to complete the merger;

  . Pentamation and the principal shareholders shall not engage in discussions with any third party regarding an acquisition of Pentamation;

  . Pentamation and its principal shareholders shall promptly advise SunGard of any fact to their knowledge that would have been required to be disclosed under the Reorganization Agreement;

  . Pentamation and the principal shareholders shall not take any action that would prevent the merger from being accounted as a pooling of interests;

  . Pentamation and its principal shareholders on the one hand, and SunGard on the other hand, shall make all necessary anti-trust regulatory filings with the appropriate governmental agencies;

  . Neither Pentamation nor its principal shareholders shall transfer, dispose of or encumber any shares of Pentamation stock;

  . SunGard shall maintain its corporate existence and good standing in the State of Delaware, and not amend its charter or bylaws in any manner that would be inconsistent with its obligations under the merger documents;

  . SunGard shall not enter into any contract that commits it to take any action that would be inconsistent with any of the provisions of the merger documents;

  . SunGard shall permit Pentamation, its principal shareholders and authorized representatives access to all publicly available information concerning SunGard;

  . SunGard, Pentamation and the principal shareholders shall use their respective best efforts to complete the merger;

  . SunGard shall file all reports required to be filed with the Securities and Exchange Commission; and

  . SunGard shall promptly advise Pentamation and its principal shareholders of any fact to its knowledge that would have been required to be disclosed under the reorganization agreement.

   To review all of the covenants and agreements contained in the reorganization agreement, you should read the reorganization agreement, which is attached as Appendix A.

Non-Solicitation

   In the merger documents, Pentamation and the principal shareholders agreed that they will not solicit, initiate, encourage, or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, any third parties concerning any merger, consolidation or similar transaction, any bulk sale of Pentamation's or its subsidiaries' assets or any sale of Pentamation's or its subsidiaries' capital stock. You should read the reorganization agreement, which is attached as Appendix A, for a more complete discussion of the nonsolicitation provision.

Conditions to the Merger

   The completion of the merger depends upon the satisfaction or waiver of certain conditions, including, among other things:

  . the registration statement must become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the registration statement;

  . the independent accountants for Pentamation and SunGard each shall have delivered a letter to SunGard to the effect that the merger may be accounted for as a pooling of interests;

  .  the merger must be approved by Pentamation's shareholders;

  . the representations and warranties of the parties are not false or misleading in any material respect;

  . all of the terms and conditions of the reorganization agreement must be substantially satisfied or performed;

  . there may not be any legal proceeding, judgment or new law that seeks to or does prohibit or restrain, or that seeks damages as a result of, the completion of the merger or any of the other transactions provided for in the merger documents;

  . there may not be any material adverse change or loss that affects Pentamation or its business, assets, financial condition or financial performance since the date of the reorganization agreement;

  . the escrow agreement must have been signed by the holders of at least 90% of Pentamation's outstanding stock;

  . the sale to Pentamation of the facilities located at Five Bethlehem Plaza, Bethlehem, PA, from which Pentamation operates, must be completed and Pentamation must have obtained title, title insurance, title surveys and other documentation acceptable to SunGard;

  . if SunGard has elected to obtain environmental surveys with respect to the Bethlehem property, such surveys must show that the property is in compliance with environmental laws;

  . the sale to Pentamation of the fleet of automobiles leased by Pentamation must be completed; and

  . the waiting period under the HSR Act must have expired or been terminated.

   In addition, it is a condition to the obligations of Pentamation to complete the merger that the average price of SunGard common stock over a 20 trading day period ending two days prior to the effective date of the merger is greater than or equal to $32 per share. In the event that the average price of SunGard common stock is less than $32 per share, Pentamation may either waive such condition and complete the merger, or postpone the completion of the merger until the condition is satisfied. If this condition is not satisfied by August 31, 1999, Pentamation could also terminate the merger.

   To review all of the conditions to the merger, you should read the reorganization agreement attached as Appendix A.

Termination

   The reorganization agreement may be terminated prior to the completion of the merger, whether before or after approval of the merger by the shareholders of Pentamation;

  .  by mutual written consent of Pentamation and SunGard; or

  . by either Pentamation or SunGard if the merger is not completed by August 31, 1999, unless the failure to complete the merger is because of a failure by the terminating party to perform any obligation required to be performed by that party;

Expenses

   All fees and expenses incurred in connection with the merger documents and the transactions contemplated by the merger documents will be paid by the party incurring those expenses, whether or not the merger is completed.

Amendment; Waiver

   The merger documents may not be amended except by an instrument in writing signed on behalf of each of the parties. No waiver under the merger documents will be enforceable unless it is in writing and signed by the party against whom the enforcement of that waiver is being sought. Pentamation may agree to any amendment or supplement to the merger documents, or a waiver of any provision of the merger documents, either before or after the approval of the shareholders of Pentamation is obtained and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the merger exchange ratio or have a material adverse effect on the shareholders of Pentamation.

Nondisclosure and Noncompetition Restrictions

   In the merger documents, Pentamation and each of Jeffrey P. Feather, David
P. Bloys and Donald V. Appleton agreed with SunGard that during the later of the period which ends five years after the effective date of the merger or the period which ends two years after their employment with SunGard terminates, they will not:

  . communicate with or solicit any person who is a customer, prospect, supplier, employee, salesman, agent or representative of, or consultant to SunGard in an effort to obtain the person as a customer, supplier, employee, salesman, agent or representative of or consultant to, any other person that is competitive with or similar to the SunGard enterprise resource planning business;

  . market or sell any software, technology, product or service that is similar to or competitive with any proprietary software, technology, product or services of the SunGard enterprise resource planning business;

  . establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or consultant to any business that competes with or is similar to the SunGard enterprise resource planning business;

   They have also agreed not to disclose or use any confidential or proprietary information of the SunGard business, including the Pentamation business.

   The provisions of the noncompetition restrictions will not apply to Mr. Appleton in the event that his employment is terminated by SunGard without cause after the completion of the merger.

                       INFORMATION CONCERNING PENTAMATION

                            Business of Pentamation

   Pentamation develops, markets and sells information systems for school districts and local governments. Its integrated systems include the hardware, network design, application software and implementation necessary to provide a total solution to its customers' information needs. Pentamation also provides all necessary software and hardware installation, end user training, documentation, specialized software enhancements, data conversions and, as described below, support and maintenance services required by its customers. Pentamation began operations in January 1970 and has been based in Bethlehem, Pennsylvania since that time. The Company has approximately 326 employees.

   Pentamation's education systems are currently used by over 500 school districts ranging in size from a few hundred to over 60,000 students. Its K-12 information systems include financial, human resource and student management systems and applications.

   Pentamation's government systems are currently serving hundreds of local government organizations throughout the United States. Pentamation is a leader is providing financial, human resource and revenue management information support systems for local governments.

   Pentamation also provides extensive and effective support services for its products for its customers. Support services are provided through a fully automated service call management system, a web-accessible knowledge base, an automated call distribution system and centralized call center.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PENTAMATION

General

   Pentamation provides information systems for school districts and local governments. Its information systems include the hardware, network design, application software and implementation necessary to provide an integrated solution to its customers' information requirements.

   Pentamation's revenues come from three primary sources: the sale of new systems, implementation and other services associated with sales, and support and maintenance services.

   Pentamation's growth over the years in revenue and income has come from increased sales and an expanding customer base. The Company maintains its own internal full-time sales force. In many cases, sales are completed through a competitive process wherein the Company responds to requests for proposals from government agencies and school districts.

   While the overall trend in revenues and profits has been positive, revenues can fluctuate when viewed on a quarter to quarter or year to year basis.

   Pentamation utilizes line of credit bank financing to the extent necessary to supplement the self funding of its operations.

Results of Operations

   Revenues. Net revenue for the six months ended March 31, 1999 totaled $17,531,000, an increase of 36% from the same period in 1998. Revenues from software licenses grew 95%, from $3,475,000 to $6,759,000, and software training and installation revenues grew 158%, from $935,000 to $2,411,000. The revenue and installation growth was attributable to strong backlog resulting from the introduction of new products and increased sales performance in the preceding year. Additionally, in September, 1998, Pentamation completed the acquisition of TreSun, Inc., a Florida based supplier of application software for local governments, which also accounted in part for the increased revenues.

   Revenues from software maintenance services grew 18%, from $3,297,000 to $3,880,000, in the comparative six-month periods due to the increase in software sales. Revenue per employee was $58,000 for the six months ended March 31, 1999, and $49,000 for the same period in 1998.

   Net revenue in 1998 increased 24% to $27,337,000 from $21,952,000 in 1997 and 18% from $23,254,000 in 1996. The increase was due to strong software sales during 1997 and 1998, as well as the services associated with the implementation of new sales.

   Due to the increase in installed systems, software maintenance revenue increased 36% from 1996 to 1998. Sales per employee were $101,000, $90,000 and $110,000 in 1998, 1997 and 1996, respectively.

   Expenses. Operating expenses for the six months ended March 31, 1999 totaled $16,982,000, an increase of 42% over the same period in 1998. This increase was due to staff expansion and the use of additional office space and equipment. Headcount increased from 275 at March 31, 1998 to 321 at March 31, 1999. Operating margin was 3% for the six months ended March 31, 1999 and 6% for the same period in 1998. An expense of $485,000 and $922,000 for acceleration of capitalized software in service was recorded for the periods ended September 30, 1998 and March 31, 1999 for certain capitalized software products, which in management's view had no significant continuing value.

   Marketable securities held for certain company employees as part of a deferred compensation plan are recorded as an asset. As such, increases and decreases in market value of these securities result in increases and decreases in compensation expense and corresponding increases and decreases in net unrealized gains on marketable securities available for sale. Compensation expense for the six months ended March 31, 1999 under these principles was approximately $136,000. No such compensation expense was recorded for the six months ended March 31, 1998.

   Operating expenses in 1998 increased 24% to $26,203,000 from $21,152,000 in 1997 and increased 22% from $21,547,000 in 1996. The increase was due primarily to increased staffing levels required to support the new business and growing customer base and the staffing and associated expenses necessary to insure that Pentamation's software products are year 2000 compliant.

   Headcount increased from 1996 to 1998 by 90, and payroll expenses increased 42% from 1996 to 1998. Operating margins were 4%, 4% and 7% in 1998, 1997 and 1996, respectively.

   Income Tax. Income tax expense for the year ended September 30, 1998 was $389,000, an effective rate of 38% compared to 39% and 36% for the same period in 1997 and 1996.

Liquidity and Capital Resources

   At March 31, 1999, cash was up by $168,000 from a year earlier. This change was the result of fluctuations in sales and collections, which can vary greatly from month to month due to timing of sales and billing. Receivables were $8,325,000, up from $6,351,000 a year earlier, due to higher sales. The ratio of total current assets to total current liabilities was 0.83:1 at March 31, 1999 and 1.17:1 at March 31,1998.

   At September 30, 1998, Pentamation had cash of $425,000, up from $137,000 at September 30, 1997. Receivables at September 30, 1998 were $8,145,000 and the ratio of total current assets to total current liabilities was 0.85:1. Cash at September 30, 1997 and September 30, 1996 was $136,000 and $412,000. The ratio of current total assets to total current liabilities was 1.00:1 and 1.01:1 at September 30, 1997 and September 30, 1996.

   As of March 31, 1999, Pentamation had an unsecured line of credit of $5,000,000 from a local bank. This line of credit was $5,000,000, $3,250,000 and $3,000,000 at September 30, 1998, September 30, 1997 and September 30, 1996, respectively. Amounts outstanding were $1,250,000, $1,300,000 and $0 on the same dates.

                     PRINCIPAL SHAREHOLDERS OF PENTAMATION

   The following table sets forth as of the record date information with respect to the beneficial ownership of Pentamation common stock by (i) each person who is the beneficial owner of more than 5% of the outstanding shares of Pentamation, (ii) each director of Pentamation, (iii) each of the executive officers of Pentamation and (iv) all directors and executive officers as a group.

          Name            Shares        Percent
          ----            -------       -------
Jeffrey P. Feather,
 Director, Chairman and
  Chief Executive
  Officer................ 321,384 (/1/)  39.3%
David P. Bloys,
 Director, Vice Chairman,
  Secretary and
  Treasurer.............. 326,030 (/2/)  39.9%
Donald V. Appleton,
 President...............  27,250 (/3/)   3.2%
All directors and
 executive officers (3
 persons)................ 674,664 (/3/)  80.1%
Joseph A. Sullivan
 (/4/)...................  60,000         7.4%

--------
(1) Includes shares held by Mr. Feather's spouse and minor child.
(2) Includes shares held by Mr. Bloys as custodian for his children.
(3) Includes options held by Mr. Appleton to acquire 25,000 shares.
(4) Mr. Sullivan is a former director and officer of Pentamation.

   The amounts shown do not include approximately 91,000 shares of Pentamation common stock, subject to adjustment, to be issued to GLS, a partnership owned by Messrs. Feather and Bloys, in connection with the sale of real estate and automobiles leased by Pentamation from GLS. When issued and assuming no adjustment, GLS will beneficially own approximately 10.0% of the outstanding Pentamation common stock, Mr. Feather will beneficially own approximately 366,884 shares or 40.4% of the outstanding Pentamation common stock and Mr. Bloys will beneficially own 371,530 shares or 40.9% of the outstanding Pentamation common stock.

                          COMPARISON OF CAPITAL STOCK

Description of SunGard Capital Stock

   The authorized capital stock of SunGard consists of 320,000,000 shares of SunGard common stock, and 5,000,000 shares of preferred stock, $0.01 par value.

   SunGard Common Stock. As of April 30, 1999, there were approximately 118,680,529 shares of SunGard common stock outstanding, held of record by approximately 4,300 stockholders. SunGard common stock is listed and traded on the NYSE under the symbol "SDS." Holders of SunGard common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The stockholders may not cumulate votes in connection with the election of directors. The holders of SunGard common stock are entitled to receive ratably dividends, if any, declared from time to time by the SunGard board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of SunGard, the holders of SunGard common stock are entitled to share ratably in all assets remaining after payment of liabilities. The SunGard common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the SunGard common stock. All outstanding shares of SunGard common stock are fully paid and non-assessable, and the shares of SunGard common stock to be outstanding upon completion of the merger will be fully paid and non-assessable.

   SunGard Preferred Stock. SunGard has 5,000,000 shares of SunGard preferred stock authorized and no shares are outstanding. The SunGard board of directors has the authority to issue up to 5,000,000 shares of SunGard preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of SunGard preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the SunGard board of directors, without stockholder approval, can issue SunGard preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of SunGard common stock. The issuance of SunGard preferred stock may have the effect of delaying, deferring or preventing a change in control of SunGard.

   SunGard Transfer Agent and Registrar. The transfer agent and registrar for the SunGard common stock is Norwest Bank Minnesota, N.A., Shareholder Services Administration, 161 N. Concorde Exchange, P.O. Box 738, South St. Paul, MN 55075 and its telephone number is (651) 450-4064.

Description of Pentamation Capital Stock

   Pentamation is authorized by its Articles of Incorporation, as amended, to issue 5,000,000 shares of common stock, $.015 par value per share. As of May 6, 1999, there were 817,734 shares outstanding and held of record by 109 shareholders. Pentamation acts as its own transfer agent and registrar with respect to its common stock.

   The holders of Pentamation common stock are entitled to one vote per share on all matters to be voted upon the by the shareholders. Shareholders may cumulate votes in connection with the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

   In the event of liquidation, dissolution or winding up of Pentamation, or the merger or consolidation of Pentamation with another corporation in which Pentamation's shareholders receive distributions of cash, assets or securities as a result of such consolidation or merger, or the sale, transfer or other disposition of all or substantially all the assets of Pentamation, the holders of shares of Pentamation common stock are entitled to share ratably in all Pentamation assets available for distribution.

   Shares of Pentamation common stock have no preemptive or conversion rights or other subscription rights. All outstanding shares of Pentamation common stock are fully paid and nonassessable.

                   COMPARISON OF RIGHTS OF HOLDERS OF SUNGARD
              COMMON STOCK AND HOLDERS OF PENTAMATION COMMON STOCK

   Upon completion of the merger, the holders of Pentamation common stock will become holders of SunGard common stock. There are certain material differences between the rights and privileges of the holders of Pentamation common stock and the holders of SunGard common stock.

   SunGard is incorporated under the laws of the State of Delaware and Pentamation is incorporated under the laws of the Commonwealth of Pennsylvania. As a result, the rights of stockholders of SunGard are governed by the Delaware General Corporation Law, referred to as the DGCL, the restated certificate of incorporation of SunGard and the amended and restated bylaws of SunGard, and the rights of shareholders of Pentamation are governed by the Pennsylvania Business Corporation Law, referred to as the PA BCL, the Pentamation articles of incorporation and the Pentamation bylaws. If the merger is consummated, the shareholders of Pentamation will become stockholders of SunGard. The following is a summary of the material differences between the rights of holders of Pentamation common stock and the rights of holders of SunGard common stock. These differences arise from differences between the DGCL and the PA BCL, as well as from differences between the corporate governing instruments of SunGard and Pentamation. This summary does not purport to identify all of the differences that may be material to Pentamation shareholders and is subject to the detailed provisions of the relevant laws and governing instruments. This summary should be read in conjunction with "Comparison of Capital Stock."

Percentage of Voting Stock; Influence Over Affairs

   Upon completion of the merger, the percentage ownership of SunGard by each former Pentamation shareholder will be substantially less than the Pentamation shareholder's current percentage ownership of Pentamation. Accordingly, former Pentamation shareholders will have a significantly smaller voting influence over the affairs of SunGard than they currently enjoy over the affairs of Pentamation.

Dividends

   SunGard. Under the DGCL, a corporation may pay dividends out of surplus, defined as the excess of net assets over capital. If no such surplus exists, dividends may be paid out of its net profits for the fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets.

   SunGard's certificate provides that when and as dividends are declared on the common stock, the holders of common stock are entitled to share equally, share for share, in the dividends. Under SunGard's certificate, holders of preferred stock will be entitled to dividends as designated by the board of directors.

   Pentamation. Under the PA BCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto:

  . that corporation would be unable to pay its debts as they become due in the usual course of business; or

  . the total assets of that corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of shareholders having superior preferential rights upon dissolution to the shareholders receiving such distribution. For the purpose of valuing the assets of the corporation, the board of directors may base its determination on one or more of the following: the book value, or the current value, of the corporation's assets and liabilities, unrealized appreciation and depreciation of the corporation's assets and liabilities or any other method that is reasonable in the circumstances.

   The Pentamation bylaws provide that, subject to the PA BCL and the Pentamation charter, the board of directors may declare dividends upon the outstanding shares of the corporation.

Directors

   SunGard. SunGard's bylaws provide that its board of directors will not consist of less than two nor more than eight directors, with the exact number to be determined by the board of directors. The number of directors is currently fixed at eight. Directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their directors are duly elected and qualified.

   Pentamation. Pentamation's bylaws provide that its board of directors will consist of seven directors; provided that (i) whenever all the shares of Pentamation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three, but not less than the number of shareholders; and (ii) whenever there are three or more shareholders, there must be at least three directors.

Cumulative Voting

   SunGard. Because SunGard's certificate does not provide for cumulative voting for directors, each stockholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, but may not cumulate his or her votes for directors.

   Pentamation. Because Pentamation's articles do not opt-out of cumulative voting for directors, each shareholder who is entitled to vote at an election of directors, has the right to multiply the number of votes to which he or she may be entitled by the total number of directors to be elected in the same election and may cast the whole number of his votes for one candidate or may distribute them among any two or more candidates.

Limitation on Directors Liability; Indemnification of Officers and Directors

   SunGard. The DGCL provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceedings.

   SunGard's bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

   As permitted by the DGCL, SunGard's certificate eliminates the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the DGCL. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

   SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

   Pentamation. Under the PA BCL, a corporation may include in its bylaws a provision, adopted by a vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken or the failure to take any action unless: (i) such directors have breached or failed to perform their duties; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A Pennsylvania corporation is not empowered, however, to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The Pentamation articles and bylaws do not contain such a provision.

   The provisions of the PA BCL regarding indemnification are substantially similar to those of the DGCL. Unlike the DGCL, however, the PA BCL expressly permits indemnification in connection with any action, including a derivative action, unless a court determines that the acts or omissions giving rise to the claim constituted willful misconduct or recklessness. The Pentamation bylaws provide for indemnification of representatives against liability incurred by reason of the fact that such representative was serving in an indemnified capacity within the scope permitted by the PA BCL, so long as the indemnified person acted in good faith, in what he reasonably believed to be in the best interest of Pentamation, and in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

   Pentamation has not obtained directors' and officers' liability insurance.

Call of Special Meetings of Shareholders

   SunGard. SunGard's bylaws provide that a special meeting of its stockholders may be called at any time by the board, the chairman of the board or the president, and must be called upon written request from the holders of a majority of the outstanding shares of capital stock of SunGard entitled to vote at the meeting.

   Pentamation. Under the PA BCL, special meetings of shareholders may be called by the board of directors, by any officers or by any other persons as provided in the bylaws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting. The Pentamation bylaws, however, provide that special meetings of the shareholders may only be called at any time by the President, and not any other officers of Pentamation.

Action of Shareholders Without a Meeting

   SunGard. SunGard's bylaws provide that any action required to or which may be taken at an annual or special meeting may be taken without a meeting by a consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted.

   Pentamation. Under the PA BCL, any corporate action may be taken without a meeting by unanimous written consent unless otherwise restricted by the bylaws of the corporation, and may be taken with partial written consent if the bylaws of a corporation so provide. The Pentamation bylaws allow shareholders to take action without a meeting only by unanimous written consent.

Amendments to Certificate of Incorporation

   SunGard. Under the DGCL, unless the certificate of incorporation imposes a higher voting requirement, the approval of the holders of a majority of the stock entitled to vote, and a majority of each class entitled to vote as a class, is required in order to amend any provision of a corporation's certificate of incorporation. SunGard's certificate does not impose any higher voting requirement with respect to the amendment of its certificate of incorporation.

   Pentamation. Under the PA BCL, an amendment to the articles requires the approval of the board of directors followed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote. Furthermore, the PA BCL provides that, unless otherwise provided in the articles, an amendment of the articles of a corporation need not be adopted by the board of directors prior to its submission to the shareholders for approval if it is proposed by a petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon. Pentamation's articles do not require any higher voting requirements with respect to the amendment of the articles.

Amendments to Bylaws

   SunGard. SunGard's bylaws may be altered, amended or repealed, in whole or in part, by the affirmative vote of a majority of the members of SunGard's board or by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of SunGard entitled to vote.

   Pentamation. The Pentamation bylaws may be amended or repealed by the vote of shareholders entitled to cast at least a majority of the votes which all Pentamation's shareholders are entitled to cast or by the vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Certain Business Combinations

   SunGard. The DGCL provides that, subject to certain limited exceptions, the approval of the holders of a majority of the stock entitled to vote is required for any merger or consolidation of a Delaware corporation with another corporation or the sale, lease or exchange of all or substantially all of that corporation's assets. SunGard's certificate does not impose any higher voting requirements for the approval of these actions.

   Section 203 of the DGCL also restricts certain transactions between a corporation organized under Delaware law (or its majority-owned subsidiaries) and any person holding 15% or more of the corporation's outstanding voting stock, who together with his, her or its affiliates or associates is defined as an "Interested Stockholder." Section 203 prevents, for a period of three years following the date that a person becomes an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met):

  .  mergers or consolidations;

  . sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation;

  . issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation;

  . any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the Interested Stockholder; and

  . receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

   The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the date the person becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction where the stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors and certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least 66-2/3% of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder of the corporation (or who becomes such with board approval) if the proposed transaction involves:

  .  certain mergers or consolidations involving the corporation;

  . a sale or other transfer of over 50% of the aggregate assets of the corporation; or

  . a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

   Section 203 does not apply to corporations which do not have a class of voting stock that is listed on a national securities exchange, authorized for quotation with a registered national securities association, or held of record by more than 2,000 shareholders. Otherwise, section 203 applies automatically to Delaware corporations unless the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by section 203 or the corporation has amended its certificate of incorporation or bylaws in accordance with section 203 to provide that the corporation will not be governed by section 203. SunGard has not adopted an amendment to its certificate or bylaws exempting it from section 203, which accordingly applies to SunGard.

   Pentamation. The PA BCL provides that, subject to certain limited exceptions, the approval of the holders of a majority of the votes cast is required for any merger or consolidation of a Pennsylvania corporation with another corporation or the sale, lease or exchange of all or substantially all of that corporation's assets. Under the PA BCL, an abstention is not considered a vote cast and therefore has no effect on the outcome of the shareholder vote. Pentamation's articles do not impose any higher voting requirements for the approval of these actions. Although the PA BCL contains provisions that may restrict certain business combinations between a corporation and interested shareholders, these statutory restrictions do not apply to Pentamation.

                                    EXPERTS

   The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, incorporated in this document and in the registration statement by reference to the Annual Report on Form 10-K of SunGard for the year ended December 31, 1998, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated balance sheets of Pentamation and subsidiaries as of September 30, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1998 contained in this document have been so included in reliance upon the report of Halbert, Katz & Co., P.C., certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the shares of SunGard common stock offered by this document will be passed upon for SunGard by Blank Rome Comisky & McCauley LLP.

                         WHERE TO FIND MORE INFORMATION

   SunGard filed a registration statement on Form S-4 to register with the SEC the SunGard common stock to be issued to Pentamation shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of SunGard in addition to a proxy statement of Pentamation for the Pentamation special meeting. As allowed by the SEC, this document does not contain all the information that can be found in the registration statement or the exhibits to the registration statement. SunGard files annual, quarterly and special reports, proxy statements and other information and Pentamation files annual reports and other information with the SEC. You can read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. SunGard's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

   The SEC allows SunGard to "incorporate by reference" information into this document, which means that SunGard can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that SunGard previously filed with the SEC. These documents contain important information about SunGard and its finances.

      SunGard SEC Filings (File No. 1-12989)                   Period
      --------------------------------------        ----------------------------
Annual Report on Form 10-K......................... Year ended December 31, 1998
Quarterly Report on Form 10-Q...................... Quarter ended March 31, 1999
Registration Statement on Form 8-A.................        Filed on May 14, 1997

   SunGard is also incorporating by reference additional documents that it may file with the SEC between the date of this document and the date of the Pentamation special meeting.

   SunGard has supplied all information contained or incorporated by reference in this document relating to SunGard and Pentamation has supplied all this information relating to Pentamation.

   You should rely only on the information contained or incorporated by reference in this document to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 6, 1999. You should not assume that the information contained in this document is accurate as of any date other than July 6, 1999, and neither the mailing of the document to shareholders nor the issuance of SunGard common stock in the merger shall create any implication to the contrary.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   SunGard expects that the merger will be accounted for as a pooling of interests, which means that for accounting and financial reporting purposes SunGard will treat SunGard and Pentamation as if they had always been combined. The pro forma information is provided for illustrative purposes only and should not be relied upon as necessarily being indicative of the historical results that SunGard and Pentamation would have had if the companies actually had always been combined, or the results which may be obtained in the future.

   The Unaudited Pro Forma Combined Condensed Financial Data should be read along with the historical financial statements and the related notes of SunGard and Pentamation which are incorporated by reference in this document.

                           SunGard Data Systems Inc.

                 Pro Forma Combined Condensed Balance Sheet (1)

                               December 31, 1998

                                  (Unaudited)
                                 (In thousands)

                          Historical  Historical   Pro Forma       Pro Forma
                           SunGard    Pentamation Adjustments       Combined
                          ----------  ----------- -----------      ----------
Assets:
Cash, cash equivalents
 and short-term
 investments............  $  283,692    $    --     $    --        $  283,692
Accounts receivable,
 net....................     297,416      8,492          --           305,908
Prepaid expenses and
 other current assets...      31,710      2,841          --            34,551
Deferred income taxes...      22,315       (107)         --            22,208
                          ----------    -------     -------        ----------
    Total current
     assets.............     635,133     11,226          --           646,359
Property and equipment,
 net....................     144,757      1,625       1,029 (5)       147,411
Intangible and other
 long-term assets.......     367,293      7,868          --           375,161
                          ----------    -------     -------        ----------
    Total assets........  $1,147,183    $20,719     $ 1,029        $1,168,931
                          ==========    =======     =======        ==========

Liabilities and
 Stockholders' Equity:
Short-term and current
 portion of long-term
 debt...................  $   14,766    $   624     $    --        $   15,390
Accounts payable........      16,198      2,140          --            18,338
Accrued compensation and
 benefits...............      90,723      1,774          --            92,497
Other accrued expenses..      73,211      1,328          --            74,539
Deferred revenues.......     139,534      6,777          --           146,311
                          ----------    -------     -------        ----------
    Total current
     liabilities........     334,432     12,643          --           347,075
Long-term debt..........       2,816      3,532       4,763 (5)        11,111
                          ----------    -------     -------        ----------
                             337,248     16,175       4,763           358,186
                          ----------    -------     -------        ----------
Stockholders' Equity:
  Preferred stock.......          --         --          --                --
  Common stock..........       1,161         20          (9)(2)(5)      1,172
  Capital in excess of
   par value............     294,243      1,772      (3,725)(2)(5)    292,290
  Notes receivable from
   stockholders.........          --       (570)         --              (570)
  Restricted stock plans
   and deferred
   compensation.........      (1,591)        --          --            (1,591)
  Retained earnings.....     524,095      6,035          --           530,130 (3)
  Accumulated other
   comprehensive income
   (loss)...............      (6,933)        43          --            (6,890)
                          ----------    -------     -------        ----------
                             810,975      7,300      (3,734)          814,541
Treasury stock..........      (1,040)    (2,756)         --            (3,796)
                          ----------    -------     -------        ----------
  Total stockholders'
   equity...............     809,935      4,544      (3,734)          810,745
                          ----------    -------     -------        ----------
  Total liabilities and
   stockholders'
   equity...............  $1,147,183    $20,719     $ 1,029        $1,168,931
                          ==========    =======     =======        ==========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

                 Pro Forma Combined Condensed Balance Sheet (1)

                               December 31, 1997

                                  (Unaudited)
                                 (In thousands)

                            Historical Historical   Pro Forma       Pro Forma
                             SunGard   Pentamation Adjustments      Combined
                            ---------- ----------- -----------      ---------
Assets:
Cash, cash equivalents and
 short-term investments...   $119,460    $   137     $    --        $119,597
Accounts receivable, net..    239,368      6,843          --         246,211
Prepaid expenses and other
 current assets...........     25,356      1,425          --          26,781
Deferred income taxes.....     21,409       (191)         --          21,218
                             --------    -------     -------        --------
    Total current assets..    405,593      8,214          --         413,807
Property and equipment,
 net......................    131,689      1,608         948 (5)     134,245
Intangible and other long-
 term assets..............    368,883      5,613          --         374,496
                             --------    -------     -------        --------
    Total assets..........   $906,165    $15,435     $   948        $922,548
                             ========    =======     =======        ========

Liabilities and
 Stockholders' Equity:
Short-term and current
 portion of long-term
 debt.....................   $ 18,848    $   417     $    --        $ 19,265
Accounts payable..........     20,586      1,486          --          22,072
Accrued compensation and
 benefits.................     61,095      1,683          --          62,778
Other accrued expenses....     38,629        408          --          39,037
Deferred revenues.........    115,976      4,276          --         120,252
                             --------    -------     -------        --------
    Total current
     liabilities..........    255,134      8,270          --         263,404
Long-term debt............      3,080      2,932       4,824 (5)      10,836
                             --------    -------     -------        --------
                              258,214     11,202       4,824         274,240
                             --------    -------     -------        --------
Stockholders' Equity:
  Preferred stock.........         --         --          --              --
  Common stock............      1,124         20          (9)(2)(5)    1,135
  Capital in excess of par
   value..................    240,494      1,772      (3,867)(2)(5)  238,399
  Notes receivable from
   stockholders...........       (500)      (695)         --          (1,195)
  Restricted stock plans
   and deferred
   compensation...........     (1,532)        --          --          (1,532)
  Retained earnings.......    415,502      5,495          --         420,997 (3)
  Accumulated other
   comprehensive income
   (loss).................     (6,646)        75          --          (6,571)
                             --------    -------     -------        --------
                              648,442      6,667      (3,876)        651,233
Treasury stock............       (491)    (2,434)         --          (2,925)
                             --------    -------     -------        --------
  Total stockholders'
   equity.................    647,951      4,233      (3,876)        648,308
                             --------    -------     -------        --------
  Total liabilities and
   stockholders' equity...   $906,165    $15,435     $   948        $922,548
                             ========    =======     =======        ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

                 Pro Forma Combined Condensed Balance Sheet (1)

                               December 31, 1996

                                  (Unaudited)
                                 (In thousands)

                            Historical Historical   Pro Forma       Pro Forma
                             SunGard   Pentamation Adjustments      Combined
                            ---------- ----------- -----------      ---------
Assets:
Cash, cash equivalents and
 short-term investments...   $100,918    $   412     $    --        $101,330
Accounts receivable, net..    187,916      6,728          --         194,644
Prepaid expenses and other
 current assets...........     19,121        842          --          19,963
Deferred income taxes.....     14,846       (315)         --          14,531
                             --------    -------     -------        --------
    Total current assets..    322,801      7,667          --         330,468
Property and equipment,
 net......................    116,788      1,305         740 (5)     118,833
Intangible and other long-
 term assets..............    341,486      3,823          --         345,309
                             --------    -------     -------        --------
    Total assets..........   $781,075    $12,795     $   740        $794,610
                             ========    =======     =======        ========

Liabilities and
 Stockholders' Equity:
Short-term and current
 portion of long-term
 debt.....................   $ 35,827    $   138     $    --        $ 35,965
Accounts payable..........     15,547      1,223          --          16,770
Accrued compensation and
 benefits.................     47,876      1,477          --          49,353
Other accrued expenses....     34,228        716          --          34,944
Deferred revenues.........    105,166      4,158          --         109,324
                             --------    -------     -------        --------
    Total current
     liabilities..........    238,644      7,712          --         246,356
Long-term debt............      5,767      1,375       3,372 (5)      10,514
                             --------    -------     -------        --------
                              244,411      9,087       3,372         256,870
                             --------    -------     -------        --------
Stockholders' Equity:
  Preferred stock.........         --         --          --              --
  Common stock............        657         20          (9)(2)(5)      668
  Capital in excess of par
   value..................    222,840      1,772      (2,623)(2)(5)  221,989
  Notes receivable from
   stockholders...........     (1,385)      (700)         --          (2,085)
  Restricted stock plans
   and deferred
   compensation...........     (2,043)        --          --          (2,043)
  Retained earnings.......    318,357      5,016          --         323,373 (3)
  Accumulated other
   comprehensive loss.....       (287)        --          --            (287)
                             --------    -------     -------        --------
                              538,139      6,108      (2,632)        541,615
Treasury stock............     (1,475)    (2,400)         --          (3,875)
                             --------    -------     -------        --------
  Total stockholders'
   equity.................    536,664      3,708      (2,632)        537,740
                             --------    -------     -------        --------
  Total liabilities and
   stockholders' equity...   $781,075    $12,795     $   740        $794,610
                             ========    =======     =======        ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

              Pro Forma Combined Condensed Statement of Income (1)

                      For the year ended December 31, 1998

                                  (Unaudited)
                     (In thousands, except per share data)

                              Historical Historical   Pro Forma   Pro Forma
                               SunGard   Pentamation Adjustments   Combined
                              ---------- ----------- -----------  ----------
Revenues....................  $1,252,591   $27,337      $  --     $1,279,928
Operating expenses,
 excluding merger and
 restructuring costs........   1,024,544    26,203       (448)(5)  1,050,299
                              ----------   -------      -----     ----------
                                 228,047     1,134        448        229,629
Merger and restructuring
 costs......................      11,847        --         --         11,847
                              ----------   -------      -----     ----------
Operating income............     216,200     1,134        448        217,782
Net interest income
 (expense)..................       6,915      (109)      (448)(5)      6,358
                              ----------   -------      -----     ----------
Income before income taxes..     223,115     1,025         --        224,140(3)
Income taxes................      93,147       389         --         93,536
                              ----------   -------      -----     ----------
Net income..................  $  129,968   $   636      $  --     $  130,604(3)
                              ==========   =======      =====     ==========
Pro forma net income........  $  128,574   $   636      $  --     $  129,210
                              ==========   =======      =====     ==========

Pro forma basic net income
 per common share...........  $     1.12   $  0.76         --     $     1.12

Shares used to compute pro
 forma basic net income per
 common share...............     114,477       838        129 (2)    115,444

Pro forma diluted net income
 per common share...........  $     1.08   $  0.75         --     $     1.07

Shares used to compute pro
 forma diluted net income
 per common share...........     119,522       848        130 (2)    120,500



   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

              Pro Forma Combined Condensed Statement of Income (1)

                      For the year ended December 31, 1997

                                  (Unaudited)
                     (In thousands, except per share data)

                              Historical Historical   Pro Forma   Pro Forma
                               SunGard   Pentamation Adjustments   Combined
                              ---------- ----------- -----------  ----------
Revenues....................   $996,242    $21,959      $ --      $1,018,201
Operating expenses,
 excluding merger and
 restructuring costs........    828,828     21,152      (347)(5)     849,633
                               --------    -------      ----      ----------
                                167,414        807       347         168,568
Merger and restructuring
 costs......................     13,669         --        --          13,669
                               --------    -------      ----      ----------
Operating income............    153,745        807       347         154,899
Net interest income
 (expense)..................      2,637        (26)     (347)(5)       2,264
                               --------    -------      ----      ----------
Income before income taxes..    156,382        781        --         157,163(3)
Income taxes................     62,528        303        --          62,831
                               --------    -------      ----      ----------
Net income..................   $ 93,854    $   478      $ --      $   94,332(3)
                               ========    =======      ====      ==========
Pro forma net income........   $ 92,022    $   478      $ --      $   92,500
                               ========    =======      ====      ==========

Pro forma basic net income
 per common share...........   $   0.84    $  0.55        --      $     0.84

Shares used to compute pro
 forma basic net income per
 common share...............    109,764        862       132 (2)     110,758

Pro forma diluted net income
 per common share...........   $   0.80    $  0.55        --      $     0.80

Shares used to compute pro
 forma diluted net income
 per common share...........    114,689        862       132 (2)     115,683


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

              Pro Forma Combined Condensed Statement of Income (1)

                      For the year ended December 31, 1996

                                  (Unaudited)
                     (In thousands, except per share data)

                                Historical Historical   Pro Forma   Pro Forma
                                 SunGard   Pentamation Adjustments  Combined
                                ---------- ----------- -----------  ---------
Revenues......................   $765,979    $23,254      $  --     $789,233
Operating expenses, excluding
 merger and restructuring
 costs........................    636,931     21,546       (284)(5)  658,193
                                 --------    -------      -----     --------
                                  129,048      1,708        284      131,040
Merger and restructuring
 costs........................     51,083         --         --       51,083
                                 --------    -------      -----     --------
Operating income..............     77,965      1,708        284       79,957
Net interest and other income
 (expense)....................      5,265        (87)      (284)(5)    4,894
                                 --------    -------      -----     --------
Income before income taxes....     83,230      1,621         --       84,851(3)
Income taxes..................     33,855        588         --       34,443
                                 --------    -------      -----     --------
Net income....................   $ 49,375    $ 1,033      $  --     $ 50,408(3)
                                 ========    =======      =====     ========
Pro forma net income..........   $ 47,433    $ 1,033      $  --     $ 48,466
                                 ========    =======      =====     ========

Pro forma basic net income per
 common share.................   $   0.45    $  1.21         --     $   0.46

Shares used to compute pro
 forma basic net income per
 common share.................    104,660        855        131 (2)  105,646

Pro forma diluted net income
 per common share.............   $   0.43    $  1.21         --     $   0.44

Shares used to compute pro
 forma diluted net income per
 common share.................    110,243        855        131 (2)  111,229


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

                 Pro Forma Combined Condensed Balance Sheet (1)

                                 March 31, 1999

                                  (Unaudited)
                                 (In thousands)

                          Historical  Historical   Pro Forma       Pro Forma
                           SunGard    Pentamation Adjustments       Combined
                          ----------  ----------- -----------      ----------
Assets:
Cash, cash equivalents
 and short-term
 investments............  $  361,106    $   185     $   --         $  361,291
Accounts receivable,
 net....................     289,728      8,325         --            298,053
Prepaid expenses and
 other current assets...      33,814      2,139         --             35,953
Deferred income taxes...      28,264       (141)        --             28,123
                          ----------    -------     ------         ----------
    Total current
     assets.............     712,912     10,508         --            723,420
Property and equipment,
 net....................     146,475      1,602      1,062 (5)        149,139
Intangible and other
 long-term assets.......     458,358      8,128         --            466,486
                          ----------    -------     ------         ----------
    Total assets........  $1,317,745    $20,238     $1,062         $1,339,045
                          ==========    =======     ======         ==========

Liabilities and
 Stockholders' Equity:
Short-term and current
 portion of long-term
 debt...................  $   15,665    $ 1,196     $   --         $   16,861
Accounts payable........      14,586      1,458         --             16,044
Accrued compensation and
 benefits...............      82,130      2,213         --             84,343
Other accrued expenses..      90,320      1,089         --             91,409
Deferred revenues.......     140,798      7,172         --            147,970
                          ----------    -------     ------         ----------
    Total current
     liabilities........     343,499     13,128         --            356,627
Long-term debt..........       2,563      2,114      4,712 (5)          9,389
                          ----------    -------     ------         ----------
                             346,062     15,242      4,712            366,016
                          ----------    -------     ------         ----------
Stockholders' Equity:
  Preferred stock.......          --         --         --                 --
  Common stock..........       1,179         20         (9)(2)(5)       1,190
  Capital in excess of       495,123      1,772     (3,641)(2)(5)     493,254
   par value............
  Notes receivable from
   stockholders.........          --       (561)        --               (561)
  Restricted stock plans
   and deferred
   compensation.........      (1,268)        --         --             (1,268)
  Retained earnings.....     486,109      6,431         --            492,540 (3)
  Accumulated other
   comprehensive income
   (loss)...............      (9,460)        90         --             (9,370)
                          ----------    -------     ------         ----------
                             971,683      7,752     (3,650)           975,785
Treasury stock..........          --     (2,756)        --             (2,756)
                          ----------    -------     ------         ----------
  Total stockholders'
   equity...............     971,683      4,996     (3,650)           973,029
                          ----------    -------     ------         ----------
  Total liabilities and
   stockholders'
   equity...............  $1,317,745    $20,238     $1,062         $1,339,045
                          ==========    =======     ======         ==========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

              Pro Forma Combined Condensed Statement of Income (1)

                   For the three months ended March 31, 1999
                                  (Unaudited)
                     (In thousands, except per share data)

                               Historical Historical   Pro Forma   Pro Forma
                                SunGard   Pentamation Adjustments  Combined
                               ---------- ----------- -----------  ---------
Revenues.....................   $331,788    $9,260       $  --     $341,048
Operating expenses, excluding
 merger and restructuring
 costs.......................    270,812     8,622        (202)(5)  279,232
                                --------    ------       -----     --------
                                  60,976       638         202       61,816
Merger and restructuring
 costs.......................     81,400        --          --       81,400
                                --------    ------       -----     --------
Operating income (loss)......    (20,424)      638         202      (19,584)
Net interest income
 (expense)...................      3,275       (24)       (202)(5)    3,049
                                --------    ------       -----     --------
Income (loss) before income
 taxes.......................    (17,149)      614          --      (16,535)(3)
Income taxes.................     26,011       218          --       26,229
                                --------    ------       -----     --------
Net income (loss) before
 extraordinary gain..........   ($43,160)   $  396       $  --     ($42,764)(3)
Extraordinary gain on sale of
 subsidiaries, net of income
 taxes.......................     10,371        --          --       10,371
                                --------    ------       -----     --------
Net income (loss)............   ($32,789)   $  396       $  --     ($32,393)
                                ========    ======       =====     ========
Pro forma net income (loss)..    ($5,855)   $  396       $  --      ($5,459)
                                ========    ======       =====     ========
Pro forma basic net income
 (loss) per common share,
 before extraordinary item...     ($0.14)   $ 0.48          --       ($0.13)
Pro forma basic net income
 (loss) per common share,
 after extraordinary item....     ($0.05)   $ 0.48          --       ($0.05)
Shares used to compute pro
 forma basic net income
 (loss) per common share.....    117,489       818         126 (2)  118,433
Pro forma diluted net income
 (loss) per common share,
 before extraordinary item...     ($0.14)   $ 0.48          --       ($0.13)
Pro forma diluted net income
 (loss) per common share,
 after extraordinary item....     ($0.05)   $ 0.48          --       ($0.05)
Shares used to compute pro
 forma diluted net income
 (loss) per common share.....    117,489       828         116 (2)  118,433 (4)

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                           SunGard Data Systems Inc.

                 Pro Forma Combined Condensed Balance Sheet (1)

                                 March 31, 1998

                                  (Unaudited)
                                 (In thousands)

                            Historical Historical   Pro Forma       Pro Forma
                             SunGard   Pentamation Adjustments      Combined
                            ---------- ----------- -----------      ---------
Assets:
Cash, cash equivalents and
 short-term investments....  $140,665    $    41     $   --         $140,706
Accounts receivable, net...   259,788      6,780         --          266,568
Prepaid expenses and other
 current assets............    23,731      1,855         --           25,586
Deferred income taxes......    22,435        (88)        --           22,347
                             --------    -------     ------         --------
    Total current assets...   446,619      8,588         --          455,207
Property and equipment,
 net.......................   142,250      1,624        911 (5)      144,785
Intangible and other long-
 term assets...............   363,577      6,241         --          369,818
                             --------    -------     ------         --------
    Total assets...........  $952,446    $16,453     $  911         $969,810
                             ========    =======     ======         ========

Liabilities and
 Stockholders' Equity:
Short-term and current
 portion of long-term
 debt......................  $ 17,309    $   417     $   --         $ 17,726
Accounts payable...........    22,419      1,513         --           23,932
Accrued compensation and
 benefits..................    51,348      1,660         --           53,008
Other accrued expenses.....    56,154        869         --           57,023
Deferred revenues..........   124,126      3,453         --          127,579
                             --------    -------     ------         --------
    Total current
     liabilities...........   271,356      7,912         --          279,268
Long-term debt.............     2,835      4,078      4,704 (5)       11,617
                             --------    -------     ------         --------
                              274,191     11,990      4,704          290,885
                             --------    -------     ------         --------
Stockholders' Equity:
  Preferred stock..........        --         --         --               --
  Common stock.............     1,132         20         (9)(2)(5)     1,143
  Capital in excess of par
   value...................   250,489      1,772     (3,784)(2)(5)   248,477
  Notes receivable from
   stockholders............      (485)      (694)        --           (1,179)
  Restricted stock plans
   and deferred
   compensation............    (1,393)        --         --           (1,393)
  Retained earnings........   436,008      5,821         --          441,829 (3)
  Accumulated other
   comprehensive income
   (loss)..................    (7,005)        75         --           (6,930)
                             --------    -------     ------         --------
                              678,746      6,994     (3,793)         681,947
Treasury stock.............      (491)    (2,531)        --           (3,022)
                             --------    -------     ------         --------
  Total stockholders'
   equity..................   678,255      4,463     (3,793)         678,925
                             --------    -------     ------         --------
  Total liabilities and
   stockholders' equity....  $952,446    $16,453     $  911         $969,810
                             ========    =======     ======         ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

              Pro Forma Combined Condensed Statement of Income (1)

                   For the three months ended March 31, 1998

                                  (Unaudited)
                     (In thousands, except per share data)

                                Historical Historical   Pro Forma   Pro Forma
                                 SunGard   Pentamation Adjustments  Combined
                                ---------- ----------- -----------  ---------
Revenues......................   $285,493    $6,514       $  --     $292,007
Operating expenses, excluding
 merger and restructuring
 costs........................    236,428     6,137        (212)(5)  242,353
                                 --------    ------       -----     --------
                                   49,065       377         212       49,654
Merger and restructuring
 costs........................      8,147        --          --        8,147
                                 --------    ------       -----     --------
Operating income..............     40,918       377         212       41,507
Net interest income
 (expense)....................      1,236       (6)        (212)(5)    1,018
                                 --------    ------       -----     --------
Income before income taxes....     42,154       371          --       42,525(3)
Income taxes..................     18,432        44          --       18,476
                                 --------    ------       -----     --------
Net income....................   $ 23,722    $  327       $  --     $ 24,049(3)
                                 ========    ======       =====     ========
Pro forma net income..........   $ 22,930    $  327       $  --     $ 23,257
                                 ========    ======       =====     ========

Basic pro forma net income per
 common share.................   $   0.20    $ 0.38                 $   0.20

Shares used to compute basic
 pro forma net income per
 common share.................    112,757       857         132(2)   113,746

Diluted pro forma net income
 per common share.............   $   0.19    $ 0.38          --         0.20

Shares used to compute pro
 forma diluted net income per
 common share.................    118,015       867         133(2)   119,015


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           SunGard Data Systems Inc.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                  (Unaudited)

Note 1--Basis of Presentation

   The unaudited pro forma combined financial information has been presented based solely on historical financial results of SunGard and Pentamation, and is not necessarily indicative of the results which would have been obtained if the acquisition of Pentamation by SunGard had actually occurred during the periods presented.

   All historical financial information of SunGard has been restated, as required by generally accepted accounting principles, to include the historical financial information of Automated Securities Clearance, Ltd., Sterling Wentworth Corporation, and FDP Corporation, all of which were acquired by SunGard in pooling-of-interests transactions during the first four months of 1999.

   Pentamation has a fiscal year which ends on September 30. SunGard reports all financial information on a calendar year basis. The pro forma financial information for the periods presented combine SunGard's calendar year with Pentamation's fiscal year, except that the three months ended March 31, 1999 presents Pentamation as if their fiscal period were converted to a calendar period as of December 31, 1998.

Note 2--Exchange Ratio

   Under the agreement, excluding the purchase of automobiles and facilities (see Note 5), each outstanding Pentamation common share will be converted into a maximum of 1.1536120 shares of SunGard Common Stock. The actual exchange ratio, excluding the purchase of automobiles and facilities (see Note 5), will range from 1.0405122 to 1.1536120, depending upon the average closing price of SunGard Common Stock during the 20 trading day period ending 2 days prior to the effective date of the arrangement. All options to purchase Pentamation common shares will be converted into options to purchase shares of SunGard Common Stock, using the same exchange ratio.

   The maximum exchange ratio was used in computing shares and per share amounts in the accompanying unaudited pro forma combined condensed financial information.

Note 3--Merger Costs

   All pro forma information excludes merger costs, estimated to be approximately $600,000. These costs are principally comprised of legal, accounting and printing costs.

Note 4--Antidilutive shares

   The number of dilutive shares used in the calculation of pro forma diluted net income per common share during the three months ended March 31, 1999 excludes 4,509,000 shares because those shares are antidilutive due to a net loss during the period.

Note 5--Automobiles and Facilities

   Under the Reorganization Agreement, facilities and automobiles currently leased by Pentamation and owned by a partnership controlled by certain affiliates of Pentamation will be sold to Pentamation prior to the consummation of the merger between SunGard and Pentamation. Also, the debt directly related to the automobiles and facilities will be assumed by SunGard. Additional shares of SunGard Common Stock will be issued based on the fair market value of the automobiles and facilities, as determined by an independent appraisal, less the fair market value of the debt directly related to the automobiles and facilities. The number of SunGard shares estimated to be issued is approximately 110,000 shares. The issuance of these additional shares is not material to the pro forma financial information presented. The pro forma adjustments represent the approximate book value of the automobiles and facilities, and the related debt. The estimated costs for interest, depreciation, taxes, and operating expenses offset the rent expense paid by Pentamation to the Partnership.

                         Index to Financial Statements

                                                                          Pages
                                                                          -----
Pentamation Enterprises, Inc.--Independent Accountants' Report..........  F-2

Consolidated Balance Sheets as of September 30, 1998 and 1997...........  F-3

Consolidated Statements of Income for the years ended September 30,
 1998, 1997 and 1996....................................................  F-4

Consolidated Statements of Shareholders' Equity for the years ended
 September 30, 1998, 1997 and 1996......................................  F-5

Consolidated Statements of Cash Flow for the years ended September 30,
 1998, 1997 and 1996....................................................  F-6

Notes to Consolidated Financial Statements..............................  F-7

Pentamation Enterprises, Inc.--Independent Accountants' Report..........  F-14

Consolidated Balance Sheets as of March 3, 1999 and 1998................  F-15

Consolidated Statements of Income for the six months ended
 March 31, 1999 and 1998................................................  F-16

Consolidated Statements of Shareholders' Equity for the six months ended
 March 31, 1999 and 1998................................................  F-17

Consolidated Statements of Comprehensive Income for the six months ended
 March 31, 1999 and 1998................................................  F-18

Consolidated Statements of Cash Flows for the six months ended March
 31,1999 and 1998.......................................................  F-19

Notes to Consolidated Financial Statements..............................  F-20

                          Independent Auditors' Report

Board of Directors and Shareholders
Pentamation Enterprises, Inc. and Subsidiaries
Bethlehem, Pennsylvania

   We have audited the accompanying consolidated balance sheets of Pentamation Enterprises, Inc. and Subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pentamation Enterprises, Inc. and Subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles.

Halbert, Katz & Co., P.C.
November 18, 1998

                 Pentamation Enterprises, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                           September 30,
                                                     --------------------------
                                                         1998          1997
                                                     ------------  ------------
Assets
Current assets:
 Cash..............................................  $    425,481  $    136,832
 Trade receivables, less allowance for doubtful
  accounts of $129,000 and $64,600 at September
  30, 1998 and 1997, respectively..................     6,518,825     5,286,860
 Earned but unbilled receivables...................     1,626,888     1,557,302
 Prepaid expenses and other current assets.........     1,216,389     1,020,495
 Deferred income taxes.............................       382,300       277,800
                                                     ------------  ------------
     Total current assets..........................    10,169,883     8,279,289
                                                     ------------  ------------
Property and equipment, net of accumulated
 depreciation of $5,080,638 and $4,361,268 at
 September 30, 1998 and 1997, respectively.........     1,707,324     1,608,139
Software products, net of accumulated amortization
 of $6,769,762 and $5,369,320 at September 30, 1998
 and 1997, respectively............................     8,491,802     5,612,837
                                                     ------------  ------------
                                                       10,199,126     7,220,976
                                                     ------------  ------------
Other assets:
 Marketable securities available for sale..........       381,548       340,145
 Deposits..........................................        72,475        63,900
                                                     ------------  ------------
                                                          454,023       404,045
                                                     ------------  ------------
     Total assets..................................  $ 20,823,032  $ 15,904,310
                                                     ============  ============
Liabilities and Shareholders' Equity
Current liabilities:
 Short-term and current portion of long-term
  debt.............................................  $    604,183  $    417,000
 Accounts payable..................................     1,652,053     1,486,033
 Accrued compensation and benefits.................     2,339,964     1,683,947
 Other accrued expenses............................       375,458       398,414
 Accrued income taxes..............................           --          9,000
 Deferred revenue..................................     6,926,122     4,275,811
                                                     ------------  ------------
     Total current liabilities.....................    11,897,780     8,270,205
                                                     ------------  ------------
Long-term debt.....................................     3,831,079     2,932,500
Deferred income taxes..............................       489,000       468,800
                                                     ------------  ------------
                                                        4,320,079     3,401,300
                                                     ------------  ------------
     Total liabilities.............................    16,217,859    11,671,505
                                                     ------------  ------------
Commitments and contingencies......................           --            --
                                                     ------------  ------------
Shareholders' equity:
 Common stock, authorized 5,000,000 shares; stated
  value $.015; issued and outstanding 817,734
  shares in 1998, and 858,103 shares in 1997
  (excluding 501,727 shares in 1998 and 461,358
  shares in 1997, held in the treasury)............        19,792        19,792
 Additional paid-in capital........................     1,771,739     1,771,739
 Retained earnings.................................     6,130,833     5,494,680
                                                     ------------  ------------
                                                        7,922,364     7,286,211
Less:
   Treasury stock, at cost.........................    (2,756,267)   (2,434,228)
   Notes receivable for common stock...............      (603,990)     (694,645)
   Net unrealized gain on marketable securities
    available for sale.............................        43,066        75,467
                                                     ------------  ------------
                                                        4,605,173     4,232,805
                                                     ------------  ------------
     Total liabilities and shareholders' equity....  $ 20,823,032  $ 15,904,310
                                                     ------------  ------------

                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       Consolidated Statements of Income

                                          Year ended September 30,
                                     -------------------------------------
                                        1998         1997         1996
                                     -----------  -----------  -----------
Revenues............................ $27,337,075  $21,959,309  $23,254,371
                                     -----------  -----------  -----------
Costs and expenses:
  Cost of sales and direct
   operating........................  17,169,382   14,304,766   14,845,169
  Sales marketing and
   administration...................   6,505,701    5,391,162    5,388,322
  Product development...............     407,815      263,349      288,456
  Amortization and depreciation.....   2,119,812    1,193,037    1,024,574
                                     -----------  -----------  -----------
                                      26,202,710   21,152,314   21,546,521
                                     -----------  -----------  -----------
Income from operations..............   1,134,365      806,995    1,707,850
Interest and miscellaneous income...      60,226       45,234       33,794
Interest expense....................    (169,438)     (71,429)    (120,729)
                                     -----------  -----------  -----------
Income before taxes.................   1,025,153      780,800    1,620,915
Income taxes........................     389,000      303,000      588,000
                                     -----------  -----------  -----------
Net income.......................... $   636,153  $   477,800  $ 1,032,915
                                     ===========  ===========  ===========
Basic net income per common share... $       .76  $       .55  $      1.21
                                     ===========  ===========  ===========
Shares used to compute basic net
 income
 per common share...................     837,612      862,241      854,773
                                     ===========  ===========  ===========
Diluted net income per common
 share.............................. $       .75  $       .55  $      1.21
                                     ===========  ===========  ===========
Shares used to compute diluted net
 income
 per common share...................     847,612      862,241      854,773
                                     ===========  ===========  ===========



                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                Consolidated Statements of Shareholders' Equity

                                                                                     Unrealized
                                                                           Notes      gain on
                                                                         receivable  marketable
                                   Additional                               for      securities     Total
                           Common    paid-in    Retained     Treasury      common    available  shareholders'
                           stock     capital    earnings      stock        stock      for sale     equity
                          -------- ----------- ----------- ------------  ----------  ---------- -------------
Balance, September 30,
 1995...................  $ 19,792 $ 1,502,691 $ 3,983,965 ($ 2,008,520) $      --    $    --    $ 3,497,928
Issuance of notes
 receivable for the
 purchase of 100,000
 shares of treasury
 stock..................       --          --          --                  (700,000)       --       (700,000)
Purchase of 117,540
 shares of treasury
 stock at cost..........       --          --          --      (822,780)        --         --       (822,780)
Sales of 100,000 shares
 of treasury stock......       --      269,048         --       430,952         --         --        700,000
Net income..............       --          --    1,032,915          --          --         --      1,032,915
                          -------- ----------- ----------- ------------  ----------   --------   -----------
Balance, September 30,
 1996...................    19,792   1,771,739   5,016,880   (2,400,348)   (700,000)       --      3,708,063
Proceeds from collection
 of notes receivable....       --          --          --           --        5,355        --          5,355
Purchase of 4,840 shares
 of treasury stock at
 cost...................       --          --          --       (33,880)        --         --        (33,880)
Net unrealized gain on
 marketable securities
 available for sale.....       --          --          --           --          --      75,467        75,467
Net income..............       --          --      477,800          --          --         --        477,800
                          -------- ----------- ----------- ------------  ----------   --------   -----------
Balance, September 30,
 1997...................    19,792   1,771,739   5,494,680   (2,434,228)   (694,645)    75,467     4,232,805
Proceeds from collection
 of notes receivable....       --          --          --           --       90,655        --         90,655
Purchase of 40,369
 shares of treasury
 stock at cost..........       --          --          --      (322,039)        --         --       (322,039)
Net unrealized loss on
 marketable securities
 available for sale.....       --          --          --           --          --     (32,401)      (32,401)
Net income..............       --          --      636,153          --          --         --        636,153
                          -------- ----------- ----------- ------------  ----------   --------   -----------
Balance, September 30,
 1998...................   $19,792  $1,771,739  $6,130,833  ($2,756,267)  ($603,990)   $43,066    $4,605,173
                          ======== =========== =========== ============  ==========   ========   ===========

                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                Year ended September 30,
                                            -----------------------------------
                                               1998        1997        1996
                                            ----------  ----------  -----------
Increase (decrease) in cash
Cash flows from operating activities:
 Net income...............................  $  636,153  $  477,800  $ 1,032,915
                                            ----------  ----------  -----------
 Reconciliation of net income to cash
  flow from operations:
   Depreciation and amortization..........   2,119,812   1,193,037    1,024,574
   Bad debts expense......................     100,000      64,612      167,002
   Deferred income taxes..................     (84,300)    (43,000)      70,000
   Accounts receivable and other current
    assets................................  (1,065,328)   (504,297)    (559,266)
   Accounts payable and accrued expenses..     638,608     161,271      401,049
   Deferred revenue.......................   2,570,881     118,060     (270,542)
                                            ----------  ----------  -----------
                                             4,279,673     989,683      832,817
                                            ----------  ----------  -----------
     Net cash provided by operating
      activities..........................   4,915,826   1,467,483    1,865,732
                                            ----------  ----------  -----------
Cash flows from investing activities:
 Cash paid for property and equipment.....    (762,805)   (904,530)    (682,882)
 Cash paid for software products..........  (3,165,585) (2,382,302)  (1,368,488)
 Cash paid for acquired business, net of
  cash acquired...........................  (1,126,599)        --           --
 Decrease in notes receivable for common
  stock...................................      90,655       5,355          --
 Purchase of marketable securities,
  available for sale......................    ( 73,804)   (264,678)         --
                                            ----------  ----------  -----------
     Net cash used in investing
      activities..........................  (5,038,138) (3,546,155)  (2,051,370)
                                            ----------  ----------  -----------
Cash flows from financing activities:
 Repayments of debt.......................    (467,000)   (173,000)  (1,387,500)
 Borrowings from notes payable............   1,200,000   2,010,000    1,650,000
 Purchase of treasury stock...............    (322,039)    (33,880)    (822,780)
                                            ----------  ----------  -----------
     Net cash provided by financing
      activities..........................     410,961   1,803,120     (560,280)
                                            ----------  ----------  -----------
Net increase (decrease) in cash...........     288,649    (275,552)    (745,918)
Cash, beginning of year...................     136,832     412,384    1,158,302
                                            ----------  ----------  -----------
Cash, end of year.........................  $  425,481  $  136,832  $   412,384
                                            ==========  ==========  ===========
Supplemental disclosure of cash flow
 Information
Cash paid during the year:
 Interest, net of capitalized interest of
  $237,475, $187,440 and $44,991 for the
  years ended September 30, 1998, 1997
  and 1996, respectively..................  $  169,595  $   54,070  $   155,117
                                            ==========  ==========  ===========
   Income taxes...........................  $  565,830  $  334,425  $   678,490
                                            ==========  ==========  ===========
Noncash investing and financing activities
Long-term debt incurred in connection with
 TreSun Corporation acquisition...........  $  352,762  $      --   $       --
                                            ==========  ==========  ===========
The Company retired fully depreciation
 assets...................................  $      --   $      --   $ 1,315,458
                                            ==========  ==========  ===========
Officers of the Company acquired 100,000
 shares of the Company's treasury stock
 through the issuance of notes
 receivable...............................  $      --   $      --   $   700,000
                                            ==========  ==========  ===========

                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements
                       September 30, 1998, 1997 and 1996

Note 1 Operations and summary of significant accounting policies

 Nature of operations

   Pentamation Enterprises, Inc. ("the Company"), which was organized in 1969, markets application software and associated computer hardware, software support, hardware maintenance and technical services primarily to K-12 education institutions and local governments throughout the United States. Payments for software products can be extended beyond one year, depending on customer's installation schedule. The Company grants credit in the normal course of business to its customers in those sectors and requires no collateral. There is no geographical concentration of credit risk.

   The financial statements include the accounts of Pentamation Enterprises, Inc. and its wholly-owned subsidiaries, individually and collectively referred to as "the Company". All intercompany accounts and transactions have been eliminated in consolidation.

   The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and cost recognition

 Software

   The Company recognizes revenue upon delivery of all software and hardware portions of sales contracts. Revenue from installation of software and hardware based on contractual agreements is recognized over the period the installation is performed.

   Software and hardware costs are accrued upon the recognition of the related revenue. Installation costs are recognized as incurred.

 Technical and maintenance (including deferred revenue recognition)

   The Company provides technical and maintenance services to its customers under various contractual arrangements with the remaining terms ranging from one month to five years. The Company recognizes revenue as services are performed over the terms of the related contracts. Computer software maintenance and customer support costs and the costs of developing computer programs for customers for a fee under contractual arrangements are expensed as incurred.

 Capitalized computer software development costs and research and development expenditures

   Capitalized computer software development costs consist of costs to internally develop software and externally purchase software. Capitalization of software development costs begins upon the establishment of technological feasibility. The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Management monitors the estimates that affect the recoverability of these development costs.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996


   Capitalized software development costs and amortization and accumulated amortization of capitalized software development costs are as follows:

                                           Capitalized Software Development
                                                         Costs
                                         -------------------------------------
                                                     Accumulated  Amortization
   Year ended September 30,              Capitalized amortization   expense
   ------------------------              ----------- ------------ ------------
   1998................................. $2,990,000   $6,770,000   $1,400,000
                                         ==========   ==========   ==========
   1997................................. $2,267,000   $5,369,000   $  592,000
                                         ==========   ==========   ==========
   1996................................. $1,306,000   $4,777,000   $  524,000
                                         ==========   ==========   ==========

Included in capitalized software development costs is capitalized interest cost of $237,000, $187,000 and $45,000 in 1998, 1997 and 1996, respectively.

   Capitalized computer software in service includes externally purchased computer software at its fair market value at the time of acquisition of $3,373,000 and $2,083,000 at September 30, 1998 and 1997, respectively.

   The Company amortizes capitalized software development costs over their expected life (generally 5 to 7 years). Due to inherent technological changes in the software development industry, the period over which such capitalized software costs are being amortized may have to be accelerated.

   During 1998, management determined that the net book value of certain Company capitalized software products had no continuing value. Accordingly, an expense of approximately $485,000 for acceleration of amortization of capitalized software in service was recorded.

   Research and development costs are expensed as incurred and approximated $408,000, $263,000 and $288,000 in the years ended September 30, 1998, 1997 and
1996, respectively. Substantially all of the Company's research and development activities relate to development of new computer software to be marketed and sold. Research and development activities include costs incurred for the conceptual formulation or translation of knowledge into a design to establish technological feasibility.

 Equipment, furniture and fixtures and depreciation

   Equipment and furniture and fixtures are stated at cost. The cost and accumulated depreciation of assets sold or retired is eliminated from the accounts, and the resulting gain or loss is included in income.

   Normal maintenance and repair expenditures are expensed as incurred; major renewals or improvements which extend the life or increase the value of assets are capitalized.

   The cost of equipment and furniture and fixtures is depreciated over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives generally used for major asset categories are as follows:

                                                                     Estimated
                             Asset class                            useful life
                             -----------                            ------------
   Computer equipment in service................................... 3 to 5 years
   Capitalized computer software in service........................ 5 to 7 years
   Furniture and fixtures.......................................... 5 to 7 years

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996


 Marketable securities available for sale

   Marketable securities available for sale are valued at their market value in accordance with Statement of Financial Accounting Standards No. 115. The gain or loss on sale of marketable securities is computed using the specific identification method.

 Advertising

   Advertising costs are charged directly to operations when incurred. Total advertising costs incurred during the years ended September 30, 1998, 1997 and 1996, were approximately $86,000, $52,000 and $70,000, respectively.

 Reclassifications

   The financial statements for the years ended September 30, 1997 and 1996, have been reclassified to conform with the presentation for the year ended September 30, 1998.

Note 2 Acquisition

   On September 29, 1998, the Company acquired TreSun Corporation in a business combination accounted for as a purchase. TreSun Corporation is primarily engaged in designing, developing, selling, installing and maintaining proprietary data processing software systems for local governments. The results of operations of the TreSun Corporation have been included in the accompanying financial statements since the date of acquisition. The cost of the acquisition was approximately $1,724,000, which includes a value of $1,114,000 for the capitalized software acquired (purchase software). This software is being amortized over 7 years. The acquisition agreement also provided for contingent consideration of 20% of the software revenues collected in excess of $200,000 during the first 12 months after the closing date; 20% of the software revenues collected in excess of $200,000 during the second 12 months following the closing date and a final payment of 20% of the software revenues collected during the 36 months following the closing date less any contingency payments previously paid. No accrual for contingent consideration has been recorded.

Note 3 Marketable securities available for sale

   The following is a summary of marketable securities classified as available for sale.

                                                      Gross Unrealized Holding
                                                      ------------------------
                                               Fair
                                              value     Cost    Gains  Losses
                                             -------- -------- ------- -------
   September 30, 1998:
     Marketable equity securities........... $381,548 $338,482 $44,371 ($1,305)
                                             ======== ======== ======= =======
   September 30, 1997:
     Marketable equity securities........... $340,145 $264,678 $75,467 $   --
                                             ======== ======== ======= =======

   For the years ended September 30, 1998, 1997 and 1996, there were no sales and gains or losses on marketable securities available for sale.

Note 4 Notes receivable for common stock

   Notes receivable for common stock consists of two notes receivable aggregating $604,000 ($695,000 at September 30, 1997) from officers of the Company. These notes bear interest at the Internal Revenue adjusted applicable federal rate (6% at September 30, 1998 and 1997) and mature in June, 2002.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996


Note 5 Long-term debt

                                                              September 30,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Line of credit/Note payable, bank
The Company has available, pursuant to the terms of the
 second amendment to revolving credit agreement dated
 December 29, 1997, a $5,000,000 ($3,250,000 at
 September 30, 1997) unsecured line of credit at
 interest rates including prime less 3/8% (7.875% at
 September 30, 1998) or LIBOR plus 2% (7.645% to a
 maximum of $2,500,000 of the line of credit) as
 selected by the Company. The interest rate at September
 30, 1997 was prime less .125% (8.375%). Participation
 in the line may be in the form of borrowing and/or
 letters of credit up to a maximum of $5,000,000.
 Outstanding letters of credit are considered as usage
 of the line. The line of credit expires October 31,
 1999. At September 30, 1998, the Company had an
 outstanding letter of credit of $50,000 and the unused
 portion of the line was $3,700,000.....................  $1,250,000 $1,300,000
Term loans payable, bank
The Company has a term loan (original amount $1,650,000)
 with interest payable at prime (8.25% and 8.5% at
 September 30, 1998 and 1997, respectively). Principal
 payments are due in amounts of $68,750 per quarter for
 twenty-four quarters commencing October 2, 1996........   1,100,000  1,375,000
In April 1997, the Company entered into a term loan for
 $710,000, with interest payable at prime less .25%
 (8.00% and $8.25% at September 30, 1998 and 1997,
 respectively). Principal payments are due in amounts of
 $35,500 per quarter for twenty quarters commencing July
 1, 1997................................................     532,500    674,500
In September, 1998, the Company entered into a term loan
 for $1,200,000 with interest at 7.65% for the
 acquisition of the TreSun Corporation. Principal and
 interest payments are due in monthly installments of
 $24,131 for sixty months commencing November 1, 1998...  $1,200,000 $      --
Acquisition obligation
As part of the acquisition of TreSun Corporation (see
 Note 2) the Company incurred an acquisition obligation
 to the selling shareholders for $400,000. This
 obligation is payable $200,000 on October 31, 1999 and
 $200,000 on October 31, 2000. There is no stated
 interest; inputed interest of 8% ($47,238) has been
 recorded...............................................     352,762        --
                                                          ---------- ----------
                                                           4,435,262  3,349,500
Less short-term and current portion of long-term debt...     604,183    417,000
                                                          ---------- ----------
                                                          $3,831,079 $2,932,500
                                                          ========== ==========

   The line of credit and term loans are uncollateralized but require the Company to maintain certain financial covenants. In addition, the loan agreements include certain restrictions on the sale of assets, pledging of accounts receivable and borrowing by the Company.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996

   Annual maturities of long-term debt are as follows:

   Year ending September 30, 1999................................... $  604,183
   Year ending September 30, 2000...................................  2,071,362
   Year ending September 30, 2001...................................    822,190
   Year ending September 30, 2002...................................    637,386
   Year ending September 30, 2003...................................    276,162
   Year ending September 30, 2004...................................     23,979
                                                                     ----------
                                                                     $4,435,262
                                                                     ==========

Note 6 Income taxes

   The Company has provided for the effects of income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred income taxes are provided in recognition of temporary differences between financial and income tax reporting and consist of the following:

                                                            September 30,
                                                         --------------------
                                                           1998       1997
                                                         ---------  ---------
   Deferred tax asset:
     Deferred compensation.............................. $ 167,000  $ 108,800
     Allowance for bad debts............................    43,800     22,000
     Vacation accrual...................................   171,500    147,000
                                                         ---------  ---------
                                                           382,300    277,800
   Valuation allowance..................................       --         --
                                                         ---------  ---------
   Net deferred tax assets..............................   382,300    277,800
   Deferred tax liability, depreciation and
    amortization........................................ ( 489,000) ( 468,800)
                                                         ---------  ---------
   Net deferred tax liability........................... ($106,700) ($191,000)
                                                         =========  =========

   In prior years, the Company reduced its effective state tax rate resulting principally from a change in states where the Company conducts its business. This change, which is expected to continue in the future, resulted in a decrease in the Company's current and deferred income tax liabilities. Accordingly, the Company's current and deferred income tax liabilities are based on the reduced rate applicable to subsequent years.

   The components of the provision for income tax expense are as follows:

                                                     Year ended September 30,
                                                    ----------------------------
                                                      1998      1997      1996
                                                    --------  --------  --------
   Current......................................... $473,300  $346,000  $518,000
   Deferred........................................ ( 84,300) ( 43,000)   70,000
                                                    --------  --------  --------
                                                    $389,000  $303,000  $588,000
                                                    ========  ========  ========


Note 7 Salary redirection and savings plan

   The Company established a Salary Redirection and Savings Plan under Section 401(k) of the Internal Revenue Code (the "Plan") in October 1984. All employees are eligible to participate in the Plan at the beginning of the calendar quarter following employment. The Company matches employee contributions which

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996

can be up to a maximum of 50% of the first 6% of employee contributions. The Plan establishes vesting requirements upon the Company's contribution based on years of service. Forfeitures are returned to the Company. The Company's contribution to the Plan for the year ended September 30, 1998 was approximately $260,000, net of forfeitures of approximately $10,000. The Company's contributions to the Plan for the years ended September 30, 1997 and 1996, were approximately $239,000 and $202,000, respectively.

Note 8 Stock option

   Effective February 1, 1998, as part of a revised executive compensation agreement for the Company's newly promoted President and Chief Operating Officer, the Company granted a stock option for the purchase of 25,000 shares of the Company's common stock. This option vested immediately at a price of $6.00 per share and expires January 31, 2005. As of September 30, 1998, these shares had not been exercised or forfeited and remain exercisable.

   The Company applies APB Opinion #25 in accounting for this stock option. Accordingly, no compensation was recognized for the year ended September 30, 1998. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, net income would have reduced as follows:

                                                      Year ended September 30,
                                                    ----------------------------
                                                      1998     1997      1996
                                                    -------- -------- ----------
   Net income:
     As reported................................... $636,153 $477,800 $1,032,915
                                                    ======== ======== ==========
     Pro forma..................................... $570,153 $477,800 $1,032,915
                                                    ======== ======== ==========
   Earnings per share:
     As reported................................... $    .76 $    .55 $     1.21
                                                    ======== ======== ==========
     Pro forma..................................... $    .68 $    .55 $     1.21
                                                    ======== ======== ==========

   Because there is no market for the Company's stock, fair value of these options was determined based on the value of treasury shares purchased prior to and after the issuance of this stock option.

Note 9 Commitments and contingencies

 Related party transactions

 Operating leases

   The Company's leasing arrangements are primarily for the use of office space for its operations, equipment and vehicles. Total rental expense, including short-term cancelable leases, for the years ended September 30, 1998, 1997 and 1996 were approximately $1,297,000, $1,086,000 and $931,000, respectively.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       September 30, 1998, 1997 and 1996


   Future minimum rental commitments as of September 30, 1998 are as follows:

                                         Office
   Year                                  space    Equipment Vehicles   Total
   ----                                ---------- --------- -------- ----------
   1999............................... $  835,000 $ 66,000  $344,000 $1,245,000
   2000...............................    817,000   66,000   230,000  1,113,000
   2001...............................    811,000   55,000   110,000    976,000
   2002...............................    811,000      --        --     811,000
   2003...............................    659,000      --        --     659,000
   Thereafter.........................  3,679,000      --        --   3,679,000
                                       ---------- --------  -------- ----------
   Total.............................. $7,612,000 $187,000  $684,000 $8,483,000
                                       ========== ========  ======== ==========

   The information above includes data relating to leases of certain vehicles and real estate from GLS, a partnership controlled by certain officers and principal shareholders of the Company. Rental expense under the GLS leases for the years ended September 30, 1998, 1997 and 1996 was $1,195,000, $995,000 and
$890,000, respectively. Minimum rental commitments at September 30, 1998, under the GLS leases approximated $7,872,000, exclusive of operating costs which are the responsibility of the Company and possible rent increases for consumer price index adjustments.

 Other commitments

   The Company has entered into an agreement with its two major shareholders to repurchase 200,000 shares of stock from each shareholder in the event of death, permanent disability or retirement. Pursuant to the agreement, the purchase price of such shares is 175% of the Company's net book value per share as of the close of the latest fiscal year end. Payments under this agreement could be extended by the Company for a period of 10 years. Disability and term life insurance on each of the two major shareholders would fund a majority of this purchase. This agreement terminates if the Company is purchased or merges with another company in a pooling of interest transaction.

 Cash

   The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

 Year 2000

   Management has assessed the Company's exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruption of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

                        Independent Accountants' Report

Board of Directors and Shareholders
Pentamation Enterprises, Inc. and Subsidiaries
Bethlehem, Pennsylvania

   We have reviewed the accompanying balance sheets of Pentamation Enterprises, Inc. and Subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for the six months ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management.

   We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

   Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Halbert, Katz & Co., P.C.
May 19, 1999

                 Pentamation Enterprises, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                            March 31,
                                                     ------------------------
                                                        1999         1998
                                                     -----------  -----------
Assets
Current assets:
 Cash............................................... $   185,453  $    17,389
 Marketable securities available for sale...........     491,327           --
 Trade receivables, less allowance for doubtful
  accounts of $39,000 and $24,000 at March 31, 1999
  and 1998, respectively............................   7,140,346    3,650,064
 Earned but unbilled receivables....................   1,184,923    2,700,649
 Prepaid expenses and other current assets..........   1,575,524    1,137,492
 Deferred income taxes..............................     340,500      308,000
                                                     -----------  -----------
   Total current assets.............................  10,918,073    7,813,594
                                                     -----------  -----------
Property and equipment, net of accumulated
 depreciation of $5,465,574 and $4,715,465 at March
 31, 1999 and 1998, respectively....................   1,601,773    1,533,007
Software products, net of accumulated amortization
 of $8,363,230 and $5,749,279 at March 31, 1999 and
 1998, respectively.................................   8,127,817    6,939,693
                                                     -----------  -----------
                                                       9,729,590    8,472,700
                                                     -----------  -----------
Other assets:
 Marketable securities available for sale...........          --      424,382
 Deposits...........................................      72,475       63,900
                                                     -----------  -----------
                                                          72,475      488,282
                                                     -----------  -----------
   Total assets..................................... $20,720,138  $16,774,576
                                                     ===========  ===========
Liabilities and Shareholders' Equity
Current liabilities:
 Short-term and current portion of long-term debt... $ 1,196,562  $   417,000
 Accounts payable...................................   1,458,245      960,055
 Accrued compensation and benefits..................   2,213,084    1,691,410
 Other accrued expenses.............................   1,044,161      671,194
 Accrued income taxes...............................      45,584       44,830
 Deferred revenue...................................   7,172,402    2,865,432
                                                     -----------  -----------
   Total current liabilities........................  13,130,038    6,649,921
                                                     -----------  -----------
Long-term debt......................................   2,113,519    5,074,000
Deferred income taxes...............................     481,500      456,000
                                                     -----------  -----------
                                                       2,595,019    5,530,000
                                                     -----------  -----------
   Total liabilities................................  15,725,057   12,179,921
                                                     -----------  -----------
Commitments and contingencies.......................          --           --
                                                     -----------  -----------
Shareholders' equity:
 Common stock, authorized 5,000,000 shares; stated
  value $.015; issued and outstanding 817,734 shares
  in 1999, and 839,779 shares in 1998 (excluding
  501,727 shares in 1999 and 479,682 shares in 1998,
  held in the treasury).............................      19,792       19,792
 Additional paid-in capital.........................   1,771,739    1,771,739
 Retained earnings..................................   6,430,571    5,967,163
                                                     -----------  -----------
                                                       8,222,102    7,758,694
 Less:
  Treasury stock, at cost...........................  (2,756,267)  (2,565,614)
  Notes receivable for common stock.................    (560,976)    (684,871)
 Net unrealized gain on marketable securities
  available for sale................................      90,222       86,446
                                                     -----------  -----------
                                                       4,995,081    4,594,655
                                                     -----------  -----------
   Total liabilities and shareholders' equity....... $20,720,138  $16,774,576
                                                     ===========  ===========

                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       Consolidated Statements of Income

                                                      Six months ended March
                                                                31,
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
Revenues............................................  $17,531,334  $12,681,916
                                                      -----------  -----------
Costs and expenses:
  Cost of sales and direct operating................   11,039,308    8,116,496
  Sales marketing and administration................    3,735,896    2,873,623
  Product development...............................      228,389      210,733
  Amortization and depreciation.....................    1,978,405      734,156
                                                      -----------  -----------
                                                       16,981,998   11,935,008
                                                      -----------  -----------
Income from operations..............................      549,336      746,908
Interest and miscellaneous income...................       30,885       43,469
Interest expense....................................      (96,483)     (49,894)
                                                      -----------  -----------
Income before taxes.................................      483,738      740,483
Income taxes........................................      184,000      268,000
                                                      -----------  -----------
Net income..........................................  $   299,738  $   472,483
                                                      ===========  ===========
Basic net income per common share...................  $       .37  $       .56
                                                      ===========  ===========
Shares used to compute basic net income per common
 share..............................................      817,734      849,340
                                                      ===========  ===========
Diluted net income per common share.................  $       .36  $       .55
                                                      ===========  ===========
Shares used to compute diluted net income per common
 share..............................................      827,734      859,340
                                                      ===========  ===========


                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                Consolidated Statements of Shareholders' Equity

                                                                                 Unrealized
                                                                       Notes      gain on
                                                                     receivable  marketable
                                  Additional                            for      securities     Total
                          Common   paid-in    Retained   Treasury      common    available  shareholders'
                           stock   capital    earnings     stock       stock      for sale     equity
                          ------- ---------- ---------- -----------  ----------  ---------- -------------
Balance, September 30,
 1997...................  $19,792 $1,771,739 $5,494,680 $(2,434,228) $(694,645)   $75,467    $4,232,805
Proceeds from collection
 of notes receivable....       --         --         --          --      9,774         --         9,774
Purchase of 18,324
 shares of treasury
 stock at cost..........       --         --         --    (131,386)        --         --      (131,386)
Net unrealized gain on
 marketable securities
 available for sale.....       --         --         --          --         --     10,979        10,979
Net income..............       --         --    472,483          --         --         --       472,483
                          ------- ---------- ---------- -----------  ---------    -------    ----------
Balance, March 31,
 1998...................  $19,792 $1,771,739 $5,967,163 $(2,565,614) $(684,871)   $86,446    $4,594,655
                          ======= ========== ========== ===========  =========    =======    ==========
Balance, September 30,
 1998...................  $19,792 $1,771,739 $6,130,833 $(2,756,267) $(603,990)   $43,066    $4,605,173
Proceeds from collection
 of notes receivable....       --         --         --          --     43,014         --        43,014
Net unrealized gain on
 marketable securities
 available for sale.....       --         --         --          --         --     47,156        47,156
Net income..............       --         --    299,738          --         --         --       299,738
                          ------- ---------- ---------- -----------  ---------    -------    ----------
Balance, March 31,
 1999...................  $19,792 $1,771,739 $6,430,571 $(2,756,267) $(560,976)   $90,222    $4,995,081
                          ======= ========== ========== ===========  =========    =======    ==========



                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                Consolidated Statements of Comprehensive Income

                                                   Six months ended March 31,
                                                   --------------------------
                                                       1999          1998
                                                   ------------- -------------
Net income........................................ $     299,738 $     472,483
Other comprehensive income:
  Unrealized holding gains arising during the
   period, net of income taxes of $46,000 and
   $29,000 for the six months period ended March
   31, 1999 and 1998, respectively................        47,156        10,979
                                                   ------------- -------------
Comprehensive income.............................. $     346,894 $     483,462
                                                   ------------- -------------




                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                          Six months ended
                                                              March 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
Increase (Decrease) In Cash
Cash flows from operating activities:
  Net income........................................... $  299,738  $  472,483
  Reconciliation of net income to cash flow from
   operations:
    Depreciation and amortization......................  1,978,405     734,156
    Bad debts expense..................................     45,000      40,612
    Deferred income taxes..............................    (11,700)    (43,000)
    Accounts receivable and other current assets.......   (583,691)    335,841
    Accounts payable and accrued expenses..............    409,553    (209,905)
    Deferred revenue...................................    246,280  (1,410,379)
                                                        ----------  ----------
      Net cash provided by (used in) operating
       activities......................................  2,383,585     (80,192)
                                                        ----------  ----------
Cash flows from investing activities:
  Cash paid for property and equipment.................   (279,387)   (279,067)
  Cash paid for software products...................... (1,229,482) (1,706,814)
  Decrease in notes receivable for common stock........     43,014       9,774
  Purchase of marketable securities, available for
   sale................................................    (16,623)    (73,258)
                                                        ----------  ----------
      Net cash used in investing activities............ (1,482,478) (2,049,365)
                                                        ----------  ----------
Cash flows from financing activities:
  Repayment of debt.................................... (1,141,135)   (208,500)
  Borrowings from notes payable........................         --   2,350,000
  Purchase of treasury stock...........................         --    (131,386)
                                                        ----------  ----------
      Net cash provided by (used in) financing
       activities...................................... (1,141,135)  2,010,114
                                                        ----------  ----------
Net decrease in cash...................................   (240,028)   (119,443)
Cash, beginning of year................................    425,481     136,832
                                                        ----------  ----------
Cash, end of year...................................... $  185,453  $   17,389
                                                        ==========  ==========
Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
  Interest, net of capitalized interest of $66,659 and
   $133,954 for the years ended March 31, 1999, and
   1998, respectively.................................. $   96,483  $   41,494
                                                        ==========  ==========
  Income taxes......................................... $  149,881  $  275,170
                                                        ==========  ==========

                See notes to consolidated financial statements.

                 Pentamation Enterprises, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                       March 31, 1999 and March 31, 1998

Note 1--Operations and summary of significant accounting policies

 Nature of operations

   Pentamation Enterprises, Inc. ("the Company"), which was organized in 1969, markets application software and associated computer hardware, software support, hardware maintenance and technical services primarily to K-12 education institutions and local governments throughout the United States. Payments for software products can be extended beyond one year, depending on customer's installation schedule. The Company grants credit in the normal course of business to its customers in those sectors and requires no collateral. There is no geographical concentration of credit risk.

   The financial statements include the accounts of Pentamation Enterprises, Inc. and its wholly-owned subsidiaries, individually and collectively referred to as "the Company". All intercompany accounts and transactions have been eliminated in consolidation.

   The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

   Prior to October 1, 1998:

     The Company recognizes revenue upon delivery of all software and hardware portions of sales contracts. Revenue from installation of software and hardware based on contractual agreements is recognized over the period the installation is performed.

     Software and hardware costs are accrued upon the recognition of the related revenue. Installation costs are recognized as incurred.

     The Company provides technical and maintenance services to its customers under various contractual arrangements with the remaining terms ranging from one month to five years. The Company recognizes revenue as services are performed over the terms of the related contracts. Computer software maintenance and customer support costs and the costs of developing computer programs for customers for a fee under contractual arrangements are expensed as incurred.

   Subsequent to September 30, 1998:

     Effective October 1, 1998, the Company adopted the provisions of Statement of Position 97-2 Software Revenue Recognition, as amended. Accordingly, the Company recognizes revenue upon delivery of all software and hardware portions of sale contracts. For multiple element license contracts, the license fee is allocated to the various elements based on fair value. When a multiple element arrangement includes rights to postcontract customer support (principally maintenance, technical and training services) revenue is recognized as services are performed over the term of the contract. For arrangements to deliver software that require significant modifications or customization, as specified in the contract, the application revenue is recognized on the percentage of completion method.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


 Capitalized computer software development costs and research and development expenditures

   Capitalized computer software development costs consist of costs to internally develop software and externally purchase software. Capitalization of software development costs begins upon the establishment of technological feasibility. The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Management monitors the estimates that affect the recoverability of these development costs.

   Capitalized software development costs and amortization and accumulated amortization of capitalized software development costs are as follows:

                                           Capitalized Software Development
                                                         Costs
                                         -------------------------------------
                                                     Accumulated  Amortization
                                         Capitalized amortization   expense
                                         ----------- ------------ ------------
   Six months ended March 31, 1999...... $1,137,000   $8,363,000   $1,593,000
                                         ==========   ==========   ==========
   Six months ended March 31, 1998...... $1,600,000   $5,749,000   $  380,000
                                         ==========   ==========   ==========

   Included in capitalized software development costs is capitalized interest cost of $67,000 and $134,000 in 1999 and 1998, respectively.

   Capitalized computer software in service includes externally purchased computer software at its fair market value at the time of acquisition of $3,465,000 and $2,189,000 at March 31, 1999 and 1998, respectively.

   The Company amortizes capitalized software development costs over their expected life (generally 5 to 7 years). Due to inherent technological changes in the software development industry, the period over which such capitalized software costs are being amortized may have to be accelerated.

   During the six months ended March 31, 1999, management determined that the net book value of certain Company capitalized software products had no continuing value. Accordingly, an expense of approximately $922,000 for acceleration of capitalized software in service was recorded.

   Research and development costs are expensed as incurred and approximated $228,000 and $211,000 for the six months ended March 31, 1999 and 1998, respectively. Substantially all of the Company's research and development activities relate to development of new computer software to be marketed and sold. Research and development activities include costs incurred for the conceptual formulation or translation of knowledge into a design to establish technological feasibility.

 Equipment, furniture and fixtures and depreciation

   Equipment and furniture and fixtures are stated at cost. The cost and accumulated depreciation of assets sold or retired is eliminated from the accounts, and the resulting gain or loss is included in income.

   Normal maintenance and repair expenditures are expensed as incurred; major renewals or improvements which extend the life or increase the value of assets are capitalized.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


   The cost of equipment and furniture and fixtures is depreciated over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives generally used for major asset categories are as follows:

                                                                     Estimated
         Asset class                                                useful life
         -----------                                                ------------
   Computer equipment in service................................... 3 to 5 years
   Capitalized computer software in service........................ 5 to 7 years
   Furniture and fixtures.......................................... 5 to 7 years

 Marketable securities available for sale

   Marketable securities available for sale are valued at their market value in accordance with Statement of Financial Accounting Standards No. 115. The gain or loss on sale of marketable securities is computed using the specific identification method.

 Advertising

   Advertising costs are charged directly to operations when incurred. Total advertising costs incurred during the six months ended March 31, 1999 and 1998 was approximately $58,000 and $32,000, respectively.

 Reclassifications

   The financial statements for the year six months ended March 31, 1998 have been reclassified to conform with the presentation for the six months ended March 31, 1999.

 Future adoption of Statement of Financial Standards No. 133

   The Company anticipates the future adoption of Statement of Financial Standards No. 133, Accounting for Derivative Instruments and Hedging Activities will not have a material effect on the financial statements.

Note 2--Acquisition

   On September 29, 1998, the Company acquired TreSun Corporation in a business combination accounted for as a purchase. TreSun Corporation is primarily engaged in designing, developing, selling, installing and maintaining proprietary data processing software systems for local governments. The results of operations of the TreSun Corporation have been included in the accompanying financial statements since the date of acquisition. The cost of the acquisition was approximately $1,724,000, which includes a value of $1,114,000 for the capitalized software acquired (purchase software). This software is being amortized over 7 years. The acquisition agreement also provided for contingent consideration of 20% of the software revenues collected in excess of $200,000 during the first 12 months after the closing date; 20% of the software revenues collected in excess of $200,000 during the second 12 months following the closing date and a final payment of 20% of the software revenues collected during the 36 months following the closing date less any contingency payments previously paid. No accrual for contingent consideration has been recorded.

Note 3--Marketable securities available for sale

   Marketable securities available for sale are Company assets held for certain Company employees as part of a deferred compensation plan. As such, increases and decreases in market value of these assets result in

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998

increases and decreases in compensation expense and corresponding increases and decreases in net unrealized gains on marketable securities available for sale. Compensation expense for the six months ended March 31, 1999 was approximately $136,000. No compensation expense was recorded for the six months ended March 31, 1998.

   The following is a summary of marketable securities classified as available for sale.

                                                                        Gross
                                                                      unrealized
                                                      Fair             holding
                                                     value     Cost     gains
                                                    -------- -------- ----------
   March 31, 1999:
     Marketable equity securities.................. $491,327 $355,104  $136,222
                                                    ======== ========  ========
   March 31, 1998:
     Marketable equity securities.................. $424,382 $337,936  $ 86,446
                                                    ======== ========  ========

   For the six months ended March 31, 1999 and 1998, there were no sale of securities or realized gains or losses from sale of securities.

Note 4--Comprehensive income

   During the six months ended March 31, 1999, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 130, Reporting Comprehensive Income. This statement requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more comprehensive inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

   At March 31, 1999, the Company's Other Comprehensive Income is the unrealized holding gains on available for sale securities.

Note 5--Notes receivable, officers and employees

   Included in notes receivable, officers and employees are two notes receivable aggregating $560,976 ($685,000 at March 31, 1998) from officers of the Company. These notes bear interest at the Internal Revenue adjusted applicable federal rate (approximately 5% at March 31, 1999 and 1998) and mature in June, 2002.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


Note 6--Long-term debt

 Line of credit/Note payable, bank

                                                                March 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
The Company has available, pursuant to the terms of the
 second amendment to revolving credit agreement dated
 December 29, 1997, a $5,000,000 unsecured line of
 credit at interest rates including prime less 3/8%
 (7.375% and 8.125% at March 31, 1999 and 1998, respec-
 tively) or LIBOR plus 2% as selected by the Company.
 Participation in the line may be in the form of borrow-
 ing and/or letters of credit up to a maximum of
 $5,000,000. Outstanding letters of credit are consid-
 ered as usage of the line. The line of credit expires
 October 31, 1999. At March 31, 1999 and 1998, the Com-
 pany had an outstanding letter of credit of $50,000 and
 the unused portion of the line was $4,550,000 and
 $1,300,000, respectively...............................  $  400,000 $3,650,000

The Company has a term loan (original amount $1,650,000)
 with interest payable at prime (7.75% and 8.50% at
 March 31, 1999 and 1998, respectively). Principal
 payments are due in amounts of $68,750 per quarter for
 twenty-four quarters commencing October 2, 1996........     962,500  1,237,500

In April 1997, the Company entered into a term loan for
 $710,000, with interest payable at prime less .25%
 (7.50% and 8.25% at March 31, 1999 and 1998,
 respectively). Principal payments are due in amounts of
 $35,500 per quarter for twenty quarters commencing July
 1, 1997................................................     461,500    603,500

In September, 1998, the Company entered into a term loan
 for $1,200,000 with interest at 7.65% for the
 acquisition of the TreSun Corporation. Principal and
 interest payments are due in monthly installments of
 $24,131 for sixty months commencing November 1, 1998...   1,117,365         --
As part of the acquisition of TreSun Corporation (see
 Note 2) the Company incurred an acquisition obligation
 to the selling shareholders for $400,000. This
 obligation is payable $200,000 on October 31, 1999 and
 $200,000 on October 31, 2000. There is no stated
 interest; inputed interest of 8% ($47,238) has been
 recorded...............................................     368,716         --
                                                          ---------- ----------
                                                           3,310,081  5,491,000
Less current portion....................................   1,196,562    417,000
                                                          ---------- ----------
                                                          $2,113,519 $5,074,000
                                                          ========== ==========

Acquisition obligation


   The line of credit and term loans are uncollateralized but require the Company to maintain certain financial covenants. In addition, the loan agreements include certain restrictions on the sale of assets, pledging of accounts receivable and borrowing by the Company.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


   Annual maturities of long-term debt are as follows:

   Year ending March 31, 2000....................................... $1,196,562
   Year ending March 31, 2001.......................................    845,854
   Year ending March 31, 2002.......................................    663,314
   Year ending March 31, 2003.......................................    438,831
   Year ending March 31, 2004.......................................    165,520
                                                                     ----------
                                                                     $3,310,081
                                                                     ==========

Note 7--Income taxes

   The Company has provided for the effects of income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred income taxes are provided in recognition of temporary differences between financial and income tax reporting and consist of the following:

                                                               March 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
   Deferred tax asset:
     Deferred compensation............................... $ 178,600  $ 164,000
     Allowance for bad debts.............................    28,700     15,000
     Vacation accrual....................................   179,200    158,000
                                                          ---------  ---------
                                                            386,500    337,000
   Valuation allowance...................................        --         --
                                                          ---------  ---------
   Net deferred tax assets...............................   386,500    337,000
                                                          ---------  ---------
   Deferred tax liabilities:
     Depreciation and amortization.......................  (481,500)  (456,000)
     Unrealized gain on trading securities...............   (46,000)   (29,000)
                                                          ---------  ---------
                                                           (527,500)  (485,000)
                                                          ---------  ---------
   Net deferred tax liability............................ $(141,000) $(148,000)
                                                          =========  =========

   In prior years, the Company reduced its effective state tax rate resulting principally from a change in states where the Company conducts its business. This change, which is expected to continue in the future, resulted in a decrease in the Company's current and deferred income tax liabilities. Accordingly, the Company's current and deferred income tax liabilities are based on the reduced rate applicable to subsequent years.

   The components of the provision for income tax expense are as follows:

                                                              Six months ended
                                                                  March 31,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
   Current................................................... $149,700 $311,000
   Deferred..................................................   34,300  (43,000)
                                                              -------- --------
                                                              $184,000 $268,000
                                                              ======== ========

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


Note 8--Salary redirection and savings plan

   The Company established a Salary Redirection and Savings Plan under Section 401(k) of the Internal Revenue Code (the "Plan") in October 1984. All employees are eligible to participate in the Plan at the beginning of the calendar quarter following employment. The Company matches employee contributions which can be up to a maximum of 50% of the first 6% of employee contributions. The Plan establishes vesting requirements upon the Company's contribution based on years of service. Forfeitures are returned to the Company. The Company's contribution to the Plan for the six months ended March 31, 1999 was approximately $151,000, net of forfeitures of approximately $27,000. The Company's contribution to the Plan for the six months ended March 31, 1998 was approximately $133,900.

Note 9--Stock option

   Effective February 1, 1998, as part of a revised executive compensation agreement for the Company's newly promoted President and Chief Operating Officer, the Company granted a stock option for the purchase of 25,000 shares of the Company's common stock. This option vested immediately at a price of $6.00 per share and expires January 31, 2005. As of March 31, 1999, these shares had not been exercised or forfeited and remain exercisable.

   The Company applies APB Opinion #25 in accounting for this stock option. Accordingly, no compensation was recognized in the financial statements for the six months ended March 31, 1999 and 1998. Had compensation costs been determined on the basis of fair value, pursuant to FASB Statement No. 123, net income as reported would have been as follows.

                                                               Six months ended
                                                                   March 31,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
   Net income:
     As reported.............................................. $299,738 $472,483
                                                               ======== ========
     Pro forma................................................ $299,738 $438,483
                                                               ======== ========
   Earnings per share:
     As reported.............................................. $    .37 $    .56
                                                               ======== ========
     Pro forma................................................ $    .37 $    .52
                                                               ======== ========

   Because there is no market for the Company's stock, fair value of these options was determined based on the value of treasury shares purchased prior to and after the issuance of this stock option.

Note 10--Commitments and contingencies

 Related party transactions

 Operating leases

   The Company's leasing arrangements are primarily for the use of office space for its operations, equipment and vehicles. Total rental expense, including short-term cancelable leases, for the six months ended March 31, 1999 and 1998 was approximately $703,000 and $642,000, respectively.

                 Pentamation Enterprises, Inc. and Subsidiaries

                       March 31, 1999 and March 31, 1998


   Future minimum rental commitments as of March 31, 1999 are as follows:

                                          Office
   Year                                   space    Equipment Vehicles   Total
   ----                                 ---------- --------- -------- ----------
   2000................................ $  886,000 $ 95,000  $330,000 $1,311,000
   2001................................    826,000   95,000   238,000  1,159,000
   2002................................    811,000   50,000    94,000    955,000
   2003................................    753,000   23,000        --    776,000
   2004................................    672,000   19,000        --    691,000
   Thereafter..........................  3,368,000       --        --  3,368,000
                                        ---------- --------  -------- ----------
     Total............................. $7,316,000 $282,000  $662,000 $8,260,000
                                        ========== ========  ======== ==========

   The information above includes data relating to leases of certain vehicles and real estate from GLS, a partnership controlled by certain officers and principal shareholders of the Company. Rental expense under the GLS leases for the six months ended March 31, 1999 and 1998 was $605,000 and $594,000, respectively. Minimum rental commitments at March 31, 1999, under the GLS leases approximated $7,590,000, exclusive of operating costs which are the responsibility of the Company and possible rent increases for consumer price index adjustments.

 Other commitments

   The Company has entered into an agreement with its two major shareholders to repurchase 200,000 shares of stock from each shareholder in the event of death, permanent disability or retirement. Pursuant to the agreement, the purchase price of such shares is 175% of the Company's net book value per share as of the close of the latest fiscal year end. Payments under this agreement could be extended by the Company for a period of 10 years. Disability and term life insurance on each of the two major shareholders would fund a majority of this purchase. This agreement terminates if the Company is purchased or merges with another company in a pooling of interest transaction.

 Cash

   The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

 Year 2000

   Management has assessed the Company's exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruption of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                               dated May 6, 1999

                             FOR THE ACQUISITION OF

                         PENTAMATION ENTERPRISES, INC.

                                       BY

                           SUNGARD DATA SYSTEMS INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                               Table of Contents

                                                                           Page
                                                                           ----
 Section 1: Defined Terms...............................................    A-1

 Section 2: The Merger..................................................    A-5

 Section 3: Representations of Pentamation and the Principal
             Shareholders...............................................    A-5
    3.1     Organization................................................    A-5
    3.2     Effect of Agreement.........................................    A-6
    3.3     Capital Stock and Ownership.................................    A-6
    3.4     Financial and Corporate Records.............................    A-7
    3.5     Compliance with Law.........................................    A-7
    3.6     Financial Statements........................................    A-7
    3.7     Assets......................................................    A-8
    3.8     Obligations.................................................    A-8
    3.9     Operations Since the Latest Balance Sheet Date..............    A-8
    3.10    Accounts Receivable.........................................    A-9
    3.11    Tangible Property...........................................    A-9
    3.12    Real Property...............................................    A-9
    3.13    Environmental...............................................   A-13
    3.14    Software and Intangibles....................................   A-14
    3.15    Contracts...................................................   A-15
    3.16    Employees and Independent Contractors.......................   A-16
    3.17    Employee Benefit Plans......................................   A-17
    3.18    Customers, Prospects and Suppliers..........................   A-18
    3.19    Taxes.......................................................   A-18
    3.20    Proceedings and Judgments...................................   A-19
    3.21    Insurance...................................................   A-19
    3.22    Questionable Payments.......................................   A-19
    3.23    Related Party Transactions..................................   A-19
    3.24    Brokerage Fees..............................................   A-20
    3.25    Acquisition Proposals.......................................   A-20
    3.26    Affiliate Matters...........................................   A-20
    3.27    Accounting Matters..........................................   A-20
    3.28    Vote Required...............................................   A-20
    3.29    HSR Act.....................................................   A-20
    3.30    Full Disclosure.............................................   A-20

 Section 4: Representations of SunGard and Newco........................   A-21
    4.1     Organization................................................   A-21
    4.2     Agreement...................................................   A-21
    4.3     SunGard's Stock.............................................   A-21
    4.4     SEC Filings.................................................   A-21
    4.5     Investment Matters..........................................   A-21

 Section 5: Securities Filings and Approval of the Pentamation
             Shareholders...............................................   A-21
    5.1     Registration Statement......................................   A-21
    5.2     Pentamation Shareholder Approval............................   A-22
    5.3     Pentamation's and Principal Shareholders' Representations as
             to the Registration Statement..............................   A-22
    5.4     SunGard's and Newco's Representations as to the Registration
             Statement..................................................   A-23
    5.5     State Securities Filings....................................   A-23

                                                                          Page
                                                                          ----
 Section 6: Certain Obligations of Pentamation and Shareholders Pending
             Closing....................................................  A-23
    6.1     Voting and Cooperation Agreement............................  A-23
    6.2     Management Representation Letter............................  A-23
    6.3     Tax Representation Certificate..............................  A-23
    6.4     Affiliate Agreements........................................  A-23
    6.5     Conduct of the Pentamation Companies' Business..............  A-24
    6.6     Interim Financial Statements................................  A-25
    6.7     SunGard's General Due Diligence Investigation...............  A-25
    6.8     SunGard's Environmental Due Diligence Investigation.........  A-25
    6.9     Consents....................................................  A-25
    6.10    Acquisition Proposals.......................................  A-26
    6.11    Advice of Changes...........................................  A-26
    6.12    S-4 Financial Statements....................................  A-26
    6.13    Pooling of Interests........................................  A-26
    6.14    HSR Act Filings.............................................  A-27
    6.15    Best Efforts................................................  A-27

 Section 7: Certain Obligations of SunGard and Newco Pending Closing....  A-27
    7.1     Corporate Status............................................  A-27
    7.2     The Principal Shareholders' Due Diligence Investigation.....  A-27
    7.3     Consents....................................................  A-27
    7.4     SEC Reports.................................................  A-27
    7.5     Advice of Changes...........................................  A-27
    7.6     HSR Act Filings.............................................  A-28
    7.7     Best Efforts................................................  A-28

 Section 8: Conditions Precedent to Pentamation's and Principal
             Shareholders' Closing Obligations..........................  A-28
    8.1     Effectiveness of Registration Statement.....................  A-28
    8.2     Approval of the Pentamation Shareholders....................  A-28
    8.3     SunGard's and Newco's Representations.......................  A-28
    8.4     SunGard's and Newco's Performance...........................  A-28
    8.5     Absence of Proceedings......................................  A-28
    8.6     HSR Act.....................................................  A-28
    8.7     Average Stock Price.........................................  A-28

 Section 9: Conditions Precedent to SunGard's and Newco's Closing
             Obligations................................................  A-28
    9.1     Effectiveness of Registration Statement.....................  A-28
    9.2     Qualification for Pooling Treatment.........................  A-29
    9.3     Approval of the Pentamation Shareholders....................  A-29
    9.4     Pentamation's and the Principal Shareholders'
             Representations............................................  A-29
    9.5     Pentamation's and the Principal Shareholders' Performance...  A-29
    9.6     Absence of Proceedings......................................  A-29
    9.7     Adverse Changes.............................................  A-29
    9.8     Escrow Agreement............................................  A-29
    9.9     Real Property Purchase Agreement............................  A-29
    9.10    Automobile Purchase Agreement...............................  A-29
    9.11    HSR Act.....................................................  A-29
    9.12    Repayment of Company Loans by Principal Shareholders........  A-29
    9.13    Real Estate Documents.......................................  A-30

                                                                           Page
                                                                           ----
 Section 10: Closing....................................................   A-30
    10.1     Closing....................................................   A-30
    10.2     Principal Shareholders' Obligations at Closing.............   A-31
    10.3     SunGard's and Newco's Obligations at Closing...............   A-32

 Section 11: Certain Obligations of The Principal Shareholders after
              Closing...................................................   A-33
    11.1     Receipts...................................................   A-33
    11.2     Restrictions on Dispositions of SunGard Stock..............   A-33
    11.3     Cooperation with SunGard and Newco.........................   A-33
    11.4     Phantom Stock Plan.........................................   A-33

 Section 12: Certain Obligations of the Stockholders, SunGard and/or the
              Surviving Corporation after Closing.......................   A-33
    12.1     Tax Periods Through the Closing Date.......................   A-33
    12.2     Tax Periods After and Including the Closing Date...........   A-34
    12.3     Audits.....................................................   A-34
    12.4     Disposition of Employee Benefit Plans......................   A-34
    12.5     Delivery of Certificates...................................   A-34

 Section 13: Restrictive Covenants of the Principal Shareholders........   A-34
    13.1     Certain Acknowledgments....................................   A-34
    13.2     Nondisclosure Covenants....................................   A-35
    13.3     Noncompetition Covenants...................................   A-35
    13.4     Certain Exclusions.........................................   A-36
    13.5     Enforcement of Covenants...................................   A-36
    13.6     Scope of Covenants.........................................   A-36

 Section 14: Indemnification............................................   A-36
    14.1     Principal Shareholders' Indemnification....................   A-36
    14.2     Indemnification Procedures.................................   A-37
    14.3     Limits on Indemnification..................................   A-38
    14.4     Exceptions to Limitations..................................   A-38
    14.5     Recovery...................................................   A-38
    14.6     Setoff and Holdback........................................   A-38

 Section 15: Other Provisions...........................................   A-39
    15.1     Termination................................................   A-39
    15.2     Publicity..................................................   A-39
    15.3     Fees and Expenses..........................................   A-39
    15.4     Notices....................................................   A-39
    15.5     Survival...................................................   A-40
    15.6     Release for Joint and Several Liability....................   A-40
    15.7     Interpretation of Representations..........................   A-40
    15.8     Reliance by SunGard and Newco..............................   A-40
    15.9     Entire Understanding.......................................   A-40
    15.10    Parties in Interest........................................   A-41
    15.11    Waivers....................................................   A-41
    15.12    Severability...............................................   A-41
    15.13    Counterparts...............................................   A-41
    15.14    Section Headings...........................................   A-41
    15.15    References.................................................   A-41
    15.16    Controlling Law............................................   A-41
    15.17    Jurisdiction and Process...................................   A-41

                                                                            Page
                                                                            ----
    15.18 Post-Closing Actions by the Surviving Corporation...............  A-41
    15.19 No Third-Party Beneficiaries....................................  A-41
    15.20 Nature of Transactions..........................................  A-41
    15.21 Bankruptcy Qualification........................................  A-42
    15.22 Right of Representative to Act for Principal Shareholder........  A-42

                      AGREEMENT AND PLAN OF REORGANIZATION

PARTIES:       PENTAMATION ENTERPRISES, INC.
               a Pennsylvania corporation ("Pentamation")
               One Bethlehem Plaza
               Bethlehem, PA 18018

               JEFFREY P. FEATHER ("Feather")
               One Bethlehem Plaza
               Bethlehem, PA 18018

               DAVID P. BLOYS ("Bloys")
               One Bethlehem Plaza
               Bethlehem, PA 18018

               DONALD V. APPLETON ("Appleton")
               One Bethlehem Plaza
               Bethlehem, PA 18018

               SUNGARD DATA SYSTEMS INC.
               a Delaware corporation ("SunGard")
               1285 Drummers Lane
               Wayne, Pennsylvania 19087

               PEI ACQUISITION INC.
               a Pennsylvania corporation ("Newco")
               1285 Drummers Lane
               Wayne, Pennsylvania 19087

DATE:          May 6, 1999

   Background: Pentamation and its wholly owned subsidiaries are in the business of providing information support systems and software for financial, human resources and revenue management for local governments and K-12 educational institutions (the "Pentamation Business"). Feather, Bloys and Appleton (collectively, the "Principal Shareholders") own, collectively, approximately 75% of the issued and outstanding shares of capital stock of Pentamation (the "Pentamation Stock"). At Closing, the parties desire that Newco, a wholly owned subsidiary of SunGard, be merged with and into Pentamation (the "Merger") on the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (the "Agreement") and the Agreement and Plan of Merger dated this date and designated as Exhibit A hereto (the "Plan"). The Board of Directors of Pentamation has determined that the Merger, and the other transactions contemplated by this Agreement and the Plan (collectively, the "Transactions") are in the best interests of Pentamation and its shareholders. The respective Boards of Directors of SunGard and Newco have determined that the Transactions are in the best interests of SunGard and Newco and their respective stockholders.

   Intending to be legally bound, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

Section 1: Defined Terms

   Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1 as follows:

     1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.6); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

     1.2 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.3), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.38), Real Property (as defined in Section 1.32), Software (as defined in Section 1.36), Contract Rights (as defined in
  Section 1.7), Intangibles (as defined in Section 1.17) and goodwill, and claims, causes of action and other legal rights and remedies.

     1.3 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

     1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.22), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

     1.6 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

     1.7 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.19), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

     1.8 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

     1.9 "Encumbrance" means any lien, superlien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

     1.10 "Environmental Laws" means all applicable Laws (including common law, consent decrees and administrative orders) relating to the health, safety and the protection of the environment, including those governing the use, generation, handling, treatment, storage, transportation and disposal or cleanup of Hazardous Substances, all as amended.

     1.11 "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied. In no event shall the consistent application of the historical accounting policies used by the Pentamation Companies have priority over GAAP, regardless of materiality.

     1.12 "Governmental Authority" means any federal, state, county, municipal or other Governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of the foregoing.

     1.13 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including
  (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

     1.14 "Improvements" mean the buildings together with and including all other structures, parking areas, fixtures or other improvements on, over or under the Land.

     1.15 "Including" means including but not limited to.

     1.16 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

     1.17 "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

     1.18 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

     1.19 "to the knowledge of the Principal Shareholders and Pentamation" or "to the knowledge of Principal Shareholders, GLS and Pentamation" or "to our knowledge" or similar terms means that none of the Principal Shareholders, nor any of the directors, officers, partners or members of any of the Pentamation Companies (as defined in Section 1.26) or GLS (as defined in Section 3.11), as applicable, have any actual knowledge, implied knowledge or belief that the statement made is incorrect. For this purpose, "implied knowledge" means all information available in the books, records and files of any of the Pentamation Companies or GLS, as applicable, and all information that any of the stockholders, directors, officers, partners, or members of any of the Pentamation Companies or GLS, as applicable, should have known in the course of operating and managing the business and affairs of any of the Pentamation Companies or GLS, as applicable.

     1.20 "Land" means, collectively, that certain real property more particularly described in Schedule 1.20 attached hereto and made a part hereof, together with all property rights, easements, tenements, hereditaments, rights-of-way, development rights, air rights, entitlements, unused densities, privileges and appurtenances thereto; all leases, rents and profits derived therefrom, all right, title and interest of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, public or private, in front of or adjoining all or any part of the Land to the center line thereof, all right, title and interest of Seller in and to any unpaid award or payment which may now or hereafter be payable in respect of any taking, by condemnation of any portion of the Land or Improvements by any Governmental Authority; and all right, title and interest of Seller in and to any unpaid award for damage or destruction to the Land or any part thereof by reason of any fire or other casualty, or resulting from any change of grade of any street, road, highway or avenue adjacent thereto; all strips and gores adjoining, and adjacent to the Land; and all oil, gas and mineral rights.

     1.21 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guidelines (including those of self-regulatory organizations such as the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

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     1.22 "Leases" means all leases of space located within the Improvements and upon the Land, which shall include all exhibits, amendments and modifications thereof. A schedule of the Leases is included in the Rent Roll attached as Schedule 1.33.

     1.23 "Licenses" means all licenses, permits, approvals, certificates of occupancy and authorizations which affect the Real Property, and its operations, all of which are listed on Schedule 1.23 attached hereto and made a part hereof, and all of which shall be in effect as of the date hereof and as of the Closing Date.

     1.24 [Intentionally Omitted].

     1.25 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

     1.26 "Pentamation Companies" means Pentamation and any subsidiaries of Pentamation.

     1.27 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

     1.28 "Permitted Use" means the use of the Property as office buildings (with ancillary retail use), and accessory parking, in full compliance with all applicable Laws.

     1.29 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

     1.30 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing, condemnation or other proceeding of any nature.

     1.31 "Property" means the Tangible Property, Real Property, Land, Leases and Improvements.

     1.32 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership or leasehold interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

     1.33 "Rent Roll" means a complete and correct list of all the Leases, setting forth with respect to each of the Leases the following information:
  (a) the name of the Tenant; (b) the date of the Lease; (c) any modifications or amendments to the Lease; (d) the term of the Lease; (e) options to renew, expand or purchase, if any; (f) the rent Including, and describing, base rent, percentage rent, if any, and any additional rentals payable under the Lease; (g) the amount of the security deposit, if any;
  (h) the square footage of the leased premises; and (i) a description of any defaults under the Lease. The current Rent Roll for the Bethlehem Real Property is attached hereto as Schedule 1.33.

     1.34 "SEC" means the United States Securities and Exchange Commission.

     1.35 "Service Contracts" means all service contracts, vendor agreements, leases, equipment leases, installment sales contracts, maintenance agreements, employment agreements, management agreements, utility contracts, cable service agreements, collective bargaining agreements and/or union contracts, yellow pages or other advertising agreements, and any other agreements affecting the Property or any portion thereof, and any and all contracts and agreements for any matters that relate to or could impact revenues or expenses for the Property or any portion thereof. A schedule of the Service Contracts is attached hereto as Schedule 1.35.

     1.36 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine- readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

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

     1.37 "SunGard Stock" means shares of common stock, $0.01 par value per share, of SunGard.

     1.38 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

     1.39 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

     1.40 "Tenants" means all of the respective parties who have executed the Leases as tenants.

Section 2: The Merger

   Subject to the terms and conditions of this Agreement and the Plan, Newco shall be consolidated and merged with and into Pentamation (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 10.1) and shall be effective on the Effective Date (as defined in Section 10.1).

Section 3: Representations of Pentamation and the Principal Shareholders

   Knowing that SunGard and Newco rely thereon, Pentamation and each of the Principal Shareholders, jointly and severally, represent and warrant to SunGard and Newco as of the date of this Agreement, and covenant with SunGard and Newco, as follows:

     3.1 Organization. Each of the Pentamation Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Each of the Pentamation Companies possesses the full corporate power and authority to enter into and perform this Agreement. Each of the Pentamation Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Pentamation Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of the Pentamation Business, requires such qualification. Schedule 3.1 lists all subsidiaries of each of the Pentamation Companies. Except as set forth on
  Schedule 3.1, none of the Pentamation Companies owns any securities of any corporation or any other interest in any Person. None of the Pentamation Companies has any predecessors other than as set forth on Schedule 3.1.
  Schedule 3.1 states, for each of the Pentamation Companies (a) its exact legal name; (b) its corporate business form and jurisdiction and date of formation; (c) its federal employer identification number (if applicable);
  (d) its headquarters address, telephone number and facsimile number; (e) its directors and officers, indicating all current title(s) of each individual; (f) its registered agent and/or office in its jurisdiction of formation (if applicable); (g) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (h) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation; and (i) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of articles or certificates of incorporation, bylaws, operating agreements, articles and memorandum of association and other organization and related documents, each as amended to date, and all Contracts relating to the acquisition, to the extent applicable, of each of the Pentamation Companies (or their affiliates or predecessors) have been delivered to SunGard. Since the date of its incorporation: (a) the activities of Pentamation Delaware, Inc. have been confined to the maintenance and management of the corporation's intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside the State of Delaware; and (b) Pentamation Delaware, Inc. has not engaged in any activity contrary to Section 1902(b)(8) of Title 30 of the Delaware Code. For purposes of the previous sentence, "intangible investments" shall include, without limitation, investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations), patents, patent applications, trademarks, trademark applications, trade names, copyrights and similar types of intangible assets. Except for Pentamation and Pentamation Delaware, Inc., the other Pentamation Companies do not have any Assets or Obligations and have not conducted business since January 1, 1989.

     3.2 Effect of Agreement. Pentamation's execution, delivery and performance of this Agreement and the Plan, and its consummation of the Transactions have been duly authorized by all necessary corporate actions by its board of directors and do not constitute a violation of or default under its articles of incorporation, bylaws, articles and/or other organizational documents. For Pentamation and each of the Principal Shareholders, its or his execution, delivery and performance of this Agreement and Plan, and its or his consummation of the Transactions, (a) except as stated on Schedule 3.2, do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which he or any of the Pentamation Companies is a party or by which he or any of the Pentamation Companies is bound, (b) do not constitute a violation of any Law or Judgment that is applicable to him or any of the Pentamation Companies, or to the business or Assets of any of the Pentamation Companies, or to the Transactions, (c) do not accelerate or otherwise modify any Obligation of any of the Pentamation Companies, (d) except as stated on Schedule 3.2, do not result in the creation of any Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Pentamation Companies, and (e) except (i) as stated on Schedule 3.2,
  (ii) for the filing of the Articles of Merger with the proper officials of the Commonwealth of Pennsylvania and (iii) for filings which may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of Pentamation and each of the Principal Shareholders, enforceable against Pentamation and each of the Principal Shareholders in accordance with its terms. Certified copies of the resolutions duly adopted by the board of directors of Pentamation, authorizing Pentamation to execute, deliver and perform this Agreement and the Plan, are attached to Schedule 3.2. There exists no right of first refusal or other preemptive right with respect to any of the Pentamation Companies or the stock, business or Assets of any of the Pentamation Companies.

     3.3 Capital Stock and Ownership. The authorized capital stock of Pentamation consists of 5,000,000 shares of common stock, no par value, with a stated value of $.015 per share, of which 817,734 shares are issued and outstanding and 501,727 as held in treasury (the "Pentamation Stock"). The capital structure of each of the other Pentamation Companies is set forth on Schedule 3.3. With respect to Pentamation, Schedule 3.3 is an accurate and complete list of (a) the full legal names of all shareholders,
  (b) the addresses of their respective current principal residences, (c) their social security numbers or federal tax identification numbers, and
  (d) the numbers of, type of shares and tax basis in the shares owned of record by them and the certificate numbers of the stock or share certificates representing such shares or the date of subscription agreements under which shares were acquired. Pentamation is the sole record and beneficial owner of the shares of capital stock of each other Pentamation Companies, and Pentamation has good and marketable title to such shares, free and clear of any Encumbrance. Except as provided on
  Schedule 3.3, none of the Pentamation Companies has ever authorized, offered, sold or issued any securities other than ordinary shares of common stock or membership interests as described in this Section. There are no outstanding offers to issue or sell any capital stock of the Pentamation Companies except pursuant to outstanding options to purchase Pentamation Stock described on Schedule 3.3. Except for the Principal Shareholders and the other shareholders listed on Schedule 3.3, there are no other record or beneficial owners of any shares of Pentamation Stock or any other securities of the Pentamation Companies. Except for the shares listed on
  Schedule 3.3 with respect to each of the Pentamation Companies, there were and currently are no other issued or outstanding shares of capital stock and membership interests. All of the issued and outstanding shares of capital stock of each of the Pentamation Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability attaching to the ownership thereof. All offerings, sales and issuances by each of the Pentamation Companies of any shares of capital stock or membership interests were conducted in compliance with all applicable federal and state securities Laws and all applicable state corporation and applicable foreign Laws. Schedule 33B is an accurate and complete list of all outstanding options granted by Pentamation including the names of all of the holders of record, their addresses of record, their social security numbers, the number of options granted, the class of capital stock for which such option may be exercised, the date of grant, the exercise price, and whether or not such options have vested as of the date of this Agreement. All options granted have been duly authorized. Attached to
  Schedule 33B are complete and accurate copies of all options plans. Except as described on Schedule 3.3B, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of any of the Pentamation Companies. Upon the consummation of the Merger, SunGard shall have good and marketable title to all of the issued and outstanding capital stock of the Surviving Corporation, free and clear of any Encumbrance.

     3.4 Financial and Corporate Records. The books and records of each of the Pentamation Companies are and have been properly prepared and maintained in form and substance adequate for preparing financial statements in accordance with GAAP, and such books and records fairly and accurately reflect all of the Assets and Obligations of each of the Pentamation Companies and all Contracts and other transactions to which each of the Pentamation Companies is or was a party or by which each of the Pentamation Companies or the business or Assets of each of the Pentamation Companies is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Pentamation Companies have been delivered to SunGard and Newco. Such minute books and stock books include (a) minutes of all meetings of the shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock and all other securities since the date of incorporation or formation. None of the shareholders, board of directors or any committee of the board has taken any material action other than those actions reflected in the records referenced in clauses (a) and (b) of the preceding sentence.
  Schedule 3.4 is an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of each of the Pentamation Companies and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

     3.5 Compliance with Law. The operations of each of the Pentamation Companies, the conduct of the business of each of the Pentamation Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Pentamation Companies have complied and currently do comply with all applicable Laws. Except as set forth on Schedule 3.5, each of the Pentamation Companies has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted. All Permits held by the Pentamation Companies are listed on
  Schedule 3.5, and copies of such Permits have been delivered to SunGard and Newco.

     3.6 Financial Statements. Pentamation's fiscal year ends on September
  30. Schedule 3.6A includes accurate and complete copies of the following audited consolidated financial statements ("Annual Financial Statements") of the Pentamation Companies: (a) a balance sheet of the Pentamation Companies as of the end of each of the two most recent fiscal years; and
  (b) statements of income, statements of stockholders' equity, and statements of cash flows for the two most recent fiscal years, and notes thereto. Schedule 3.6B includes accurate and complete copies of all the following unaudited consolidated financial statements ("Interim Financial Statements") of the Pentamation Companies: an unaudited balance sheet

  (the "Latest Balance Sheet") as of December 31, 1998 (the "Latest Balance Sheet Date") and related unaudited financial statements, included but not limited to, unaudited statements of operations, unaudited statements of stockholders' equity and unaudited statements of cash flows prepared by the management of Pentamation on an ongoing basis since the Annual Financial Statements. All of the Annual Financial Statements were (x) prepared in accordance with GAAP; (y) fairly present the financial condition and results of operations of the Pentamation Companies as of the dates and for the periods indicated; and (z) were audited by Halbert, Katz & Co., P.C. whose reports thereon are without qualification or explanatory paragraphs. All of the Interim Financial Statements were prepared in accordance with GAAP except as described on Schedule 3.6B, and all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) have been made.

     3.7 Assets. Schedule 3.7 includes detailed lists of all Assets of each of the Pentamation Companies as reflected on the Latest Balance Sheet, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Pentamation Companies has good and marketable title to all of its respective Assets and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance. Except for the Assets listed on Schedule 3.7, no other Assets are necessary to operate, or have been material to the operation of, the business of any of the Pentamation Companies.

     3.8 Obligations. Schedule 3.8 includes detailed lists of all Obligations of each of the Pentamation Companies reflected on the Latest Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the Latest Balance Sheet, including (a) accounts payable,
  (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Pentamation Companies has any Obligations other than (i) Obligations reflected on the Latest Balance Sheet, (ii) Obligations set forth in
  Schedule 3.8, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.15, provided that as of the Latest Balance Sheet Date, no such Obligation consisted of or resulted from a default under or violation of any such Contract, and (iv) Obligations incurred since the Latest Balance Sheet Date and not in breach of any of the representations and warranties made in Section 3.9. Except as described on Schedule 3.8, none of the Obligations of any of the Pentamation Companies are guaranteed by any Person. As of March 31, 1999, Pentamation has accrued $316,914 of bonus payable under the Phantom Stock Plan (as defined in Section 11.4).

     3.9 Operations Since the Latest Balance Sheet Date. Except as set forth on Schedule 3.9, from the Latest Balance Sheet Date to the date of this
  Agreement:

       (a) Except in the ordinary course of their respective businesses consistent with their past practices, none of the Pentamation Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure;
    (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives; or (x) done anything else outside the ordinary course of business, whether or not specifically described in any of the foregoing clauses.

       (b) Even in the ordinary course of their respective businesses consistent with their respective past practices, none of the Pentamation Companies has incurred any Obligation, made any loan to any Person, acquired or disposed of any business or Assets, entered into any Contract (other than customer contracts) or other transaction, or done any of the other things described in Section 3.9(a), involving an amount exceeding $50,000 in any single case or $100,000 in the aggregate.

       (c) There has been no material adverse change or material casualty loss affecting any of the Pentamation Companies or their business, Assets or financial condition, and there has been no adverse change in the financial performance of any of the Pentamation Companies.

       (d) None of the Pentamation Companies has (i) incurred any outstanding bank debt or notes payable; (ii) incurred any outstanding indebtedness to any current or former shareholder, member, director or officer of any of the Pentamation Companies (excluding compensation and benefits due to such Persons in their capacities as employees, officers or directors of any of the Pentamation Companies and excluding indebtedness described on Schedule 3.23) or to any affiliate (as such term is defined for purposes of the Exchange Act) of any of the Pentamation Companies or any of such company's shareholders, members, directors or officers; or (iii) had any Obligation for any overdrafts with respect to any of its bank accounts or other Cash Assets; or (iv) paid any dividend or made any other distribution of Cash Assets or other Assets to or on behalf of any of the shareholders or members of any of the Pentamation Companies (excluding compensation and benefits due to such Persons in their capacities as employees, officers or directors of any of the Pentamation Companies ); or (v) accrued any deferred bonuses or compensation due to any shareholder, member, employee or agent of any of the Pentamation Companies, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the Latest Balance Sheet.

     3.10 Accounts Receivable. All Accounts Receivable listed in Schedule 3.7 arose in the ordinary course of business and are proper and valid accounts receivable. There are no refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the books and records of each of the Pentamation Companies in accordance with GAAP, with respect to all of the Pentamation Companies' (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

     3.11 Tangible Property. Each of the Pentamation Companies has good and marketable title to all of its respective Tangible Property, free and clear of any Encumbrances except as set forth in the Latest Balance Sheet or
  Schedule 3.8. Except as set forth on Schedule 3.11, all of the Tangible Property of each of the Pentamation Companies is located at the offices or facilities of the Pentamation Companies and each of the Pentamation Companies has the full and unqualified right to require the immediate return of any of its respective Tangible Property which is not located at its offices or facilities. All Tangible Property of each of the Pentamation Companies, wherever located, is in good condition, ordinary wear and tear excepted, and is sufficient for the respective operations and business of each of the Pentamation Companies as presently conducted. A copy of the Agreement dated May 6, 1999 between GLS, a Pennsylvania partnership, ("GLS") and Pentamation (the "Automobile Purchase Agreement") pursuant to which Pentamation will purchase all of the automobiles owned by GLS and used in the Pentamation Business (the "Automobiles") is attached to
  Schedule 3.11. GLS has, and upon closing of the Automobile Purchase Agreement will transfer to Pentamation, good and marketable title to the Automobiles, free and clear of any Encumbrance except as set forth in the Automobile Purchase Agreement.

     3.12 Real Property.

     (a) Schedule 3.12 is a detailed list of all Real Property owned, leased or occupied by any of the Pentamation Companies ("Pentamation Real Property"), identifying the particular location and, as applicable, rental cost and name of landlord. Except as provided in the next sentence, none of the Pentamation Companies owns any Real Property. With respect to the Real Property known as "The Marketplace, Five Bethlehem Plaza" (the "Bethlehem Real Property") Pentamation at Closing will have, good, marketable and insurable legal title (at regular rates) in fee simple absolute to all of the Bethlehem Real Property, free and clear of any Encumbrance except current property taxes accrued but not yet due and payable, and rights of tenants in possession under Leases set forth in the Rent Roll. A copy of the Agreement dated May 6, 1999, between GLS and Pentamation (the "Real Property Purchase Agreement") pursuant to which Pentamation will purchase the Bethlehem Real Property is attached to Schedule 3.12.

  Pentamation has received the report of Imperial Realty that the fair market value of the Bethlehem Real Property is $7,500,000, a copy of which has been provided to SunGard. As of the date of this Agreement, the Bethlehem Real Property is subject to indebtedness of approximately $3,650,000 Pentamation shall deliver accurate and complete copies of the deeds, most recent title reports, title searches, title insurance policies, surveys, plot plans, environmental reports, structural reports, Americans with Disabilities Act ("ADA") compliance reports and most recent appraisals for the Bethlehem Real Property to SunGard and Newco within thirty (30) days of the date of this Agreement. Schedule 3.12 sets forth the cost, accumulated depreciation and net book value for the Bethlehem Real Property. All of the Pentamation Real Property is structurally sound and in good condition, ordinary wear and tear excepted, and is sufficient to satisfy the current operational requirements of the Pentamation Companies. None of the Pentamation Real Property, nor the ownership, possession, occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice or threat from any lessor, governmental body or other Person has been received by any of the Pentamation Companies or served upon any such Pentamation Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration, installations or environmental remediation. No casualty has occurred with respect to any of the Pentamation Real Property within the last six (6) months which has had a material adverse effect on the use, operation or occupancy of the Pentamation Real Property. No Proceedings are pending or to our knowledge threatened which would affect the zoning or use any of the Pentamation Real Property. To our knowledge, no portion of any Pentamation Real Property is within an identified flood plain or other designated flood hazard area as established under any Law or otherwise by any governmental authority. All of the Pentamation Real Property has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road does and shall provide a valid and legal means of ingress and egress thereto and therefrom, without additional expense. All utilities, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to all of the Pentamation Real Property at normal and customary rates, and are adequate to serve such Pentamation Real Property for each of the Pentamation Companies' current operations and current use thereof.

     (b) No Tenant or other occupant under any of the Leases, no licensor and no other person, firm, corporation or other entity has any right or option to acquire the Bethlehem Real Property or any portion thereof or lease or occupy any space, except as specified in the Rent Roll. Pentamation has the exclusive right to purchase the Bethlehem Real Property and Pentamation shall not and the Principal Shareholders shall cause GLS not to engage in any negotiations with or solicit offers from any other party relating to the sale of the Bethlehem Real Property without the prior written consent of SunGard, which consent SunGard may withhold in its sole and exclusive discretion.

     (c) There is no default or breach by Pentamation, GLS nor, to our knowledge, any other party, under the Leases or under any other leases, covenants, conditions, restrictions, rights-of-way or easements which may affect the Pentamation Real Property or any portion(s) thereof which require performance or compliance by the owner of the Pentamation Real Property and no condition or circumstance exists which with the giving of notice or the passage of time or both would constitute a default or breach by Pentamation, GLS nor, to our knowledge, any other party, under any such Leases or other leases, covenants, conditions, restrictions, rights-of-way or easements.

     (d) Schedule 3.12 includes a list of all of the Service Contracts affecting the Bethlehem Real Property and there are no other Service Contracts with respect to the Bethlehem Real Property. All of the Service Contracts are in full force and effect, there is no default by any party under any Service Contract and no event has occurred that with the giving of notice or passage of time, or both, would constitute a default thereunder. All of the Service Contracts are the result of bona fide arms length negotiations between the parties thereto, and Pentamation has no interest in any of the parties providing services thereunder. Neither Pentamation nor its Principal Shareholders has received any notice that any party to any Service Contract intends to cancel or terminate its Service Contract. Except as set forth on Schedule 3.12, all of the Service Contracts are cancelable by Pentamation upon thirty (30) days' notice. To the best of our knowledge, there are no agreements (written or oral) other than the Leases, Service Contracts, or the Licenses, any portion thereof or the use thereof or which could impact the revenues or expenses of the Bethlehem Real Property.

     (e) The Pentamation Companies and GLS are not, and to our knowledge no other party is, currently contesting the real estate tax assessments for the Bethlehem Real Property. The Land is separately assessed for real property tax assessment purposes and is not combined with any other real property for tax assessment purposes.

     (f) Neither Pentamation, the Principal Shareholders, nor GLS has received written notice from any Governmental Authority, any of the Tenants, any insurer, or any other party (a) that either the Pentamation Real Property or the use or operation thereof is currently in violation of any Law and to our knowledge, including GLS, no such notice has been issued; (b) that Pentamation or GLS is currently in violation or with the passage of time will be in violation of any Laws or the recommendations of any insurance carrier or board of fire underwriters affecting the Pentamation Real Property or that any investigation has commenced or is contemplated regarding any such possible violation, or (c) asserting that Pentamation or GLS is required to perform work at the Pentamation Real Property and no such notices have been issued.

     (g) The Licenses at each Pentamation Real Property are in full force and effect as of date hereof, have not been modified or amended, and there are no defaults thereunder.

     (h) Except for Tenants, there are no Persons other than Pentamation in possession of any portion of the Pentamation Real Property as lessees, tenants at sufferance or trespassers.

     (i) The Leases described on the Rent Roll comprise all of the Leases presently existing and each is in full force and effect as of date hereof. None of the Leases has been modified, altered, or amended in any respect, and no Tenant has the right to cancel or terminate its Lease, except as set forth in the Rent Roll. No Tenant has any right to renew or extend its Lease or any interest in the Bethlehem Real Property other than a leasehold possessory interest. Except as specified on the Rent Roll, all of the Leases are the result of bona fide arms length negotiations between the parties thereto and Pentamation has no interest in any of the Tenants except as identified on Schedule 3.12. There are no leases, tenancies or other rights of occupancy or use for any portion of the Bethlehem Real Property other than as set forth in the Rent Roll. Neither Pentamation, nor GLS nor any Tenant is in default under any Lease and no event has occurred that with the giving of notice or passage of time or both would constitute a default thereunder. Except as specified on the Rent Roll each of the Tenants is in possession of its respective premises. No Tenant has any offsets, defenses, claims or causes of actions against GLS or Pentamation arising out of matters occurring prior to Closing. There is no Tenant contesting any tax, percentage rent, operating costs or other escalation payments or occupancy charges or any other amounts payable under its specific Lease. All Tenants have furnished insurance certificates indicating that the insurance coverage required by their respective Leases is in full force and effect.

     (j) No brokerage or leasing commissions (including any renewals or residuals) or other compensation are due or payable to any Person with respect to or on account of any of the Leases or the leases for the Pentamation Real Property, except as specified on the Rent Roll.

     (k) All taxes with respect to any employee of GLS or with respect to any of GLS's operations, required to be paid or collected by GLS in the operation of the Bethlehem Real Property, or with respect to real estate taxes and similar taxes have been collected and paid to the appropriate Governmental Authority. GLS shall be responsible for the payment of all such taxes due and owing through the date preceding the conveyance of the Bethlehem Real Property to Pentamation. Further, GLS shall file all necessary returns, petitions and request any statutory audits under state and local law so as to release Pentamation and SunGard prior to or after Closing from any transferee liability with respect to any such taxes.

     (l) Except as identified on Schedule 3.12, there are no employees of GLS or any management company at the Bethlehem Real Property or otherwise who, by reason of any Law or by reason of any union or other employment contract, written or otherwise or any other reason whatsoever, would become employees of Pentamation or SunGard as a result of the purchase of the Bethlehem Real Property by Pentamation.

     (m) The Bethlehem Real Property is presently zoned for the Permitted Use, is in full compliance with all Laws, and the Improvements comply with the zoning classification of, or other zoning requirements for, the Land. Neither Pentamation, nor GLS nor the Principal Shareholders has any knowledge of any fact, action or proceeding, whether actual, pending or threatened, which would affect such zoning or could result in a modification or termination of such zoning. Pentamation shall not take any action prior to Closing which would affect the current zoning classification of the Land.

     (n) There are no outstanding special assessments or impact fees imposed by any Governmental Authority which affects any portion of the Pentamation Real Property.

     (o) The Land has full, free and adequate vehicular and pedestrian access to and from public highways and roads, and there are no facts or conditions to our knowledge which would result in the termination of such access.

     (p) No commitments relating to the Bethlehem Real Property have been made to any Governmental Authority, utility company, school board, church or other religious body or any owner or homeowners' association, merchant's association or any other organization, group or individual which would impose an obligation upon Pentamation or SunGard or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Land; and no Governmental Authority has imposed any requirement that any owner of the Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Land.

     (q) The Pentamation Real Property and the present uses are in full compliance with all applicable Laws and the requirements of any insurance policy, board of fire underwriters or any board exercising similar functions. Pentamation is in full compliance with all Laws in its operation, use and management of the Pentamation Real Property. All Licenses and Permits are in full force and effect and are registered in the name of Pentamation. True and correct copies of all Licenses and Permits are attached hereto as Exhibit 3.12.

     (r) All of the insurance policies listed in Schedule 3.21 are in full force and effect. No notice has been given by any insurer of the Bethlehem Real Property or any portion thereof, with respect to any portion of the Bethlehem Real Property, or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work on the Bethlehem Real Property.

     (s) All Licenses, Permits and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Improvements, have been paid in full and are in full force and effect. Certificates of Occupancy have been issued for the Improvements, and each of the premises which are subject to the Leases to the extent required by applicable Law. No additional certificates of occupancy, licenses or other permits are required for the current use or operation of the Bethlehem Real Property. To the best of our knowledge and the knowledge of GLS: (a) there are no structural defects in any of the Improvements; (b) the heating, electrical, plumbing, air conditioning, building equipment, and other Tangible Property contained in the Bethlehem Real Property are free from defects, are in good condition and working order and are adequate in quantity and quality for normal operations; and
  (c) the roofs of all of the Improvements are free of physical leaks and are watertight and the Improvements are free from termites.

     (t) All water, storm and sanitary sewer, gas, electricity, telephone and other utilities serving the Bethlehem Real Property are supplied directly to the Bethlehem Real Property by facilities of public utilities and the costs of installation of such utilities have been fully paid.

     (u) The parking facilities at the Bethlehem Real Property comply with all Laws and with all parking commitments made by the Pentamation under any Leases or other documents. Except as stated on Schedule 3.12, there are no offsite parking facilities used in connection with the operation of the Pentamation Real Property. Pentamation does not own or lease any adjacent property to the Pentamation Real Property.

     (v) Neither the air, mineral, oil or gas rights over the Bethlehem Real Property nor any other "development rights" with respect to the Bethlehem Real Property have been assigned, transferred, leased or encumbered.

     (w) Neither Pentamation, GLS nor the Principal Shareholders has not filed any fictitious name filings or registrations with respect to any names used in connection with the Bethlehem Real Property. This includes, but is not limited to, names used in connection with any restaurants, lounges, bars, or any other portion of the Bethlehem Real Property.

     (x) There are no property interests, buildings, structures, or other improvements that are owned or held by GLS or the Principal Shareholders and which are necessary or useful for the operation of the Pentamation Business that are not being conveyed pursuant to the Real Property Purchase Agreement or the Automobile Purchase Agreement.

     (y) Feather and Bloys are the sole partners of GLS.

   3.1 Environmental. Except as set forth in Schedule 3.13:

     (a) (i) Neither the Pentamation Companies, GLS, nor the Principal Shareholders has caused or permitted any Hazardous Substances to be manufactured, refined, treated, discharged, disposed of, deposited or otherwise released in, on, under or from any of the Pentamation Real Property or any Real Property previously owned, leased, occupied, operated, managed, possessed or otherwise held by any of the Pentamation Companies ("Former Pentamation Real Property"); and

     (ii) To the knowledge of the Principal Shareholders, Pentamation and GLS, before their ownership or lease of any of the Pentamation Real Property or Former Pentamation Real Property, no Hazardous Substances have been manufactured, refined, treated, discharged, disposed of, deposited or otherwise released therein, thereon or therefrom.

     (b) Neither the Pentamation Companies, GLS nor the Principal Shareholders has not caused or permitted any Hazardous Substances to have been stored, used, generated, transported, handled or otherwise present on any of the Pentamation Real Property or Former Pentamation Real Property, and no Hazardous Substances currently are stored, used, generated, transported, handled or otherwise present thereon, except for (1) any concentrations or quantities that occur naturally thereon or that are present in construction materials, office equipment or other office furnishings used in the existing improvements thereon, and (2) normal quantities of those Hazardous Substances customarily used in the conduct of general administrative and executive office activities and use and maintenance of computer systems (e.g. copier fluids and cleaning supplies), in accordance with applicable Law. Notwithstanding the foregoing exceptions, no asbestos-containing materials, PCBs or urea formaldehyde are present in or on any of the Pentamation Real Property; and

     (c) To the knowledge of the Principal Shareholders, GLS and Pentamation, before their ownership or lease of any of the Pentamation Real Property or Former Pentamation Real Property, no Hazardous Substances were stored, used, generated, transported, handled or otherwise present thereon except for any concentrations or quantities that occur naturally thereon.

     (d) All of the Former Pentamation Real Property and the operations of the Pentamation Companies thereon were operated in compliance with applicable Environmental Laws, and all of the Pentamation Real Property and the operations of the Pentamation Companies thereon have been and currently are being operated in compliance with applicable Environmental Laws. To the knowledge of the Principal Shareholders, Pentamation and GLS, there is not any radon, asbestos or PCB's or any condition with respect to surface soil, subsurface soil, ambient air, surface waters, groundwaters, leachate, run-on or run-off, stream or other sediments, wetlands or similar environmental media on, in, under, above or off any of the Pentamation Real Property or Former Pentamation Real Property, which radon, asbestos, PCB's or condition does or may (a) require investigation and/or remedial or corrective action on or off such Pentamation Real Property or Former Pentamation Real Property, including off-site disposal locations, by any of the Pentamation Companies or other owner thereof, (b) require compliance by any of the

  Pentamation Companies with permit requirements, standards or Environmental Laws, and/or (c) result in any claim for personal injury, property damage or natural resources damage or any other Proceeding against SunGard, Newco or any of their affiliates by governmental entities or other Persons (any such radon, asbestos, PCB's or condition is referred to as an "Pentamation Environmental Condition"). None of the Pentamation Companies, GLS or the Principal Shareholders has taken any action or omitted to take any action that has caused or will cause a Pentamation Environmental Condition to exist.

     (e) None of the Pentamation Companies, the Principal Shareholders or GLS has received any written notice that any part of the Pentamation Real Property or the Former Pentamation Real Property or the operations of the Pentamation Companies or GLS is the subject of any Proceeding or Judgment, and, to the knowledge of the Principal Shareholders, GLS and Pentamation, no part of the Pentamation Real Property or the Former Pentamation Real Property or the operations of the Pentamation Companies or GLS is the subject of any Proceeding or Judgment. None of the Pentamation Companies, the Principal Shareholders or GLS has received any written notice from any governmental authority or other Person regarding any environmental, health or safety matters.

     (f) There is no sinkhole, coastal zone, flood plain, flood hazard area or wetlands in or on the Pentamation Real Property, which would restrict any development or use of the Pentamation Real Property as an office, data processing facility and electronic communications network facility.

     (g) The Pentamation Companies and GLS will provide SunGard and Newco within thirty (30) days from the date hereof with copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans, studies and other documents relating to environmental, health and safety matters in their possession, custody or control. These studies shall include, but not be limited to, any environmental or engineering studies, any tests or testing performed on the Pentamation Real Property or the Former Pentamation Real Property, and copies of any reports issued by any government authority regarding such Pentamation Real Property or Former Pentamation Real Property.

     (h) No Proceeding has been started, no Judgment has been issued and no Encumbrance has been created against or affecting any of the Pentamation Companies or GLS or any of the Pentamation Real Property or Former Pentamation Real Property regarding any Pentamation Environmental Condition or arising from any Environmental Law, nor is any such Proceeding, Judgment or Encumbrance pending or anticipated by the Pentamation Companies, the Principal Shareholders or GLS.

     (i) No information request has been issued to any of the Pentamation Companies or GLS pursuant to Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. or any other Environmental Laws with regard to the Pentamation Real Property or Former Pentamation Real Property or any activities conducted thereon, including off-site waste disposal.

     (j) None of the Pentamation Real Property or the Pentamation Former Real Property is or has ever been listed in the United States Environmental Protection Agency's National Priorities List or in any other list, schedule, log, inventory or record, however defined, maintained by any governmental authority with respect to sites where there is, has been or may be a release or threat of a release of any Hazardous Substances. To the knowledge of the Pentamation Companies, the Principal Shareholders and GLS, no off-site waste disposal location to which the such parties' wastes have been taken appear or have appeared on any such list.

     3.14 Software and Intangibles. Set forth on Schedule 3.14 is an accurate and complete list and description of all Software and Intangibles owned, marketed, licensed, supported, maintained, used or under development by any of the Pentamation Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. No other Software or Intangibles is used to operate the business of any of the Pentamation Companies. Except as explained on Schedule 3.14, each of the Pentamation Companies has good and marketable title to, and has the full right to use, all of its respective Software and Intangibles listed on Schedule 3.14, free and clear of any Encumbrance. No rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Software or Intangibles listed on Schedule 3.14. Except as set forth on Schedule 3.14, all of such Software and Intangibles were created as a work for hire (as defined under U.S. copyright law) by regular full time employees of the Pentamation Companies. To the extent that any author or developer of any Software or Intangibles was not a regular full-time salaried employee of any of the Pentamation Companies at the time such person contributed to such Software or Intangibles, such author or developer has irrevocably assigned to the Pentamation Companies in writing all copyrights and other proprietary rights in such person's work on the Software or Intangibles. With respect to the Software listed on Schedule 3.14, (a) the Pentamation Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (b) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) it is written in the language set forth on Schedule 3.14, for use on the hardware set forth on Schedule 3.14 with standard operating systems; (d) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; (e) in each case, it operates in accordance with the user manual therefor without material operating defects; and (f) in each case, each component of such Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses dates or date-related data, except as set forth on Schedule 3.14, will do so accurately, without any operating defects, loss of functionality or degradation in performance or volume capacity, using dates in the twentieth and twenty-first centuries, and will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century, or the transition from the twentieth century through the year 2000 and into the twenty-first century. None of the Software or Intangibles listed on
  Schedule 3.14, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. The Pentamation Companies have adequately maintained all trade secrets and copyrights with respect to the Software. To the knowledge of the Principal Shareholders and Pentamation, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 3.14. None of the Software or Intangibles listed on Schedule 3.14 is owned by or registered in the name of any current or former owner, shareholder, member, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Pentamation Companies or any of the Principal Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

     3.15 Contracts. Schedule 3.15 is an accurate and complete list of all of the following types of Contracts to which any of the Pentamation Companies is a party or by which any of the Pentamation Companies is bound (collectively, the "Specified Contracts"), grouped into the following categories and, where applicable, subdivided by product line or division:
  (a) Software license, Software maintenance, services and other customer Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Pentamation Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Pentamation Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.17, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Pentamation Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Pentamation Companies, or any shares or other ownership interests in any of the Pentamation Companies (or any of their predecessors) was acquired; and (g) other material Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 3.21 and excluding this Agreement and all other Contracts entered into between any of the Pentamation Companies and SunGard, or among any of the Pentamation Companies, SunGard and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.15, and copies of each written Specified Contract have been delivered to SunGard and Newco. Except as set forth on Schedule 3.15, each of the customers of the Pentamation Companies has signed and is bound by a written Contract that is not materially different from the applicable form agreement attached as part of Schedule 3.15 (including but not limited to the provisions regarding Software ownership, use and disclosure and limitations of liability), and the provisions of each such customer Contract are binding on the customer and enforceable by the Pentamation Companies. With respect to each applicable customer Contract, Schedule 3.15 includes, as of the dates specified in such Schedule, a complete description of all work remaining to be performed under such Contracts together with an estimate of the number of person hours required to complete such work, and all credits granted to or other adjustments made for the customer to be applied against future payments or purchases. Except as provided on Schedule 3.15, all customers have accepted the Software, products and/or services described in their respective customer Contracts. Except as set forth on Schedule 3.15, with respect to each of the Specified Contracts, none of the Pentamation Companies is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.15, to the knowledge of the Principal Shareholders and Pentamation, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.15, none of the Pentamation Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms. The Specified Contracts are all the Contracts necessary and sufficient to operate the business of the Pentamation Companies. Except as set forth on Schedule 3.15, there are no currently outstanding proposals or offers submitted by any of the Pentamation Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $50,000 in any single case or an aggregate amount or commitment exceeding $100,000 in the aggregate.

     3.16 Employees and Independent Contractors. Schedule 3.16A is a list of all of the employees of each of Pentamation Companies and (a) their titles or responsibilities; (b) their social security numbers and principal residence address; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.16B is a list of all sales representatives and independent contractors engaged by each of the Pentamation Companies and (a) their tax identification numbers and state or country of residence; (b) their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.15); and (c) brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 3.15 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Pentamation Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with such company's severance pay policy as described on Schedule 3.16A. Each of the Pentamation Companies is in full compliance with all Laws respecting employment practices. None of the Pentamation Companies has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Pentamation Companies. Since the respective incorporation or formation dates of each of the Pentamation Companies, none of the Pentamation Companies has experienced any labor problem that was or is material to it. Each of the Pentamation Companies' relations with its employees are currently on a good and normal basis. Except as set forth on Schedule 3.16A, each of the Pentamation Companies' current and past employees has signed an employee agreement which contains certain restrictive covenants substantially in the form attached to Schedule 3.16A. Except as set forth on Schedule 3.16B, each of the Pentamation Companies' current and past contractors has signed agreements with the Pentamation Companies containing restrictions that adequately protect the proprietary and confidential information of the Pentamation Companies and vest in the Pentamation Companies the full ownership of items developed by such contractor. Except as indicated on Schedule 3.16A, since January 1, 1999, no employee of any of the Pentamation Companies having an annual salary of $50,000 or more has indicated an intention to terminate or has terminated his or her employment with such company. To the knowledge of the Principal Shareholders and Pentamation, the Transactions will not adversely affect relations with any employees of any of the Pentamation Companies.

     3.17 Employee Benefit Plans. Schedule 3.17 sets forth an accurate and complete list of all of Pentamation Companies' Employee Benefit Plans (collectively referred to as "Pentamation's Employee Benefit Plans"). Except as set forth on Schedule 3.17, none of the Pentamation Companies has
  (a) established, maintained or contributed to (or has been obligated to contribute to) any Employee Benefit Plans, (b) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (c) proposed any changes to any Employee Benefit Plans now in effect. Accurate and complete copies and descriptions of all of Pentamation's Employee Benefit Plans, all employees affected or covered by Pentamation's Employee Benefit Plans, and all Liabilities and Obligations thereunder are attached to Schedule 3.17. If permitted and/or required by applicable Law, the Pentamation Companies have properly submitted all of Pentamation's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code to the Internal Revenue Service (the "IRS") for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule 3.17. With respect to Pentamation's Employee Benefit Plans, the Pentamation Companies will have made, on or before the Closing Date (as defined in Section 10.1), all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. The Pentamation Companies have delivered to SunGard and Newco an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of Pentamation's Employee Benefit Plans and the most current actuarial report with regard to any of Pentamation's Employee Benefit Plans. All of Pentamation's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. The Pentamation Companies and all fiduciaries of Pentamation's Employee Benefit Plans have complied with the provisions of Pentamation's Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to this sale) of any of Pentamation's Employee Benefit Plans. There would be no Obligation of any of the Pentamation Companies under Title IV of ERISA if any of Pentamation's Employee Benefit Plans were terminated as of the Closing Date. None of the Pentamation Companies has incurred, nor will incur, any withdrawal liability, nor do any of the Pentamation Companies have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). None of the Pentamation Companies has incurred, or will incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto). Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (x) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Pentamation Companies under any of Pentamation's Employee Benefit Plans, (y) increase any benefits otherwise payable under any of Pentamation's Benefit Plans, or
  (z) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending Proceedings that have been asserted or instituted against any of Pentamation's Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of the Principal Shareholders and Pentamation, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of Pentamation's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the knowledge of the Principal Shareholders and Pentamation, threatened, and, to the knowledge of the

  Principal Shareholders and Pentamation, there are no facts which could form the basis for any such investigation or audit. Except as disclosed in
  Schedule 3.17, no event has occurred nor will occur which will result in any of the Pentamation Companies having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been an obligation to contribute (currently or previously) by it or by any other entity which, together with any of the Pentamation Companies, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

     3.18 Customers, Prospects and Suppliers. Each customer of the Pentamation Companies is listed in the list of customers included as part of Schedule 3.18. Schedule 3.18 is a complete list of all current prospects and suppliers of each of the Pentamation Companies. Except as set forth on
  Schedule 3.18, since January 1, 1994, none of the customers or suppliers of any of the Pentamation Companies has given notice or otherwise indicated to such company that it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date or otherwise terminate its relationship with such company. The relationship of each of the Pentamation Companies with their respective customers is currently on a good and normal basis, and none of the Pentamation Companies has experienced any problems with customers or suppliers since January 1, 1994. To the knowledge of the Principal Shareholders and Pentamation, the Transactions will not adversely affect relations with any of the customers or suppliers of any of the Pentamation Companies. Pentamation has delivered to SunGard and Newco an accurate and complete copy of the most recent customer surveys, if any, of each of the Pentamation Companies.

     3.19 Taxes. Schedule 3.19 is an accurate and complete list of all federal, state, local, foreign and other Tax returns and reports (including information returns) (collectively "Returns") filed by each of the Pentamation Companies with respect to its last five (5) fiscal years. Accurate and complete copies of all federal, state, local and foreign income, sales and use Tax Returns filed by each of the Pentamation Companies with respect to its last five fiscal years are attached to
  Schedule 3.19, and accurate and complete copies of all other Tax Returns listed thereon have been delivered to SunGard and Newco. Except as explained on Schedule 3.19, (a) each of the Pentamation Companies has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed; (b) each of the Pentamation Companies has properly withheld from payments to its employees, agents, representatives, contractors, suppliers and other third parties all amounts required by Law to be withheld for Taxes; (c) each of the Pentamation Companies has paid all Taxes required to be paid by it; (d) no audit of any of the Pentamation Companies by any governmental taxing authority has ever been conducted, is currently pending or, to the knowledge of the Principal Shareholders and Pentamation, is threatened; (e) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by any of the Pentamation Companies, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against any of the Pentamation Companies; and (f) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against any of the Pentamation Companies. None of the Pentamation Companies has filed a consent under Code
  Section 341(f) concerning collapsible corporations. None of the Pentamation Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Pentamation Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Pentamation, or has any liability for the Taxes of any person or entity other than any of the Pentamation Companies under Treas. Reg. (S)1.1502-6 or any similar provision of state, local or foreign law, as transferee or successor, by contract or otherwise. The unpaid taxes of the Pentamation Companies did not, as of the Latest Balance Sheet, exceed the reserve for tax liability set forth on the face of the Latest Balance Sheet.

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

     3.20 Proceedings and Judgments. Except as described on Schedule 3.20,
  (a) no Proceeding is currently pending or, to the knowledge of the Principal Shareholders and Pentamation, threatened, nor has any Proceeding occurred at any time since January 1, 1994, to which any of the Pentamation Companies is or was a party, or by which any of the Pentamation Companies or any Assets or business of any of the Pentamation Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1994, against any of the Pentamation Companies, or by which any of the Pentamation Companies or any Assets or business of any of the Pentamation Companies is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of the Principal Shareholders and Pentamation, threatened by or against any of the Pentamation Companies at any time since January 1, 1994, and there is no basis for any such claim. As to each matter described on Schedule 3.20, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been delivered to SunGard and Newco. The lien held by the Pennsylvania Department of Revenue and filed on July 25, 1985 in the Court of Common Pleas of Northampton County, Pennsylvania (the "1985 Lien") has been satisfied, discharged and paid in full. If any of the Pentamation Companies is served with process or receives notice that a Proceeding may be commenced against it, the Pentamation Companies shall promptly notify SunGard.

     3.21 Insurance. Schedule 3.21 is an accurate and complete list and description of all Insurance Policies (excluding Insurance Policies that constitute Pentamation's Employee Benefit Plans described on Schedule 3.17) owned or maintained by any of the Pentamation Companies and/or any of their predecessors at any time since January 1, 1994. Except as indicated on
  Schedule 3.21, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Pentamation Companies has received notice of cancellation with respect to any such current Insurance Policy, and there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Except as indicated on Schedule 3.21, accurate and complete copies of all Insurance Policies described on
  Schedule 3.21 have been delivered to SunGard and Newco. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.21. Except as described on Schedule 3.21, there are no claims that are pending under any of the Insurance Policies described on
  Schedule 3.21.

     3.22 Questionable Payments. None of the Principal Shareholders, nor any current or former partners, owners, shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Pentamation Companies (when acting in such capacity or otherwise on behalf of any of the Pentamation Companies or any of their predecessors), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity;
  (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time since January 1, 1994, any false or fictitious entries on the books and records of any of the Pentamation Companies; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Pentamation Companies; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Pentamation Companies.

     3.23 Related Party Transactions. Except as described on Schedule 3.23 and except for any employment Contracts listed on Schedule 3.15, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Pentamation Companies and any current or former partner, owner, stockholder, member, director, officer or controlling Person of any of the Pentamation Companies (or any of their respective predecessors) or any other Person affiliated with any of the Pentamation Companies (or any of their respective predecessors). Schedule 3.23 identifies each person who is an "affiliate" (as that term is defined in Rule 145 under the Securities Act of 1933, as amended (the "1933 Act")) of the Pentamation Companies as of the date of this Agreement.

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

     3.24 Brokerage Fees. Except as set forth on Schedule 3.24, no Person acting on behalf of any of the Pentamation Companies or any of the Principal Shareholders is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.

     3.25 Acquisition Proposals. Except as disclosed on Schedule 3.25, since January 1, 1998, none of the Pentamation Companies nor any of the Principal Shareholders has, directly or indirectly, solicited, initiated or responded to any inquiries or proposals from, or participated in any discussions or negotiations with, or provided any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning any sale of all or substantially all of the Assets of any of the Pentamation Companies, any sale of shares of capital stock, membership interests or other securities of any of the Pentamation Companies, or any merger, consolidation or similar transaction involving any of the Pentamation Companies.

     3.26 Affiliate Matters. None of the shareholders of the Pentamation Companies has or will sell any shares of capital stock or other securities of the Pentamation Companies or of SunGard at any time during the 30-day period ending on the Closing Date.

     3.27 Accounting Matters. To the knowledge of Pentamation, none of the Pentamation Companies nor any affiliate (as that term is used in Rule 145 under the 1933 Act) of any of the Pentamation Companies has taken or agreed to take, or plans to take, any action that could prevent SunGard from accounting for the merger as a "pooling of interests" in accordance with generally accepted accounting principals, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Halbert, Katz & Co., P.C. has confirmed in a letter dated the date of this Agreement and addressed to Pentamation, an executed copy of which has been delivered to SunGard, that Halbert, Katz & Co., P.C. concurs with the Pentamation's management's conclusion that, as of the date of such letter, no condition exists that would preclude SunGard from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principals, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Schedule 3.27 identifies each person who is an "affiliate" (as that term is defined in Rule 145 under the 1933 Act) of the Pentamation Companies as of the date of this Agreement.

     3.28 Vote Required. The affirmative vote of the holders of a majority of the shares of Pentamation Stock outstanding on the record date for the Pentamation Shareholders' Meeting (the "Required Pentamation Shareholder Vote") is the only vote of the holders of any class or series of the Pentamation capital stock necessary to approve the Transactions.

     3.29 HSR Act. Pentamation is the "ultimate parent" of Pentamation as such term is defined in the HSR Act. Except as set forth on Schedule 3.29, upon consummation of the transactions provided for herein, no shareholder of Pentamation will hold an aggregate total amount of SunGard's voting securities in excess of $15,000,000. Except as set forth on Schedule 3.29, no Person is required to file a Premerger Notification and Report Form pursuant to the HSR Act in connection with the Transactions.

     3.30 Full Disclosure. No representation or warranty made by Pentamation or the Principal Shareholders in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to SunGard and Newco in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to SunGard's or Newco's understanding thereof in any respect. To the knowledge of the Principal Shareholders and Pentamation, there is no fact that has not been disclosed to SunGard and Newco in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as any of the Principal Shareholders can reasonably foresee, will have a material adverse effect on any of the Pentamation Companies, the business, Assets or financial condition of any of the Pentamation Companies or the ability of Pentamation or any of the Principal Shareholders to perform their respective obligations under this Agreement.

Section 4: Representations of SunGard and Newco

   Knowing that Pentamation and the Principal Shareholders rely thereon, SunGard and Newco, jointly and severally, represent and warrant to Pentamation and the Principal Shareholders as of the date of this Agreement, and covenant with Pentamation and the Principal Shareholders, as follows:

     4.1 Organization. SunGard and Newco each is a corporation that is duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Commonwealth of Pennsylvania, respectively. SunGard and Newco each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement. All of the issued and outstanding shares of capital stock of Newco are owned by SunGard.

     4.2 Agreement. Each of SunGard's and Newco's execution, delivery and performance of this Agreement, and its consummation of the Transactions,
  (a) have been duly authorized by all necessary corporate actions by their respective boards of directors; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which SunGard or Newco is a party or by which SunGard or Newco is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; and (e) except (i) as stated on Schedule 4.2, (ii) for the filing of the Articles of Merger with the proper officials of the Commonwealth of Pennsylvania and (iii) for filings which may be required under the HSR Act, do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of SunGard and Newco, enforceable against each of them in accordance with its terms.

     4.3 SunGard's Stock. The authorized capital stock of SunGard is 320,000,000 shares SunGard Stock, of which approximately 115,323,000 shares were issued and outstanding as of December 31, 1998, and 5,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding. The shares of SunGard Stock to be issued as consideration for the purchase, when issued, shall be validly authorized and validly issued.

     4.4 SEC Filings. SunGard has provided to the Principal Shareholders copies of the following reports and documents filed by SunGard with the
  SEC: (a) SunGard's Annual Report on Form 10-K for the year ended December 31, 1998; (b) SunGard's 1998 Annual Report to Stockholders; and (c) SunGard's April 3, 1999 Proxy Statement.

     4.5 Investment Matters. SunGard is acquiring the Pentamation Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

Section 5: Securities Filings and Approval of the Pentamation Shareholders

     5.1 Registration Statement. As promptly as practicable after the execution of this Agreement, SunGard shall prepare and file such registration statement (the "Registration Statement") as shall be necessary to register under the 1933 Act the shares of SunGard Stock to be issued and delivered to the Shareholders in accordance with this Agreement and the Plan. Pentamation and each of the Principal Shareholders shall promptly provide to SunGard all information concerning the business, financial condition and affairs of Pentamation and/or such Principal Shareholder that may be required or reasonably requested by SunGard in connection with the preparation or filing of the Registration Statement, including without limitation the financial statements, financial statement schedules and auditor's consents required to be included therein, and shall otherwise cooperate and cause their representatives to cooperate with SunGard in the preparation of the Registration Statement. As promptly as is practicable after the date hereof, Pentamation shall cause Halbert, Katz & Co., P.C. to conduct a review, in accordance with generally accepted auditing standards, of the financial statements of Pentamation as of and for the period ended March 31, 1999 (the "Reviewed Interim Financial Statements") and to deliver such Reviewed Interim Financial Statements to SunGard (the delivery of which is a condition precedent to SunGard's obligation to file the Registration Statement). The parties shall use their best efforts to cause the

  Registration Statement to become effective as soon as practicable and to distribute copies of SunGard's prospectus and Pentamation's proxy statement contained in such Registration Statement (the "Proxy Statement/Prospectus") to the shareholders. After the execution of this Agreement and until the Closing Date, Pentamation and each Principal Shareholder shall promptly advise SunGard of any facts that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, and each party shall take all actions that may be necessary to keep the Proxy Statement/Prospectus and the Registration Statement current and effective until the Closing Date. Except with the prior written consent of SunGard or except as provided in Section 152, neither Pentamation nor any Principal Shareholder shall publish any communication, other than the Proxy Statement/Prospectus, relating to this Agreement, the Plan or the Transactions. SunGard shall not be required to maintain the effectiveness of the Registration Statement or the Proxy Statement/Prospectus for the purpose of resale by affiliates of Pentamation.

     5.2 Pentamation Shareholder Approval. As promptly as practicable after the Registration Statement becomes effective, and in accordance with applicable law, Pentamation will duly hold a meeting of the shareholders (the "Shareholders Meeting") for the purpose of voting on the Merger. Pentamation and the Principal Shareholders shall recommend the Merger to the shareholders for approval. Except with the prior written consent of SunGard, neither Pentamation nor any Principal Shareholder shall distribute any materials to the shareholders in connection with the Shareholders Meeting other than the Proxy Statement/Prospectus. After the shareholders shall have approved the Merger, such approval shall not be revocable. Pentamation shall solicit proxies from the shareholders for use at the Shareholders Meeting.

     5.3 Pentamation's and Principal Shareholders' Representations as to the Registration Statement. Pentamation and the Principal Shareholders, jointly and severally, represent and warrant to SunGard and Newco and covenant with SunGard and Newco that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to information furnished by Pentamation, any Principal Shareholder or its or their representatives regarding Pentamation, (a) will comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of any material fact, or omit to state any fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading in any material respect. Each Principal Shareholder severally represents and warrants to SunGard and Newco and covenants with SunGard and Newco that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to information furnished by such Principal Shareholder regarding such Principal Shareholder, (a) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of any material fact, or omit to state any fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading in any material respect. Pentamation and the Principal Shareholders, jointly and severally, represent and warrant to SunGard and Newco and covenant with SunGard and Newco that the information furnished by Pentamation, any Principal Shareholder or its or their representatives regarding Pentamation for use in the filings described in or contemplated by this Agreement will not contain any untrue statement of any material fact, or omit to state any fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading in any material respect. Each Principal Shareholder severally represents and warrants to SunGard and Newco and covenants with SunGard and Newco that the information furnished by such Principal Shareholder regarding such Principal Shareholder for use in the filings described in or contemplated by this Agreement will not contain any untrue statement of any material fact, or omit to state any fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading in any material respect. Pentamation and the Principal Shareholders, jointly and severally, shall indemnify and hold harmless SunGard, Newco, each Person who controls SunGard and/or Newco (within the meaning of Section 15 of the 1933 Act) and SunGard's and Newco's respective directors, officers and representatives, in accordance with the procedures set forth in Section 14.2, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees and court costs) that arise out of or are based upon a breach of any of the joint and several warranties, representations and covenants of Pentamation and the Principal Shareholders in this Section 53. Each Principal Shareholder severally shall indemnify and hold harmless SunGard, Newco, each Person who controls SunGard and/or Newco (within the meaning of Section 15 of the 1933 Act) and SunGard's and Newco's respective directors, officers and representatives, in accordance with the procedures set forth in Section 14.2, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees and court costs) that arise out of or are based upon a breach of any of the several warranties, representations and covenants of such Principal Shareholder in this Section 53.

     5.4 SunGard's and Newco's Representations as to the Registration Statement. SunGard and Newco, jointly and severally, warrant and represent to Pentamation and the Principal Shareholders and covenant with Pentamation and the Principal Shareholders that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to the information therein furnished by SunGard, Newco or their representatives, (a) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. SunGard and Newco, jointly and severally, warrant and represent to Pentamation and the Principal Shareholders that all information furnished by SunGard, Newco or their respective representatives for use in the filings described in or contemplated by this Agreement and the Plan shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. SunGard and Newco, jointly and severally, shall indemnify and hold harmless Pentamation, the Principal Shareholders and the directors, officers and representatives of Pentamation, in accordance with the procedures set forth in Section 14.2, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees and court costs) that arise out of or are based upon a breach of any of the warranties, representations and covenants of this Section 54.

     5.5 State Securities Filings. SunGard shall make all filings under applicable state securities laws that are required in connection with the Transactions. Pentamation and each Principal Shareholder shall cooperate with SunGard and furnish all information that may be required or reasonably requested by SunGard in connection with such filings.

Section 6: Certain Obligations of Pentamation and Shareholders Pending Closing

     6.1 Voting and Cooperation Agreement. At the time of execution of this Agreement, each of the Principal Shareholders shall deliver to SunGard a duly executed Voting and Cooperation Agreement in the form of Exhibit B attached hereto ("Voting and Cooperation Agreement").

     6.2 Management Representation Letter. At the time of execution of this Agreement, Pentamation and the Principal Shareholders shall deliver to SunGard a copy of the management representation letter from the Pentamation Companies to PricewaterhouseCoopers L.L.P., in form and substance satisfactory to PricewaterhouseCoopers L.L.P.

     6.3 Tax Representation Certificate. Within ten (10) days of the date of this Agreement, Pentamation and the Principal Shareholders shall deliver to SunGard a tax representation certificate from Pentamation and the Principal Shareholders in a form and substance satisfactory to SunGard's counsel, in order to render a tax opinion relating to the Registration Statement on Form S-4 under the 1933 Act and the 1934 Act to be filed in connection with the transactions hereunder.

     6.4 Affiliate Agreements. At the time of execution of this Agreement, Pentamation and the Principal Shareholders shall deliver to SunGard duly signed Affiliate Agreements, in the form of Exhibit C hereto

  ("Affiliate Agreements") from each "affiliate" (as that term is defined in Rule 145 under the 1933 Act) of the Pentamation Companies.

     6.5 Conduct of the Pentamation Companies' Business. Between the date of this Agreement and the Closing Date, except with the prior written consent of SunGard:

       (a) The Pentamation Companies shall, and the Principal Shareholders shall cause the Pentamation Companies to, (i) conduct their business in a diligent manner, (ii) not make any material change in their business practices, and (iii) use their best efforts to preserve their business organization intact, keeping available the services of their current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with any of the Pentamation Companies. Each Principal Shareholder involved in the daily business operations of any of the Pentamation Companies shall remain actively involved in such daily business operations, consistent with his past practices. The Principal Shareholders shall regularly consult with SunGard as to the management of the business and affairs of the Pentamation Companies.

       (b) Except in the ordinary course of business of the Pentamation Companies consistent with past practices, the Pentamation Companies shall not, and the Principal Shareholders shall not permit any of the Pentamation Companies to, (i) create or assume any Encumbrances upon any of their business or Assets, (ii) incur any Obligation, (iii) make any loan or advance, (iv) assume, guarantee or otherwise become liable for any Obligation of any Person, (v) commit for any capital expenditure, (vi) purchase, lease, sell, abandon or otherwise acquire or dispose of any business or Assets, (vii) waive any right or cancel any debt or claim, (viii) assume or enter into any Contract other than this Agreement (and any other Contract contemplated herein), (ix) increase, or authorize an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives, or (x) do anything else outside the ordinary course of their business consistent with its past practices, whether or not specifically described in any of the foregoing clauses.

       (c) Even in the ordinary course of the business of the Pentamation Companies consistent with their past practices, none of the Pentamation Companies shall, and the Principal Shareholders shall not permit any of the Pentamation Companies to, borrow any funds (excluding draws on Pentamation's existing line of credit in the ordinary course of business consistent with past practices), lend any funds, purchase any goods or services, lease any equipment, incur any debt, Obligation, or enter into any Contract (excluding Customer Contracts and related commitments entered into in the ordinary course of business consistent with past practices) or other transaction involving, in any single case, an amount exceeding $50,000 or, in the aggregate, an amount exceeding $100,000.

       (d) The Pentamation Companies shall not, and the Principal Shareholders shall not permit any of the Pentamation Companies to, (i) permit or cause a breach or default by them under any of their Contracts, Insurance Policies, licenses or Permits, (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan, (iii) participate in any merger, consolidation or reorganization, (iv) begin to engage in any new type of business, (v) acquire the business or any bulk assets of any other Person, (vi) completely or partially liquidate or dissolve, or (vii) terminate any part of their business.

       (e) The Pentamation Companies shall and the Principal Shareholders shall cause the Pentamation Companies to, (i) maintain their Real Property and Tangible Property in good condition and repair, (ii) maintain their Insurance Policies and Permits in full force and effect,
    (iii) repair, restore or replace any of their Assets that are damaged, destroyed, lost or stolen, (iv) comply with all applicable Contracts, Permits and Laws, (v) properly file all Tax returns, annual reports and other returns and reports required to be filed by them, and (vi) fully pay when due all Taxes and fees payable by them.

       (f) The Pentamation Companies shall and the Principal Shareholders shall cause the Pentamation Companies to, maintain their corporate existence and good standing in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. The Pentamation Companies shall not and the Principal Shareholders shall not permit the Pentamation Companies to, amend their certificates of incorporation, bylaws or similar organizational documents.

       (g) The Pentamation Companies shall not, and the Principal Shareholders shall not permit any of the Pentamation Companies to, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of Pentamation Stock, or any other capital stock or other securities of any of the Pentamation Companies, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights.

       (h) Except in connection with the Pentamation Merger, the Principal Shareholders shall not, nor shall any of the Pentamation Companies sell, assign, give, pledge or otherwise transfer, dispose of or encumber any shares of the Pentamation Stock, or any other capital stock or other securities of any of the Pentamation Companies owned or held by it or him.

       (i) Each Pentamation Company and each Principal Shareholder shall maintain all shares of the Pentamation Stock owned or held by it or him free and clear of all Encumbrances.

       (j) None of the Pentamation Companies shall, nor shall any Principal Shareholder buy, sell or engage in any other transaction involving SunGard Stock, other securities of SunGard or any equity interests in SunGard, other than the Merger and the other Transactions.

       (k) None of the Pentamation Companies shall, nor shall any of the Principal Shareholders enter into any Contract that commits it or him to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.5 or any other provisions of this Agreement or the Plan.

     6.6 Interim Financial Statements. For each calendar month that ends between the Latest Balance Sheet Date and the Closing Date, Pentamation shall, and the Principal Shareholders shall cause Pentamation to, promptly prepare and deliver to SunGard monthly financial statements, which shall be prepared in accordance with GAAP and shall reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial condition of the Pentamation Companies as of the end of such month and of the results of operations of the Pentamation Companies for such month.

     6.7 SunGard's General Due Diligence Investigation. Between the date of this Agreement and the Closing Date, the Pentamation Companies and the Principal Shareholders shall (a) permit SunGard and its authorized representatives to have reasonable access to the facilities and offices of the Pentamation Companies during normal business hours, to observe the operations of the Pentamation Companies, to meet with the officers and employees of the Pentamation Companies, to contact the customers, prospects and suppliers of the Pentamation Companies, and to audit, examine and copy the files, books and records and other documents and papers of the Pentamation Companies, and (b) provide to SunGard and its authorized representatives all information concerning the business, Assets and financial condition of the Pentamation Companies, the Principal Shareholders and the Pentamation Stock that SunGard reasonably requests.

     6.8 Sungard's Environmental Due Diligence Investigation.

       (a) Between the date of this Agreement and the Closing Date, SunGard and Newco and their agents and representatives shall have the right, without the obligation, to enter upon any or all of the Pentamation Real Property for the purpose of testing and conducting such Phase 1, Phase 2 or other environmental assessments as they deem necessary or appropriate, including but not limited to taking soil borings and undertaking groundwater investigations. The Pentamation Companies shall notify SunGard and Newco of any dangerous conditions on the Pentamation Real Property, including conditions which due to the nature of the inspection or testing to be performed by or on behalf of SunGard and Newco may pose a dangerous condition to them or their agents or representatives.

       (b) Between the date of this Agreement and the Closing Date, the Pentamation Companies shall provide SunGard and Newco and their agents and representatives with access to the Pentamation Real Property at reasonable times and shall cooperate in the conduct of the environmental assessments, including complying fully and completely with any reasonable requests for information and documents. SunGard's and Newco's inspections and investigations shall be conducted in a manner which does not unreasonably interfere with the Pentamation Companies' operations.

       (c) If SunGard and Newco receive a report with respect to the environmental condition of any of the Pentamation Real Property which is in any way unsatisfactory to SunGard or Newco, SunGard and Newco may terminate this Agreement pursuant to Section 15.1 hereof.

     6.9 Consents. Between the date of this Agreement and the Closing Date, the Pentamation Companies and the Principal Shareholders shall in good faith use their best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material contract to which any of the Pentamation Companies is a party or by which any of the Pentamation Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

     6.10 Acquisition Proposals. Between the date of this Agreement and the Closing Date, none of the Pentamation Companies, nor any of the Principal Shareholders, nor any officer, employee, representative or agent of Pentamation shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning any bulk sale of any Assets of the Pentamation Companies, any sale of shares of capital stock or other securities of any of the Pentamation Companies, or any merger, consolidation or similar transaction involving any of the Pentamation Companies. Each Principal Shareholder shall immediately advise SunGard of, and communicate to SunGard the terms of, any such inquiry or proposal received by any of the Pentamation Companies or any Principal Shareholder.

     6.11 Advice of Changes. Between the date of this Agreement and the Closing Date, Pentamation and each Principal Shareholder shall promptly advise SunGard, in writing, of any fact of which any of them obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of Pentamation and/or of any Principal Shareholder contained in this Agreement).

     6.12 S-4 Financial Statements. Pentamation shall prepare annual and quarterly financial statements of the type and for the periods required for use in the Registration Statement on Form S-4 under the 1933 Act and the 1934 Act (collectively, the "S-4 Financial Statements") which financial statements shall be prepared in accordance with GAAP and applicable SEC requirements. The S-4 Financial Statements shall be substantially identical to the Annual Financial Statements and Interim Financial Statements attached to Schedule 3.6A and Schedule 3.6B, respectively, except that the S-4 Financial Statements shall not have the exceptions to GAAP noted in
  Schedule 3.6A and 3.6B, respectively. The annual financial statements contained in such S-4 Financial Statements shall be audited by Halbert, Katz & Co., P.C., whose reports shall be without qualification or explanatory paragraphs. Pentamation and each of the Principal Shareholders represent and warrant and covenant that (a) all of the audited annual financial statements contained in the S-4 Financial Statements will (i) be prepared in accordance with GAAP; and (ii) fairly present the financial condition and results of operations of Pentamation as of the dates and for the periods indicated; and (b) the unaudited interim financial statements contained in the S-4 Financial Statements will be prepared in accordance with GAAP, and all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) will be made.

     6.13 Pooling of Interests. Each of the Pentamation Companies and the Principal Shareholders agree (a) not to take any action from the date of this Agreement to the Closing Date that would adversely affect the ability of SunGard to account for the Merger as a "pooling of interests," and (b) to use its reasonable best efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the

  1933 Act) takes any action that could adversely affect the ability of SunGard to account for the Merger as a "pooling of interests." Pentamation agrees to provide to Halbert, Katz & Co., P.C. and PricewaterhouseCoopers L.L.P. such letters as shall be reasonably requested by Halbert, Katz & Co., P.C. and PricewaterhouseCoopers L.L.P. with respect to the letters referred to in Sections 3.27 and 9.2.

     6.14 HSR Act Filings. As soon as is practical after the date of this Agreement, (a) Pentamation and the Principal Shareholders shall make all filings under the HSR Act, that are required to be made by them in connection with the transactions contemplated by this Agreement, and (b) Pentamation and the Principal Shareholders shall cooperate with SunGard and Newco in connection with the filings by the SunGard and Newco under the HSR Act, including, but not limited to, providing all information reasonably requested by the SunGard and Newco and taking all actions reasonably requested by the SunGard and Newco to cause the early termination of all applicable waiting periods under the HSR Act.

     6.15 Best Efforts. Pentamation and each Principal Shareholder shall use its or his best efforts to consummate the Merger and the other Transactions (including without limitation the transactions contemplated by the Real Property Purchase Agreement and the Automobile Purchase Agreement) as of the earliest practicable date. Neither Pentamation nor any of the Principal Shareholders shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions (including without limitation the transactions contemplated by the Real Property Purchase Agreement and the Automobile Purchase Agreement).

Section 7: Certain Obligations of SunGard and Newco Pending Closing

     7.1 Corporate Status. Between the date of this Agreement and the Closing
  Date:

       (a) SunGard and Newco each shall maintain their corporate existence and good standing in the State of Delaware, and the Commonwealth of Pennsylvania, respectively, and shall not amend their respective charters or bylaws in any manner that would be inconsistent with their respective obligations under this Agreement.

       (b) Neither SunGard nor Newco shall enter into any Contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 7.1 or any other provisions of this Agreement.

     7.2 The Principal Shareholders' Due Diligence Investigation. Between the date of this Agreement and the Closing Date, upon the Pentamation Companies' request, SunGard shall (a) permit Pentamation, the Principal Shareholders and their authorized representatives to visit SunGard's facilities during normal business hours, to meet with SunGard's key officers, and (b) provide to Pentamation, the Principal Shareholders and their authorized representatives all publicly available information concerning SunGard and its subsidiaries and their businesses, assets and financial condition, that Pentamation and the Principal Shareholders reasonably request.

     7.3 Consents. Between the date of this Agreement and the Closing Date, SunGard and Newco shall in good faith cooperate with the Pentamation Companies and the Principal Shareholders in their efforts to obtain the consents and approvals, and to give the notices and make the filings, described in Schedule 4.2.

     7.4 SEC Reports. Between the date of this Agreement and the Closing Date, SunGard shall file all reports and other filings required to be filed by it under the 1934 Act, and SunGard shall deliver to the Principal Shareholders, promptly after they become publicly available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that SunGard files with the SEC.

     7.5 Advice of Changes. Between the date of this Agreement and the Closing Date, SunGard shall promptly advise Pentamation and the Principal Shareholders, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of SunGard and/or Newco contained in this Agreement).

     7.6 HSR Act Filings. As soon as is practical after the date of this Agreement, (a) SunGard and Newco shall make all filings under the HSR Act that are required to be filed by them in connection with the transactions contemplated by this Agreement, and (b) SunGard and Newco shall cooperate with Pentamation and the Principal Shareholders, in connection with the filings by Pentamation and the Principal Shareholders under the HSR Act, including, but not limited to, providing all information reasonably requested by Pentamation and the Principal Shareholders and taking all actions reasonably requested by Pentamation and the Principal Shareholders to cause the early termination of all applicable waiting periods.

     7.7 Best Efforts. SunGard and Newco shall use their best efforts to consummate the Merger and the other Transactions as of the earliest practicable date, and neither SunGard nor Newco shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

Section 8: Conditions Precedent to Pentamation's and Principal Shareholders' Closing Obligations

   Each obligation of Pentamation and the Principal Shareholders to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by the Principal Shareholders in writing.

     8.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending or threatened.

     8.2 Approval of the Pentamation Shareholders. The Merger shall have been duly approved by the affirmative vote of Pentamation shareholders entitled to cast at least a majority of the votes entitled to be cast by the holders of outstanding shares of Pentamation Stock.

     8.3 SunGard's and Newco's Representations. All representations, warranties and certifications made by SunGard and/or Newco in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

     8.4 SunGard's and Newco's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by SunGard and/or Newco on or before the Closing Date shall have been substantially satisfied or performed.

     8.5 Absence of Proceedings. No Proceeding shall have been instituted (excluding any Proceeding instituted by or on behalf of any of the Pentamation Companies or any Stockholder), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

     8.6 HSR Act. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or
  (b) taken any actions to prohibit the consummation of such transactions.

     8.7 Average Stock Price. The Market Value of SunGard Stock (as defined in the Plan) shall be greater than or equal to $32.00.

Section 9: Conditions Precedent to SunGard's and Newco's Closing Obligations

   Each obligation of SunGard and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this
Section 9, except to the extent that such satisfaction is waived by SunGard in writing.

     9.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending or threatened.

     9.2 Qualification for Pooling Treatment. SunGard shall have received (i) letters from PricewaterhouseCoopers L.L.P., dated as of a date prior to the date that the Registration Statement is filed with the SEC and as of the Closing Date and (ii) a letter from Halbert, Katz & Co. P.C. dated as of the Closing Date, to the effect that, based on the facts known to such accountants as of such date, the Merger will qualify as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, if closed and consummated in accordance with this Agreement and the Plan. The receipt of such a letter from PricewaterhouseCoopers L.L.P. dated as of a date prior to the date that the Registration Statement is filed with the SEC shall also be a condition precedent to SunGard's and Newco's obligation to file the Registration Statement.

     9.3 Approval of the Pentamation Shareholders. The Merger shall have been duly approved by the affirmative vote of Pentamation shareholders entitled to cast at least a majority of the votes entitled to be cast by the holders of outstanding shares of Pentamation Stock.

     9.4 Pentamation's and the Principal Shareholders' Representations. All representations, warranties and certifications made by Pentamation and/or any Principal Shareholder in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

     9.5 Pentamation's and the Principal Shareholders' Performance. All of the terms and conditions of this Agreement to be satisfied or performed by Pentamation and/or any Principal Shareholder on or before the Closing Date shall have been substantially satisfied or performed.

     9.6 Absence of Proceedings. No Proceeding shall have been instituted (excluding any such Proceeding initiated by or on behalf SunGard or any of its subsidiaries), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

     9.7 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting the Pentamation Companies or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of the Pentamation Companies between the date of this Agreement and the Closing Date.

     9.8 Escrow Agreement. The Escrow Agreement (as defined in Section 10.2(h)) shall have been signed by the holders of at least 90% of the outstanding Pentamation Stock.

     9.9 Real Property Purchase Agreement. Closing of the transactions contemplated under the Real Property Purchase Agreement shall been completed in accordance with the terms of such agreement.

     9.10 Automobile Purchase Agreement. Closing of the transactions contemplated under the Automobile Purchase Agreement shall been completed in accordance with the terms of such agreement.

     9.11 HSR Act. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or
  (b) taken any actions to prohibit the consummation of such transactions.

     9.12 Repayment of Company Loans by Principal Shareholders. Each of the Principal Shareholders shall have made payment in full of all outstanding principal and accrued and unpaid interest with respect to all loans made by the Company to such Principal Shareholder. Any amount which remains unpaid on the Closing Date shall be repaid by withholding from the shares of SunGard Stock to be issued to such Principal Shareholder at the Closing that number of shares of SunGard Stock (rounded to the nearest whole share) equal to (a) the amount which remains unpaid divided by (b) the Market Value of SunGard Stock, as defined in the Plan.

     9.13 Real Estate Documents. On or prior to the Closing Date:

     9.13.1 Title. Pentamation shall own the Bethlehem Real Property in fee simple absolute and possess good and marketable title to the Bethlehem Real Property subject only to those easements, restrictions, or encumbrances approved by SunGard, in its sole and absolute discretion, prior to Closing.

     9.13.2 Title Insurance. Pentamation shall furnish SunGard with a 1992 ALTA owner's title insurance policy issued by a national title insurance company acceptable to SunGard, dated within 90 days prior to the Closing Date, insuring the Bethlehem Real Property in the amount of $7,500,000 and naming Pentamation as the insured owner. Said title insurance policy shall have the standard and general exceptions deleted, as well as the creditors' rights exception, and shall include the survey, access, tax parcel, contiguity, and restrictions (PA Endorsement 104) endorsements.

     9.13.3 Survey. Pentamation shall provide to SunGard an "as-built" survey completed within 90 days prior to the Closing Date, and prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including Items 1-11 and 13 from Table A of the Optional Survey Responsibilities and Specifications. The survey shall show the Bethlehem Real Property free and clear of any easements and encroachments unless otherwise acceptable to SunGard and shall be prepared with reference to the title insurance policy.

     9.13.4 Tenant Estoppel Letters. Pentamation shall provide SunGard with original, executed estoppel letters in the form attached hereto as Exhibit D from all Tenants, licensees and occupants of the Bethlehem Real Property.

     9.13.5 Landlord Estoppel Letters. Pentamation shall provide SunGard with original, executed estoppel letters in the form attached hereto as Exhibit E from all landlords of any Pentamation Real Property, along with any consents required under any leases for the Pentamation Real Property.

     9.13.6 Mortgagor's Consent. Pentamation shall furnish SunGard with proof of the consent by the mortgagee on the Bethlehem Real Property to the assignment and assumption of the debt on that property, to the extent that such consent is required in connection with Pentamation's acquisition of the Bethlehem Real Property from GLS and any subsequent consent required as a result of this Reorganization Agreement.

     9.13.7 Environmental Report. SunGard shall have the right to obtain a Phase I, and, to the extent required, a Phase II environmental assessment of the Bethlehem Real Property within ninety (90) days prior to the Closing Date. In the event that SunGard elects to obtain such environmental reports, it is a condition precedent to SunGard's obligations hereunder that such reports show that the Bethlehem Real Property is free and clear of any Hazardous Substances and in compliance with Environmental Laws.

     9.13.8 Miscellaneous. Pentamation shall provide SunGard with proof of payment of any transfer taxes owed as a result of Pentamation's acquisition of the Bethlehem Real Property, proof that all condominium fees and dues have been paid in full through the Closing Date and proof of the receipt of any other consents required in connection with the Pentamation Real Property (for example, from any condominium association).

Section 10: Closing

     10.1 Closing. The closing of the Merger (the "Closing") shall be held on a date designated by SunGard which shall be no later than the second business day after the satisfaction or waiver of the conditions contained in Sections 8 and 9 (the "Closing Date"), at a time and location that is mutually acceptable to the parties. On the Closing Date or as soon thereafter as is practicable, the parties shall cause the Plan and proper Articles of Merger to be filed with the proper officials of the Commonwealth of Pennsylvania, and the parties shall take such further actions as may be required by the Commonwealth of Pennsylvania, and any other applicable Laws in connection with the consummation of the Merger. The Merger shall be effective on the date such filing is made with the Commonwealth of Pennsylvania (the "Effective Date").

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     10.2 Principal Shareholders' Obligations at Closing. At the Closing, the
  Principal Shareholders shall deliver the following to SunGard:

       (a) Stock certificates, or affidavits of loss in form reasonably acceptable to SunGard and duly executed, representing all of the issued and outstanding shares of Pentamation Stock held by the Principal Shareholders and their affiliates, together with assignments separate from certificate in blank, dated the Effective Date and duly executed by the Pentamation shareholder.

       (b) Stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of Pentamation Stock by any Principal Shareholder pursuant to the Transactions.

       (c) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of the Pentamation Companies described on Schedule 34 and all keys and combinations to all safe deposit boxes, lock boxes and safes of the Pentamation Companies and other depositories described on Schedule 34.

       (d) A certificate, dated the Closing Date, in form and substance satisfactory to SunGard, signed by the President and Chief Financial Officer of Pentamation and by each of the Principal Shareholders, certifying, jointly and severally, that (i) all representations and warranties made by Pentamation and/or the Principal Shareholders in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by Pentamation and/or any Principal Shareholder on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting any of the Pentamation Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in the Pentamation Companies' financial performance between the date of this Agreement and the Closing Date.

       (e) Proper documentary evidence that the transaction contemplated by the Real Property Purchase Agreement and the Automobile Purchase Agreement have been completed in accordance with the terms of this agreement.

       (f) Articles of Merger for the Commonwealth of Pennsylvania, in form and substance, acceptable to the parties ("Articles of Merger"), dated the Closing Date and duly executed by Pentamation.

       (g) The original signed copies of all Consents listed on Schedule
    32.

       (h) An escrow agreement, substantially in the form attached hereto as Exhibit F ("Escrow Agreement"), dated the Closing Date, and duly executed by Pentamation, each of the Principal Shareholders and the holders of at least 90% of the outstanding Pentamation Stock.

       (i) All of the original minute books, stock and share books and similar records of the Pentamation Companies (including those of any applicable predecessors and including original stock or share certificates evidencing Pentamation's ownership of each of its subsidiaries) and duly executed resignations, dated the Effective Date, of all directors and officers of the Pentamation Companies other than as specified by SunGard.

       (j) Good standing certificates or equivalent for each of the Pentamation Companies, dated no earlier than ten (10) days before the Closing Date, from the applicable jurisdiction of formation or organization and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation or company limited by shares.

       (k) A certificate of Secretary of Pentamation as to the incumbency and signatures of the officers of Pentamation executing this Agreement and the documents delivered pursuant hereto.

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

       (l) Copies of the resolutions duly adopted by the board of directors and shareholders of Pentamation authorizing Pentamation to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of Pentamation as in full force and effect, without modification or rescission, on and as of the Closing Date.

       (m) Such opinions of counsel representing Pentamation and the Principal Shareholders, addressed to SunGard and dated the Closing Date, in form and substance acceptable to SunGard.

       (n) A General Release of the Pentamation Companies in form acceptable to SunGard, dated the Closing Date and duly executed by each of the Principal Shareholders and the directors and officers of the Pentamation Companies.

       (o) Proper documentary evidence that the 1985 Lien has been satisfied, discharged and paid in full.

       (p) A Share Conversion Table after calculating the Number of Fully Diluted Common Shares and the Merger Exchange Ratio (as defined in the
    Plan) setting forth: (i) the name of each Pentamation shareholder, (ii) the number of shares of Pentamation Stock owned by such shareholder and
    (iii) the number of shares of SunGard Stock to be received by each such shareholder in connection with the transactions hereunder, executed by Pentamation and the Principal Shareholders.

       (q) All of the documents required to be delivered pursuant to
    Section 9.13.

       (r) A report from Asset Control Services addressed to Pentamation as to the fair market value of the Automobiles as of the date of transfer of the Automobiles to Pentamation pursuant to the Automobile Purchase Agreement (the "Automobile FMV").

       (s) Proper documentary evidence of the amount of indebtedness to which the Automobiles were subject as of the date of transfer of the Automobiles to Pentamation pursuant to the Automobile Purchase Agreement (the "Automobile Indebtedness").

       (t) Proper documentary evidence of the amount of indebtedness to which the Bethlehem Real Property was subject as of the date of transfer of the Bethlehem Real Property to Pentamation pursuant to the Real Property Purchase Agreement (the "Bethlehem Real Property Indebtedness").

     10.3 SunGard's and Newco's Obligations at Closing. At the Closing, SunGard and Newco shall deliver the following to the Principal
  Shareholders:

       (a) The Certificate of Merger duly executed by Newco.

       (b) The Escrow Agreement duly executed by SunGard.

       (c) A certificate, dated the Closing Date, in form and substance satisfactory to the Principal Shareholders, signed by a Vice President and the Chief Financial or Chief Accounting Officer of SunGard, certifying that (i) all representations and warranties made by SunGard and/or Newco in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement and (ii) all of the terms and conditions of this Agreement to be satisfied or performed by SunGard and/or Newco on or before the Closing Date have been substantially satisfied or performed.

       (d) Good standing certificates for SunGard and Newco, dated no earlier than ten (10) days before the Closing Date, from the State of Delaware.

       (e) Copies of the resolutions duly adopted by the board of directors of SunGard and by the board of directors and the sole shareholder of Newco, authorizing SunGard and Newco, respectively, to execute, deliver and perform this Agreement and to consummate the Transactions, certified by an officer of SunGard or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

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

       (f) A certificate of Secretary of each of SunGard and Newco as to the incumbency and signatures of the officers of SunGard and Newco executing this Agreement and the documents delivered pursuant hereto.

       (g) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by the Principal
    Shareholders in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.

Section 11: Certain Obligations of the Principal Shareholders after Closing

     11.1 Receipts. The Principal Shareholders shall deliver to SunGard receipts acknowledging receipt of certificates representing the shares of SunGard Stock.

     11.2 Restrictions on Dispositions of SunGard Stock. From and after the Closing Date, none of the Principal Shareholders shall sell, assign, give, pledge (except in connection with fully recourse bank loans) or otherwise transfer, dispose of or reduce his or its risk relating to any of his or its shares of capital stock or other securities of SunGard until SunGard shall have published financial results covering at least 30 days of post-Merger combined operations of SunGard and the Pentamation Companies, and, thereafter, except in compliance with applicable federal and state securities laws.

     11.3 Cooperation with SunGard and Newco. From and after the Closing Date, (a) each of the Principal Shareholders shall fully cooperate to transfer to SunGard and Newco the full control and enjoyment of the Pentamation Business and Assets of the Pentamation Companies, (b) none of the Principal Shareholders shall take any action, directly or indirectly, alone or together with others, that obstructs or impairs the smooth assumption by SunGard and Newco of the Pentamation Business; (c) each Principal Shareholder shall fully cooperate with SunGard and Newco in connection with the preparation and audit of any financial statements of the Pentamation Companies for periods before the Closing Date, including, where appropriate, the signing of such management representation letters are required in connection with such audit; and (d) the Principal Shareholders shall promptly deliver to SunGard and Newco all correspondence, papers, documents and other items and materials received by any of the Principal Shareholders or found to be in the possession of any of the Principal Shareholders which pertain to the Pentamation Business or the Assets. At any time and from time to time after the Closing Date, at SunGard's request and without further consideration (but at SunGard's expense), each of the Principal Shareholders shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as SunGard may reasonably request, in order to fully consummate the Merger and the other Transactions and to fully carry out the purposes and intent of this Agreement, including, but not limited to, such documents and actions as may be required in connection with the continuation or termination of the employee benefit plans of the Pentamation Companies, the adoption by the Surviving Corporation of SunGard's employee benefit plans, and the filing of tax returns of the Pentamation Companies for all periods ending on, before or including the Closing Date.

     11.4 Phantom Stock Plan. The Company's FY '97 Three Year Phantom Stock Plan ("Phantom Stock Plan") shall continue through and until September 30, 1999 at which time it shall be terminated and no further awards shall be granted or made thereunder by the Company; provided however, that any properly accrued obligations of the Company with respect to the Phantom Stock Plan as of termination (without giving effect to any extraordinary changes to Pentamation's net book value per share as a result of the consummation of the Merger and the other Transactions contemplated hereby) shall be paid in accordance with the terms of the Phantom Stock Plan.

Section 12: Certain Obligations of the Stockholders, SunGard and/or the Surviving Corporation after Closing

     12.1 Tax Periods Through the Closing Date. The Principal Shareholders shall prepare or cause to be prepared all Tax Returns with respect to the Surviving Corporation and each of its subsidiaries for taxable periods ending on or before the Closing Date ("Short-Period Returns") and shall provide the

  Short-Period Tax Returns to SunGard at least thirty (30) days before the due date therefor, as extended by any proper extension. The Principal Shareholders shall include on the Short-Period Returns the income of the Surviving Corporation and each of its subsidiaries for all applicable periods ending on or before the Closing Date. SunGard shall review the Short-Period Returns but shall not change their content without the Principal Shareholders' consent (which shall not be unreasonably withheld), and shall cause the Surviving Corporation and each of its subsidiaries to timely file the Short-Period Returns. The income of the Surviving Corporation and each of its subsidiaries through the Closing Date shall be computed as if its taxable year ended on and included the Closing Date.

     12.2 Tax Periods After and Including the Closing Date. SunGard shall timely prepare and file or cause to be timely prepared and filed all Tax Returns for the Surviving Corporation and its subsidiaries required to be filed for taxable periods ending after the Closing Date. SunGard shall timely pay or cause to be paid the amount of Taxes due shown on such Returns.

     12.3 Audits. SunGard shall have sole control over all audits and other proceedings that relate to Taxes of the Surviving Corporation and any of its subsidiaries.

     12.4 Disposition of Employee Benefit Plans. As soon as is practicable after the Effective Date, SunGard and the executives of the Pentamation Companies shall review the Employee Benefits Plans of the Pentamation Companies to determine which such plans should remain in effect as plans of the Surviving Corporation and which should be replaced with SunGard's Employee Benefit Plans, with a view toward replacing all of the Employee Benefit Plans of the Pentamation Companies with SunGard's Employee Benefit Plans except where cost factors or unusual circumstances dictate otherwise. If such termination of the Pentamation Companies' employee benefit plans causes any timing gap in comparable SunGard coverage, then the Pentamation Companies' relevant benefit plan will be continued until such timing gap does not exist.

     12.5 Delivery of Certificates. As soon as practicable, SunGard shall deliver to the shareholders certificates representing the shares of SunGard Stock to which the shareholders are entitled in accordance with the Plan, which provides that SunGard shall promptly deliver to the Principal Shareholders certificates representing 90% of the number of shares of SunGard Stock into which shares of Pentamation Stock are converted, with the balance of the shares to be held in escrow pursuant to the Escrow Agreement, provided, however, that SunGard may withhold such certificate from any Pentamation shareholder until such shareholder has executed the Escrow Agreement.

Section 13: Restrictive Covenants of the Principal Shareholders.

     13.1 Certain Acknowledgments. Each of the Principal Shareholders expressly acknowledges that:

       (a) The Enterprise Resource Planning businesses (collectively, "SunGard's ERP Business") conducted by the Pentamation Companies and that conducted by other subsidiaries of SunGard, now or in the future (SunGard and all such existing and future subsidiaries of SunGard, including the Pentamation Companies post-Closing are referred to as the "SunGard Group") involve the provision of information support systems and software for financial, human resources and revenue management for governments and educational institutions and all related Software and services which SunGard may in the future develop internally or obtain through acquisition.

       (b) SunGard's ERP Business is highly competitive, is marketed throughout the United States, throughout Europe and in many other locations worldwide, and requires long sales "lead times" often exceeding one year.

       (c) The SunGard Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its Software, technology, databases, products and services.

       (d) In connection with the Transactions, during his tenure as a shareholder, director and/or employee of the Pentamation Companies before Closing, and, if applicable, during his or her tenure as an employee of the SunGard Group after Closing, he has had and will continue to have access to, receive, learn, develop and/or conceive proprietary and confidential knowledge and information of the SunGard Group; such knowledge and information must be kept in strict confidence to protect SunGard's ERP Business and maintain the SunGard Group's competitive positions in the marketplace; and such knowledge and information would be useful to competitors of the SunGard Group for indefinite periods of time.

       (e) The covenants of this Section 13 (the "Covenants") are a material part of the agreement among the parties hereto and are an integral part of the obligations of the Principal Shareholders hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the SunGard Group.

     13.2 Nondisclosure Covenants. At all times after the Closing Date, except with SunGard's prior written consent, or except in connection with the proper performance of services for and as an employee of the SunGard Group, the Principal Shareholders shall not, directly or indirectly, in any capacity:

       (a) Communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the SunGard Group or concerning any of its business, Software, Assets or financial condition, no matter when or how such knowledge or information was acquired, including (i) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (ii) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (iii) pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies; (iv) source code, object code, formats, user manuals, technical manuals and other documentation for Software products; (v) screen designs, report designs and other designs, concepts and visual expressions for Software products; (vi) designs, concepts, know-how, user manuals, technical manuals and other documentation for trading systems, communications networks and related technologies; (vii) employment and payroll records; (viii) forecasts, budgets and other nonpublic financial information; and (ix) expansion plans, management policies, methods of operation, and other business strategies and policies.

       (b) Disclose, use or refer to any proprietary Software, technology, products or services or other confidential or proprietary knowledge or information of the SunGard Group, no matter when or how acquired, for any purpose not in furtherance of the businesses and interests of the SunGard Group, including the purposes of designing, developing, marketing and/or selling any Software, technology, products or services that are similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the SunGard Group.

     13.3 Noncompetition Covenants. During the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date or, if later, two years after termination of employment with the SunGard Group, except with SunGard's prior written consent, none of the Principal Shareholders shall, directly or indirectly, in any capacity, at any location worldwide:

       (a) Communicate with or solicit any Person who is or during such period becomes a customer, prospect, supplier, employee, salesman, agent or representative of, or a consultant to, the SunGard Group, in any manner that interferes or might interfere with such Person's relationship with the SunGard Group, or in an effort to obtain any such Person as a customer, employee, supplier, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of SunGard's ERP Business.

       (b) Market or sell, in any manner other than in furtherance of the business and interests of the SunGard Group, any Software, technology, products or services that is similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the SunGard Group.

       (c) Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of SunGard's ERP Business.

     13.4 Certain Exclusions. For purposes of this Section 13, confidential and proprietary knowledge and information of the SunGard Group shall not include any knowledge and information that is now known by or readily available to the general public, or that becomes known by or readily available to the general public other than as a result of any breach of this Section 13. The ownership by any of the Principal Shareholders of not more than one percent of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants of Section 13.3, even if such public company competes with the SunGard Group. The provisions of Section 13.3(b) and Section 13.3(c) shall not apply to Appleton in the event that his employment with the SunGard Group is terminated by the SunGard Group without cause.

     13.5 Enforcement of Covenants. Each of the Principal Shareholders expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the SunGard Group for which money damages could not adequately compensate. If a breach of the Covenants occurs, SunGard shall be entitled, in addition to all other rights and remedies that SunGard may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining any or all of the Principal Shareholders and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that any or all of the Principal Shareholders or any such other Person may have against any member of the SunGard Group shall not constitute a defense or bar to the enforcement of any of the Covenants. If SunGard must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

     13.6 Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

Section 14: Indemnification

     14.1 Principal Shareholders' Indemnification. From and after the Closing Date, each of the Principal Shareholders, jointly and severally, shall indemnify and hold harmless the members of the SunGard Group, and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

       (a) Any misrepresentation, breach or failure of any warranty or representation made by Pentamation and/or the Principal Shareholders in or pursuant to this Agreement.

       (b) Any failure or refusal by Pentamation and/or the Principal Shareholders to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by any or all of them.

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

       (c) Any matters disclosed in Schedule 3.20 to the extent that such matters result in liability or losses in excess of those contemplated in such Schedule.

       (d) Any Proceeding against the SunGard Group by any Person (other than the Principal Shareholders) arising out of or caused by, directly or indirectly, any act or omission of any of the Pentamation Companies, or any of their stockholders, members, directors, officers, employees, agents or representatives, occurring at any time on or before the Closing Date.

       (e) Any deficiency, adjustment or assessment for Taxes made against or imposed upon any of the Pentamation Companies (or any of their predecessors or successors) with respect to any period ending on or before the Closing Date. The right of the SunGard Group to indemnification under this Section 14.1(e) shall not be affected by the fact that such deficiency, adjustment or assessment is made against or imposed upon SunGard as a result of the fact that, after the Closing Date, the Pentamation Companies shall be included in the consolidated federal income tax returns filed by SunGard.

       (f) Any Proceeding against the SunGard Group arising under any Environmental Laws in connection with or arising from any Pentamation Environmental Conditions existing at any time on or before the Closing Date.

     14.2 Indemnification Procedures. With respect to each event, occurrence or matter (an "Indemnification Matter") as to which the SunGard Group (the "Indemnitee") is entitled to indemnification from the Principal
  Shareholders (the "Indemnitor") under Section 14.1:

       (a) Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor ("Claim Notice") of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Claim Amount"), together with copies of any such written documents.

       (b) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (i) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (ii) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (iii) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent; and (iv) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including by furnishing all available documentary or other evidence as is reasonably requested by the other.

       (c) The final amount owed by the Indemnitor to the Indemnitee (if any) shall be determined by a final Judgment (without further right of appeal) or by a settlement agreement or similar Contract executed by the parties involved ("Indemnification Amount"). At any time after such Judgment is rendered or such settlement agreement or similar Contract is executed, the Indemnitee may give notice to the Indemnitor ("Payment Notice") demanding payment of the Indemnification Amount.

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

     14.3 Limits on Indemnification. Indemnitor's liability under this
  Section 14 shall be limited as follows (except as provided in Section
  14.4):

       (a) Threshold. No amount shall be payable by the Indemnitor under this Section 14 unless and until the aggregate amount otherwise payable by the Indemnitor under this Section 14 exceeds One Hundred Thousand Dollars ($100,000), in which event the Indemnitor shall pay such aggregate amount and all future amounts payable by the Indemnitor under this Section 14.

       (b) Ceiling. The Indemnitor's total liability under this Section 14 shall not exceed the product of (i) the number of shares of SunGard Stock issued pursuant to the Plan on the Closing Date and (ii) the Market Value of SunGard Stock (as defined in the Plan); provided however, that the total liability of any Principal Shareholder under this Section 14 shall not exceed the product of (i) number of shares of SunGard Stock issued pursuant to the Plan to such Principal Shareholder (including any shares of SunGard Stock issued to shareholders who are affiliates (as defined in the 1933 Act) of such Principal Shareholder and any shares of SunGard Stock issued to such Principal Shareholder or his affiliates held pursuant to the Escrow Agreement) and (ii) the Market Value of SunGard Stock (as defined in the Plan).

       (c) Time Periods.

         (i) With respect to Indemnification Matters expected to be encountered in the routine audit process of a wholly owned subsidiary of SunGard, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with 14.2(a) by April 30, 2000.

         (ii) With respect to Indemnification Matters set forth in Section 14.1(c), there shall be no time limit.

         (iii) With respect to all other Indemnification Matters, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 14.2(a) within twelve (12) months after the Closing Date.

     14.4 Exceptions to Limitations. None of the limitations set forth in
  Section 14.3 shall apply in the case of any Indemnification Matter involving (a) intentional misrepresentation, fraud or a criminal matter,
  (b) title to or infringement caused by any Software, technology, service or product which, at any time before Closing, was marketed, licensed, maintained, supported, owned, or claimed to have been owned by any of the Pentamation Companies; (c) record or beneficial ownership of any shares of capital stock or membership interests in any of the Pentamation Companies;
  (d) Taxes, (e) Environmental Matters or (f) covenants or other obligations to be performed after Closing.

     14.5 Recovery. The SunGard Group shall be entitled to recover from any or all of the Principal Shareholders and/or the other shareholders of Pentamation, any applicable amounts for indemnification payments hereunder as follows:

       (a) To the extent that the Escrowed Stock (as defined and valued in the Escrow Agreement) is available and sufficient to cover the Indemnification Amount, the Indemnification Amount shall be satisfied by a distribution of Escrowed Stock to SunGard in accordance with the Escrow Agreement.

       (b) To the extent that the Escrowed Stock is not available or sufficient to cover the Indemnification Amount, each of the Principal Shareholders shall, jointly and severally, pay all or the remaining balance of the Indemnification Amount to SunGard within five (5) business days after the Payment Notice is given.

     14.6 Setoff and Holdback. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any cash or liquid assets due to the Indemnitor (whether under this Agreement, any of the other Contracts contemplated by this Agreement, or otherwise), any Indemnification Amounts for which the Indemnitee is entitled to indemnification under this Section 14. The Indemnitee's rights to indemnification under this Section 14 shall not be in any manner limited by or to this right of setoff. If any Indemnification Matters are pending at a time when the Indemnitee is required to pay or deliver any such cash or liquid assets due to the Indemnitor, then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment or delivery, until final determination of such pending Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, as determined by the Indemnitee reasonably and in good faith. Any payment or delivery by the Indemnitee to the Indemnitor of cash or liquid assets held back by the Indemnitee in accordance with this
  Section 14.6 shall be accompanied by interest (in like kind) from the date on which such payment or delivery was originally due, calculated at an annual rate equal to the Eurodollar rate published in the "Money Rates" section (or such future section as may replace it) of The Wall Street Journal (Eastern Edition) on such original due date.

Section 15: Other Provisions

     15.1 Termination. At any time before the Closing, whether or not the Merger has been approved by Pentamation's shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

       (a) By the mutual written consents of SunGard and Pentamation, authorized by their respective boards of directors.

       (b) By written notice from SunGard to Pentamation, or from Pentamation to SunGard, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before August 31, 1999, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

       (c) By written notice from SunGard to Pentamation, or from Pentamation to SunGard, if the Closing does not occur on or before August 31, 1999 for any reason other than a breach of this Agreement by the party giving such notice.

     15.2 Publicity. At all times after the Closing Date, without the prior written consent of SunGard, neither Pentamation nor any of the Principal Shareholders shall make any public announcement regarding the Transactions, nor shall they in any manner disseminate any information regarding the Pentamation Companies, SunGard or the Transactions.

     15.3 Fees and Expenses. SunGard shall pay all of the fees and expenses incurred by it and/or Newco and the Principal Shareholders shall pay any fees and expenses incurred by any of them, or the Pentamation Companies in negotiating and preparing this Agreement (and all other Contracts and documents executed in connection herewith or therewith) and in consummating the Transactions. The Pentamation Companies and the Principal Shareholders shall not, collectively, incur legal fees and expenses, accounting fees and expenses, valuation fees and expenses and investment banking fees and expenses with respect to the Transactions exceeding a total of $200,000 (excluding real estate transfer taxes payable with respect to the Real Property Purchase Agreement and sales taxes payable with respect to the Automobile Purchase Agreement). All legal fees and accounting fees incurred by the Pentamation Companies and the Principal Shareholders shall be reasonable and based upon the actual time spent on the Transactions and on standard hourly rates.

     15.4 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Pentamation (prior to Closing) and each of the Principal Shareholders shall be sent to their respective addresses stated on Page 1 of this Agreement, and copies of notices to Pentamation (prior to Closing) and the Principal Shareholders shall be sent simultaneously to Fredric C. Jacobs, Esquire, 214 Bushkill Street, Easton, PA 18042-1886. Notices to SunGard, Newco and/or Pentamation (after Closing) shall be sent to SunGard's address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 15.4, provided that any such change of address notice shall not be effective unless and until received.

     15.5 Survival. All representations, warranties and covenants made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date and the consummation of the Transactions, subject to the provisions of Sections 14.3 and 14.4.

     15.6 Release for Joint and Several Liability. Effective from and after the Closing Date, each of the Principal Shareholders hereby releases, remises and forever discharges Pentamation, and its predecessors, successors and assigns, and the directors, officers, employees, agents and representatives of the foregoing, of and from any and all actions, causes of action, suits, claims, demands, debts, liabilities and obligations of any nature, fixed or contingent, known or unknown, whether at law or in equity, by reason of any representation, warranty, and/or covenant made, or any obligation undertaken, by Pentamation, jointly and severally with the Principal Shareholders, pursuant to this Agreement or any other agreements or documents executed in connection with the Transactions, including but not limited to, any claim or cause of action that any of the Principal Shareholders may have against Pentamation for contribution or indemnification. Without limiting the generality of the foregoing, each of the Principal Shareholders release, remise and discharge Pentamation and the Surviving Corporation from any claim for indemnification or contribution for Indemnification Matters for which such Principal Shareholders may be liable arising under Section 14.

     15.7 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

     15.8 Reliance by SunGard and Newco. Notwithstanding the right of SunGard and Newco to investigate the business, Assets and financial condition of the Pentamation Companies, and notwithstanding any knowledge obtained or obtainable by SunGard and Newco as a result of such investigation, SunGard and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Principal Shareholders and Pentamation in this Agreement or pursuant hereto.

     15.9 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, the Plan, the Affiliate Agreements, the Voting and Cooperation Agreement and the Escrow Agreement, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

     Pentamation may agree to any amendment or supplement to this Agreement, or a waiver of any provision of this Agreement, either before or after the approval of the shareholders of Pentamation is obtained (as contemplated by this Agreement) and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the Merger Exchange Ratio (as defined in the Plan) or have a material adverse effect on the shareholders of Pentamation.

     15.10 Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against Pentamation, SunGard and Newco and their respective successors and assigns, and the Principal Shareholders and their respective heirs, estates and personal representatives. No party shall in any manner assign any of its or his rights or obligations under this Agreement without the express prior written consent of the other parties.

     15.11 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

     15.12 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     15.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

     15.14 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     15.15 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

     15.16 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     15.17 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania,
  (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 15.4, and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

     15.18 Post-Closing Actions by the Surviving Corporation. No action taken by the Surviving Corporation after the Closing, with respect to this Agreement, the Plan, or the Transactions, including any waiver, consent or approval, shall be effective unless approved in writing by a majority of the Surviving Corporation's Board of Directors.

     15.19 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Pentamation Companies.

     15.20 Nature of Transactions. The parties intend that the Merger and the other Transactions shall constitute a pooling-of-interests under GAAP and a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     15.21 Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

     15.22 Right of Representative to Act for Principal Shareholder. Each of the Principal Shareholders expressly grants to Feather (the "Representative") the full power and authority to represent such Principal Shareholder and to take any and all actions with respect to this Agreement on behalf of such Principal Shareholder including, but not limited to, (a) administering any Indemnification Matter on behalf of the Principal Shareholders, agreeing to the settlement of any Indemnification Matter and otherwise handling and negotiating Indemnification Matters; and (b) agreeing to any waiver, consent or amendment under or to this Agreement, provided that no such waiver, consent or amendment shall affect the amount or allocation of payments of Merger Consideration to any Principal Shareholder who does not expressly consent thereto in writing. Each of the Principal Shareholders acknowledges that this Section 15.22 is intended to have the broadest possible scope for the purpose of promoting the efficient negotiation and handling of all matters which arise under or in connection with this Agreement.

   Witness the due execution and delivery hereof, intending to be legally bound hereby, as of the date first stated above.

Sungard Data Systems Inc.                 Pei Acquisition Inc.


          /s/ Richard Tarbox                       /s/ Richard Tarbox
By: _________________________________     By: _________________________________
            Richard Tarbox                           Richard Tarbox
Name: _______________________________     Name: _______________________________
            Vice President                           Vice President
Title: ______________________________     Title: ______________________________

Pentamation Enterprises, Inc.

        /s/ Jeffrey P. Feather
By: _________________________________
          Jeffrey P. Feather
Name: _______________________________
            Chairman & CEO
Title: ______________________________

Principal Shareholders:
       /s/ Jeffrey P. Feather
-------------------------------------
         Jeffrey P. Feather
         /s/ David P. Bloys
-------------------------------------
           David P. Bloys
       /s/ Donald V. Appleton
-------------------------------------
         Donald V. Appleton

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

   PARTIES: PENTAMATION ENTERPRISES, INC.
        a Pennsylvania corporation ("Pentamation")
        One Bethlehem Plaza
        Bethlehem, PA 18018

        SUNGARD DATA SYSTEMS INC.
        a Delaware corporation ("SunGard")
        1285 Drummers Lane
        Wayne, Pennsylvania 19087

        PEI ACQUISITION INC.
        a Pennsylvania corporation ("Newco")
        1285 Drummers Lane
        Wayne, Pennsylvania 19087

   DATE:  May 6, 1999

   BACKGROUND: Newco is a wholly-owned subsidiary of SunGard. Pentamation, SunGard, Newco and Jeffrey P. Feather, David P. Bloys and Donald V. Appleton (collectively, the "Principal Shareholders") have entered into an Agreement and Plan of Reorganization, dated this date (the "Reorganization Agreement"), that contemplates the consolidation and merger of Newco with and into Pentamation (the "Merger") in accordance with the provisions of the Reorganization Agreement and the provisions of this Agreement and Plan of Merger (this "Plan").

   NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. Merger. On the Effective Date (as defined below), Newco shall be consolidated and merged with and into Pentamation in accordance with the provisions of this Plan and in compliance with the Pennsylvania Business Corporation Law and any other applicable corporate laws (the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Pentamation (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the Commonwealth of Pennsylvania. The corporate existence and identity of Pentamation, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Pentamation shall become a wholly owned subsidiary of SunGard after the Effective Date. On the Effective Date, Pentamation shall succeed to and be fully vested with the corporate existence and identity of Newco, and the separate corporate existence and identity of Newco shall cease.

     2. Name. The name of the Surviving Corporation shall be "Pentamation Enterprises, Inc."

     3. Articles. Immediately after the Merger, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Pentamation immediately prior to the Merger.

     4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be the Bylaws of Pentamation immediately prior to the Merger.

     5. Directors. Immediately after the Merger, the directors of the Surviving corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

        Robert F. Clarke
        Lawrence A. Gross
        Michael J. Ruane

     6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

    Jeffrey P. Feather......... Chief Executive Officer
    Donald V. Appleton......... President, Chief Operating Officer
    David Madea................ Vice President--Finance, Chief Financial Officer
    Sara G. Armstrong.......... Vice President, Assistant Secretary
    Andrew P. Bronstein........ Vice President, Assistant Secretary, Treasurer
    Lawrence A. Gross.......... Vice President, Secretary
    Michael J. Ruane........... Assistant Vice President, Assistant Secretary

     7. Conversion of Newco Stock. On the Effective Date, all of the shares of common stock of Newco, issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become that total number of shares of common stock, no par value, with a stated value of $.015 per share, of the Surviving Corporation as shall be equal to the total number of shares of Pentamation Stock (as defined in Section 8(a)) issued and outstanding on the Effective Date. It is the intention of the parties that, immediately after the Merger, SunGard shall own all of the issued and outstanding capital stock of the Surviving Corporation.

     8. Conversion of Pentamation Capital Stock.

     (a) On the Effective Date, each share of Pentamation capital stock ("Pentamation Stock") issued and outstanding immediately before the Effective Date, shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become that number of shares of common stock of SunGard, $0.01 par value per share ("SunGard Stock") as shall be equal to the result of the following formula with the result rounded off to seven decimal places (such result is hereinafter referred to as the "Merger Exchange Ratio"):

       (i) If the Market Value of SunGard Stock (as hereinafter defined) is greater than or equal to $34.00 and less than or equal to $46.00, then the Merger Exchange Ratio shall be equal to the result of the following formula:

                                915,000 + Additional Shares
                            Number of Fully Diluted Pentamation
                                          Shares

       (ii) If the Market Value of SunGard Stock is less than $34.00, then the Merger Exchange Ratio shall be equal to the result of the following formula; provided that the total shares of SunGard Stock issued in consideration for the Pentamation Shares shall not exceed 972,188 plus the Additional Shares:

   $31,110,000    + Additional Sharesx             1
   Market Value of                         Number of Fully Diluted Pentamation
   SunGard Stock                        Shares

       (iii) If the Market Value of SunGard Stock is greater than $46.00, then the Merger Exchange Ratio shall be equal to the result of the following formula; provided that the total shares of SunGard Stock issued in consideration for the Pentamation Shares shall not exceed 876,875 plus the Additional Shares:

   $42,090,000    + Additional Sharesx
   Market Value of                                 1
   SunGard Stock                           Number of Fully Diluted Pentamation
                                        Shares

     As used in this Plan:

     (b) the "Market Value of SunGard Stock" shall equal the arithmetic average of the last reported sale prices of one share of SunGard Stock, as reported on The New York Stock Exchange during the twenty (20) trading days ending on and including the trading day two days before the Closing Date; and


     (c) the "Number of Fully Diluted Pentamation Shares" shall equal the sum of (i) the shares of Pentamation Stock issued and outstanding on the Effective Date and (ii) that number of additional shares of Pentamation Stock that would be issued and outstanding on the Effective Date assuming the exercise or conversion of all options, warrants or rights (whether exercisable or convertible then or in the future) to purchase or acquire Pentamation Stock which options, warrants or rights are outstanding on the Effective Date. As of the date of the Plan, the Number of Fully Diluted Pentamation Shares is 842,734.

     (d) Additional Shares means that number of shares of SunGard Stock as shall be determined by the following formula:

    [$7,500,000 - Bethlehem Real Property Indebtedness] + [Automobile FMV -
                           Automobile Indebtedness]
                         Market Value of SunGard Stock

     The terms "Automobile FMV," "Automobile Indebtedness" and "Bethlehem Real Property Indebtedness" shall be as determined pursuant to Sections 10.2(r), (s) and (t), respectively, of the Reorganization Agreement.

     (e) If, between the date of the Reorganization Agreement and the Effective Date, there is a change in the number of issued and outstanding shares of SunGard Stock as a result of a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, then the number of shares of SunGard Stock and prices per share of SunGard Stock set forth in Section 8(a) and the Market Value of SunGard Stock shall be appropriately adjusted. The number of shares of SunGard Stock and prices per share of SunGard Stock set forth in Section 8(a) and the Market Value of SunGard Stock shall not be adjusted as a result of any other changes in the number of issued and outstanding shares of SunGard Stock, such as changes resulting from acquisitions or offerings or changes resulting from exercises of stock options, purchases or awards of stock, or similar transactions under SunGard's stock option, purchase and award plans.

     (f) No fractional shares of SunGard Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of SunGard Stock to be issued to each shareholder in accordance with this Plan shall be rounded up or down to the nearest whole number of shares of SunGard Stock.

   9. Stock Options. On the Effective Date, all options to acquire shares of Pentamation Stock that are issued and outstanding immediately before the Effective Date and which have been described in Schedule 3.3B to the Reorganization Agreement (collectively, the "Options"), by virtue of the Merger and without any action on the part of the holder thereof, shall be automatically exchanged for and substituted with options to purchase SunGard Stock under the applicable SunGard stock option plan except that (a) the number of shares issuable upon exercise of such Options shall be that number of shares of SunGard Stock (rounded off to the nearest whole number of shares) equal to the number of shares of Pentamation Stock issuable upon exercise of such Options immediately before the Effective Date, multiplied by the Merger Exchange Ratio, (b) the exercise price per share of SunGard Stock under such Options shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per share of Pentamation Stock under such Options immediately before the Effective Date, divided by the Merger Exchange Ratio and
(c) the terms of the Options as to exerciseability, vesting and termination shall be as provided in the Options.

   10. Pentamation Stock held by Pentamation. On the Effective Date, any shares of Pentamation Stock that are held by Pentamation (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled.

   11. Exchange Procedures. SunGard shall designate its transfer agent to act as the "Exchange Agent" under this Plan. As soon as is practicable after the Effective Date, SunGard or the Exchange Agent shall mail, to each shareholder, instructions for use in effecting the surrender of their respective certificates representing shares of Pentamation Stock to the Exchange Agent. Upon the surrender of all of such certificates to the Exchange Agent by a shareholder in accordance with such instructions, the Exchange Agent shall exchange such certificates for (a) a new certificate representing 90% of the SunGard Stock to be issued to such shareholder pursuant to this Plan ("Closing Stock"), which shall be promptly delivered to the shareholder (or in accordance with instructions provided by the shareholder) provided, however, that SunGard may withhold such certificate from any shareholder until such shareholder has executed the Escrow Agreement (as hereafter defined); and (b) a new certificate for the balance of the SunGard Stock to be issued to such shareholder pursuant to this Plan ("Escrow Stock"), which shall be held in escrow and distributed in accordance with the terms of the Escrow Agreement attached as Exhibit F to the Reorganization Agreement ("Escrow Agreement"). The term of the Escrow Agreement shall be binding on each Pentamation shareholder by virtue of the Merger and regardless of whether such Pentamation shareholder has executed the Escrow Agreement. If applicable, such certificates shall be accompanied by any distributions due with respect to shares of SunGard Stock that were paid to SunGard's stockholders of record as of a date between the Effective Date and the date of distribution of either the certificate representing the Closing Stock or the certificate representing the Escrow Stock. Until all of a shareholder's certificates representing shares of Pentamation Stock are surrendered in accordance with the foregoing, the outstanding certificates which have not been surrendered shall be deemed to evidence ownership of the number of shares of SunGard Stock to be issued to such shareholder pursuant to this Plan, subject to the escrow requirement described above.

   12. Effective Date. As used in this Plan, the "Effective Date" shall mean the date upon which proper Articles of Merger for the Merger have been duly signed and filed with the proper officials of the Commonwealth of Pennsylvania.

   13. Entire Understanding. This Plan, together with the Reorganization Agreement (and the Exhibits and Schedules thereto), states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan, and no waiver of any provision of this Plan, shall be effective unless in writing and signed by the party against whom enforcement is sought. Pentamation may agree to any amendment or supplement to this Plan, or a waiver of any provision of this Plan, either before or after the approval of the shareholders is obtained (as contemplated by the Reorganization Agreement) and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not have a material adverse effect on the shareholders. The obligations of the parties under this Plan shall be subject to all of the terms and conditions of the Reorganization Agreement. If the Reorganization Agreement is terminated in accordance with its terms, then this Plan shall simultaneously terminate, and the Merger shall be abandoned without further action by the parties hereto.

   14. Parties in Interest. This Plan shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other parties. Nothing in this Plan or the Reorganization Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective stockholders and directors.

   15. Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

   16. Counterparts. This Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one counterpart hereof.

   17. Section Headings. Section and subsection headings in this Plan are for convenience of reference only, do not constitute a part of this Plan, and shall not affect its interpretation.

   18. References. All words used in this Plan shall be construed to be of such number and gender as the context requires or permits.

   IN TESTIMONY WHEREOF, each undersigned corporation has caused this Agreement and Plan of Merger to be signed by a duly authorized officer as of the date first stated above.

                                          PENTAMATION ENTERPRISES, INC.

                                                  /s/ Jeffrey P. Feather
                                          By:__________________________________

                                                    Jeffrey P. Feather
                                          Name:________________________________

                                                      Chairman & CEO
                                          Title:_______________________________

                                          SUNGARD DATA SYSTEMS INC.

                                                    /s/ Richard Tarbox
                                          By:__________________________________

                                                      Richard Tarbox
                                          Name:________________________________

                                                      Vice President
                                          Title:_______________________________

                                          PEI ACQUISITION INC.

                                                    /s/ Richard Tarbox
                                          By:__________________________________

                                                      Richard Tarbox
                                          Name:________________________________

                                                      Vice President
                                          Title:_______________________________

                                                                      APPENDIX C

                                ESCROW AGREEMENT

PARTIES:
       PENTAMATION ENTERPRISES, INC.
       a Pennsylvania corporation ("Pentamation")
       One Bethlehem Plaza
       Bethlehem, PA 18018

       JEFFREY P. FEATHER ("Feather")
       One Bethlehem Plaza
       Bethlehem, PA 18018

       DAVID P. BLOYS ("Bloys")
       One Bethlehem Plaza
       Bethlehem, PA 18018

       DONALD V. APPLETON ("Appleton")
       One Bethlehem Plaza
       Bethlehem, PA 18018

       THE SHAREHOLDERS OF PENTAMATION
       LISTED ON THE SIGNATURE PAGES HERETO

       SUNGARD DATA SYSTEMS INC.
       a Delaware corporation ("SunGard")
       1285 Drummers Lane
       Wayne, Pennsylvania 19087

       NORWEST BANK, MINNESOTA, N.A. ("Escrow Agent")
       Sixth Street and Marquette Avenue
       Minneapolis, MN 55479-0069

DATE:  [     ,] 1999

BACKGROUND:

   A. Feather, Bloys and Appleton (collectively, the "Principal Shareholders"), Pentamation, SunGard and Newco are parties to an Agreement and Plan of Reorganization dated as of May 6, 1999 (the "Reorganization Agreement") and a related Plan of Merger dated as of May 6, 1999 ("Plan of Merger"), providing for the merger of Newco with and into Pentamation with the conversion of all outstanding shares of Pentamation Stock (as defined in the Reorganization Agreement) into shares of SunGard Stock (as defined in the Plan of Merger), ten
percent (10%) of which, or [     ] shares of SunGard Stock (the "Escrowed
Stock"), are being deposited with the Escrow Agent to be held in accordance with this Agreement.

   B. Pentamation and SunGard have delivered to the Escrow Agent a list of names and addresses of Pentamation shareholders (hereinafter, the "Shareholders") showing as to each the number of shares of SunGard Stock (including fractional shares) to be deposited in respect of the shares of Pentamation Stock owned by such Shareholder.

   NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Shareholders General Indemnification. From and after the Closing Date (as defined in the Reorganization Agreement), each of the Shareholders, jointly and severally, joins in and agrees to be bound by the obligations of the Principal Shareholders to indemnify and hold harmless, and hereby agrees to indemnify and hold harmless, the members of the SunGard Group (as defined in the Reorganization

  Agreement), and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the matters set forth in
  Section 5.3 or Section 14.1 of the Reorganization Agreement, subject to the terms, conditions and limitations set forth in Section 14 of the Reorganization Agreement; provided, however, that the liability of any Shareholder hereunder (other than the Principal Shareholders) shall be limited to their shares of Escrowed Stock held hereunder. Nothing in this Agreement shall be deemed to modify, limit or affect the Obligations (as defined in the Reorganization Agreement) of any Principal Shareholder under the Reorganization Agreement.

     2. Shareholder Accounts. The Escrow Agent shall maintain an account ("Escrow Account") for each Shareholder showing the number of shares of the Escrowed Stock held by the Escrow Agent for him or her. As soon as practicable after the date hereof, the Escrow Agent shall mail to each Shareholder a statement showing the number of shares of the Escrowed Stock held by the Escrow Agent in his or her Escrow Account. Subsequent Escrow Account statements shall be mailed to the Shareholders following any reservation in accordance with Section 3 hereof or any distribution in accordance with Section 4 hereof. All reservations and distributions of the Escrowed Stock shall be against the Shareholders' Escrow Accounts on a pro rata basis, based upon the respective numbers of shares of the Escrowed Stock initially deposited therein, and in all cases rounded to the nearest whole share. If, between the date of this Agreement and date on which the last share of Escrowed Stock is distributed pursuant to Section 5, there is a change in the number of issued and outstanding shares of SunGard Stock as a result of a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, then any SunGard Stock payable with respect thereto shall be added to and become part of the Escrow Account.

     3. Valuation of Escrowed Stock. For all purposes of this Agreement, the
  value of each share of the Escrowed Stock shall be $[   ] ("Valuation
  Price") the arithmetic average of the last reported sale prices of one share of SunGard Stock as reported on the New York Stock Exchange during the twenty (20) trading days ending on and including the trading day two days before the Closing Date (as defined in the Reorganization Agreement). If, between the date of this Agreement and date on which the last share of Escrowed Stock is distributed pursuant to Section 5, there is a change in the number of issued and outstanding shares of SunGard Stock as a result of a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, then the Valuation Price shall be appropriately adjusted.

     4. Reservations of Escrowed Stock. Whenever SunGard gives an Claim Notice (as defined in the Reorganization Agreement) to the Shareholders, it shall send a copy thereof to the Escrow Agent. Promptly after receipt of an Indemnification Notice, the Escrow Agent shall reserve on the records of the Escrow Accounts such number of shares of the Escrowed Stock (rounded to the nearest whole share) as is equal to the Claim Amount (as defined in the Reorganization Agreement) set forth in such Indemnification Notice divided by the Valuation Price, or, if less, all remaining shares of the Escrowed Stock ("Reserved Shares").

     5. Distributions of Escrowed Stock. The Escrow Agent shall distribute the Escrowed Stock in accordance with the following provisions:

       a. The Escrow Agent shall distribute shares of the Escrowed Stock at such time and in such manner as is set forth in any written agreement or written instructions signed by SunGard and the Representative (as defined in Section 16) and delivered to the Escrow Agent.

       b. Whenever SunGard gives a Payment Notice (as defined in the Reorganization Agreement) to the Representative, it shall send a copy thereof to the Escrow Agent. Within five (5) business days after receipt of a Payment Notice, the Escrow Agent shall distribute from the Escrow Accounts to SunGard (by delivery of a proper share certificate therefor) such number of shares of the Escrowed Stock (rounded to the nearest whole share) as is equal to the Indemnification Amount (as defined in the Reorganization Agreement) set forth in such Payment Notice divided by the Valuation Price, or, if less, all remaining shares of the Escrowed Stock.

       c. If there are no Claim Notices outstanding on the first anniversary of the date of this Agreement ("Anniversary"), then, within five (5) business days after the Anniversary, the Escrow Agent shall distribute to each of the Shareholders (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Stock then held in his or her Escrow Account.

       d. If there are Indemnification Notices outstanding on the Anniversary, then (i) within five (5) business days after the Anniversary, the Escrow Agent shall distribute to each of the Shareholders (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Stock then held in his Escrow Account other than Reserved Shares, (ii) as each such outstanding Indemnification Notice is resolved, the Escrow Agent shall distribute to SunGard any Escrowed Stock to which SunGard becomes entitled in accordance with Section 4b hereof, and (iii) within five (5) business days after the last such outstanding Indemnification Notice is resolved and any corresponding distributions to SunGard are made, the Escrow Agent shall distribute to each of the Shareholders (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Stock then held in his or her Escrow Account.

     6. Voting of Escrowed Shares. Shareholders shall have the right to vote their respective shares of Escrowed Stock held by the Escrow Agent.

     7. Resignation and Removal of Escrow Agent. The Escrow Agent may resign at any time or be removed by the mutual consent of SunGard and the Representative upon notice given at least 30 days before the effective date of such resignation or removal; provided that no resignation or removal of the Escrow Agent and no appointment of a successor Escrow Agent shall be effective unless and until the successor Escrow Agent accepts its appointment as Escrow Agent in accordance with this Section 7. If the Escrow Agent resigns or is removed but SunGard and the Representative fail to agree upon a successor Escrow Agent within 30 days after they receive notice of such resignation or removal, then SunGard shall have the right to appoint a successor Escrow Agent which shall be a commercial bank or trust company having a combined capital and surplus of at least $100,000,000. Any successor Escrow Agent, whether appointed by the mutual agreement of SunGard and the Representative or otherwise, shall execute and deliver to the predecessor Escrow Agent an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named herein.

     8. Liability of Escrow Agent; Expenses. The Escrow Agent shall have no liability or obligation hereunder except for its willful misconduct or gross negligence. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or persons purporting to sign the same, and to conform to the provisions of this Agreement. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question of the construction of any of the provisions hereof or of the Reorganization Agreement or of its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instruction of such counsel. The fees and expenses of the Escrow Agent charged and incurred in performing its obligations hereunder shall be borne by SunGard. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which such compensation shall be paid by SunGard. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Agreement; provided that, if the conditions for the disbursement of funds under this Agreement are not fulfilled, or Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys fees, occasioned by any such delay, controversy, litigation or event, and the same shall be recoverable from SunGard.

     9. Indemnification of Escrow Agent. SunGard and each of the Shareholders, jointly and severally, hereby indemnify and hold harmless Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys fees, which Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of Escrow Agent.

     10. Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, or three business days after being sent by registered or certified mail, return receipt requested, in each case postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to SunGard and Newco shall be sent to their respective addresses stated on page one of this Agreement to the attention of SunGard's General Counsel, with a copy sent simultaneously to the same address to the attention of SunGard's Chief Financial Officer. Notices to the Shareholders shall be sent to the Principal Shareholders as representative of the Shareholders at their respective addresses stated on page one of this Agreement and counsel to the Principal Shareholders (at their respective addresses set forth in the Reorganization Agreement). Notices to the Escrow Agent (including any Payment Notice), shall be sent to its address stated on page one of this
  Agreement to the attention of [     ], with copies sent simultaneously to,
  as applicable, SunGard or the Principal Shareholders and counsel to the Principal Shareholders (at their respective addresses set forth in the Reorganization Agreement).

     11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT THAT THE FIDUCIARY DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA.

     12. Assignment; Binding Effect. The rights of the Shareholders hereunder are personal and may not be assigned or otherwise transferred except by operation of law. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     13. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

     14. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except by written amendment.

     15. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto. Each Shareholder agrees that the failure of any other Shareholder to execute and deliver this Agreement shall not affect in any way the validity or enforceability of this Agreement or the rights of SunGard or Pentamation under this Agreement, the Plan of Merger or the Reorganization Agreement.

     16. Right of Representative to Act for Shareholders. Each of the Shareholders expressly grants to the Principal Shareholder designated pursuant to this Section (the "Representative") the full power and authority to represent such Shareholder and to take any and all actions with respect to this Agreement on behalf of such Shareholder including, but not limited to, (a) administering any Indemnification Matter (as defined in the Reorganization Agreement) on behalf of the Shareholders, agreeing to the settlement of any Indemnification Matter and otherwise handling and negotiating Indemnification Matters; and (b) agreeing to any waiver, consent or amendment under or to this Agreement, provided that no such waiver, consent or amendment shall affect the method of allocation of payments from the Escrowed Stock as set forth in Section 5 hereof with respect to any Shareholder who does not expressly consent thereto. Each of the Shareholders acknowledge that this Section 16 is intended to have the broadest possible scope of the purpose of promoting the efficient negotiation and handling of all matters which arise under or in connection with this Agreement. The Representative shall be Jeffrey P. Feather.

   WITNESS THE DUE EXECUTION AND DELIVERY OF THIS ESCROW AGREEMENT AS OF THE DATE FIRST STATED ABOVE.

                                          Sungard Data Systems Inc.


                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          Pentamation Enterprises, Inc.


                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          PRINCIPAL SHAREHOLDERS:

                                          _____________________________________
                                          Jeffrey P. Feather

                                          _____________________________________
                                          David P. Bloys

                                          _____________________________________
                                          Donald V. Appleton

                                          Norwest Bank, Minnesota, N.A.


                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                            PENTAMATION SHAREHOLDERS

  (Please sign and print your name exactly as it appears on your certificate)

---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address
---------------------------------    ------------------------------------------
Print Name:                          Address

                                                                      APPENDIX D

                        SUBCHAPTER D. DISSENTERS RIGHTS

[Pa.C.S.] (S) 1571. Application and effect of subchapter

   (A) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

   (B) EXCEPTIONS.--

   (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

     (i) listed on a national securities exchange; or

     (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

   (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

     (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

     (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

     (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

   (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

   (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

   (D) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

     (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

     (2) a copy of this subchapter.

   (E) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

   (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

   (G) CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

[Pa.C.S.] (S) 1572. Definitions

   The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

   "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

   "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

   "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

   "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

[Pa.C.S.] (S) 1573. Record and beneficial holders and owners

   (A) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

   (B) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

[Pa.C.S.] (S) 1574. Notice of intention to dissent

   If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

[Pa.C.S.] (S) 1575. Notice to demand payment

   (A) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

     (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

     (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

     (4) Be accompanied by a copy of this subchapter.

   (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

[Pa.C.S.] (S) 1576. Failure to comply with notice to demand payment, etc.

   (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

   (B) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

   (C) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

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[Pa.C.S.] (S) 1577. Release of restrictions or payment for shares

   (A) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

   (B) RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

   (C) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

     (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

     (2) A statement of the corporation's estimate of the fair value of the shares.

     (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

   (D) FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

[Pa.C.S.] (S) 1578. Estimate by dissenter of fair value of shares

   (A) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

   (B) EFFECT OF FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

[Pa.C.S.] (S) 1579. Valuation proceedings generally

   (A) GENERAL RULE.--Within 60 days after the latest of:

     (1) effectuation of the proposed corporate action;

     (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

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     (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

   (B) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

   (C) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

   (D) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

   (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

[Pa.C.S.] (S) 1580. Costs and expenses of valuation proceedings

   (A) GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

   (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

   (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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